    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1996
                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           MIDAMERICAN ENERGY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  IOWA                                    4924                                 42-1425214
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                                666 GRAND AVENUE
                                  P.O. BOX 657
                           DES MOINES, IA 50303-0657
                                 (515) 242-4300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               PHILIP G. LINDNER
                GROUP VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           MIDAMERICAN ENERGY COMPANY
                                666 GRAND AVENUE
                                  P.O. BOX 657
                           DES MOINES, IA 50303-0657
                                 (515) 242-4300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:

                                 DAVID M. KIES
                               JOSEPH B. FRUMKIN
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE BUSINESS COMBINATION TRANSACTION DESCRIBED HEREIN.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM
                                                         OFFERING PRICE     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE       PER SHARE OF         AGGREGATE           AMOUNT OF
TO BE REGISTERED                        REGISTERED        COMMON STOCK       OFFERING PRICE    REGISTRATION FEE

- --------------------------------------------------------------------------------

                                                               Not
Common Stock, no par value..........    42,122,473(1)     Applicable(2)     $594,759,971(1)       $205,090(2)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), and solely for the purpose of calculating the registration fee, the number of shares of MidAmerican common stock to be registered is calculated as 29,925,030 (the number of shares of IES Common Stock outstanding on June 30, 1996), multiplied by 60% (the proposed minimum percentage of shares of IES Common Stock which may be exchanged in the MidAmerican Proposed Merger for shares of MidAmerican common stock), multiplied by 2.346 (the proposed exchange ratio in the MidAmerican Proposed Merger of shares of MidAmerican common stock for shares of IES Common Stock).

(2) Pursuant to Rules 457(f)(l) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the Amount to be Registered multiplied by 33 1/8 (the closing price of IES Common Stock on August 14,
    1996), divided by 2.346 (the proposed exchange ratio in the MidAmerican Proposed Merger of shares of MidAmerican common stock for shares of IES Common Stock).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           MIDAMERICAN ENERGY COMPANY

                             CROSS-REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

              FORM S-4 ITEM NUMBER AND HEADING                    LOCATION IN PROSPECTUS
      -------------------------------------------------  ----------------------------------------
 1.   Forepart of Registration Statement and Outside
        Front Cover Page of Prospectus.................  Cover Page
 2.   Inside Front and Outside Back Cover Pages of
        Prospectus.....................................  Cover Page
 3.   Risk Factors, Ratio of Earnings to Fixed Charges,
        and Other Information..........................  Cover Page; Introduction; Comparison of
                                                         the Proposals; Selected Historical and
                                                           Pro Forma Financial Data.
 4.   Terms of the Transaction.........................  Cover Page; Introduction; Comparison of
                                                         the Proposals; Description of
                                                           MidAmerican Capital Stock; Comparison
                                                           of Corporate Charters and Rights of
                                                           Security Holders.
 5.   Pro Forma Financial Information..................  Selected Historical and Pro Forma
                                                         Financial Data
 6.   Material Contacts with the Company Being
        Acquired.......................................  Comparison of the Proposals.
 7.   Additional Information Required for Reoffering by
        Persons and Parties Deemed to be
        Underwriters...................................  *
 8.   Interests of Named Experts and Counsel...........  *
 9.   Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities....................................  *
10.   Information with Respect to S-3 Registrants......  Incorporation of Certain Information by
                                                           Reference; Selected Historical and Pro
                                                           Forma Financial Data.
11.   Incorporation of Certain Information by
        Reference......................................  Incorporation of Certain Information by
                                                           Reference
12.   Information with Respect to S-2 or S-3
        Registrants....................................  *
13.   Incorporation of Certain Information by
        Reference......................................  *
14.   Information with Respect to Registrants Other
        Than S-2 or S-3 Registrants....................  *
15.   Information with Respect to S-3 Companies........  Incorporation of Certain Information by
                                                           Reference; Selected Historical and Pro
                                                           Forma Financial Data.
16.   Information with Respect to S-2 or S-3
        Companies......................................  *
17.   Information with Respect to Companies Other Than
        S-2 or S-3 Companies...........................  *
18.   Information if Proxies, Consents or
        Authorizations Are to be Solicited:............  Cover Page; Introduction; Voting of
                                                         Proxy Cards; Solicitation of Proxies.
      1. Date, Time and Place Information..............  Cover Page; Introduction; Voting of
                                                         Proxy Cards; Solicitation of Proxies.
      2. Revocability of Proxy.........................  Cover Page; Introduction; Voting of
                                                         Proxy Cards; Solicitation of Proxies.
      3. Dissenters' Rights of Appraisal...............  Dissenters' Rights.
      4. Persons Making the Solicitation...............  Solicitation of Proxies.
      5. Interest of Certain Persons in Matters to be
           Acted Upon and Voting Securities and
           Principal Holders Thereof...................  Ownership of Shares; Incorporation of
                                                         Certain Information by Reference;

              FORM S-4 ITEM NUMBER AND HEADING                    LOCATION IN PROSPECTUS
      -------------------------------------------------  ----------------------------------------
      6. Vote Required for Approval....................  Voting of Proxy Cards.
      7. Directors and Executive Officers, Executive
           Compensation, and Certain Relationships and
           Related Transactions........................  Incorporation of Certain Information by
                                                           Reference.
19.   Information if Proxies, Consents or
        Authorizations are not to be Solicited or in an
        Exchange Offer.................................  *

- ---------------
* Indicates that Item is not applicable or answer is in the negative.

                                                                 August 19, 1996

DEAR IES SHAREHOLDER:

     On August 4, 1996, MidAmerican Energy Company proposed a combination with IES Industries Inc. that would bring much greater value to the shareholders, customers and employees of both companies and create a strong Iowa-based utility. In the proposed transaction, IES would merge with MidAmerican or with a subsidiary of MidAmerican (the "MidAmerican Proposed Merger") and each IES share would be exchanged, at the option of the IES shareholder, for 2.346 shares of MidAmerican common stock (with a market value of $37.83 based on the August 16, 1996 closing price of MidAmerican common stock) in a tax-free exchange or $39.00 in cash. If more than 40% of the total IES shares elect to receive cash then a proration procedure that would be agreed with IES would be applied and persons electing all cash will receive part cash and part stock based upon such proration procedure. Any IES shareholder who elects to receive all MidAmerican common stock in the MidAmerican Proposed Merger will be able to do so.

     For the reasons set forth in this letter and the accompanying proxy statement, we believe the MidAmerican Proposed Merger is financially superior to the proposed three-way combination (the "Proposed Wisconsin Transaction") of IES, Interstate Power Company ("Interstate") and WPL Holdings, Inc. ("WPL"), even in light of the revised terms those companies announced on August 16. We also believe that MidAmerican and IES now have an extraordinary and timely opportunity to build on our mutual strengths for the benefit of shareholders, customers and employees. Our proposal was made to the IES Board of Directors and requires their support to be presented to you for approval and acceptance. We urge you to insist that the IES Board support our proposal.

WE URGE YOU TO VOTE AGAINST THE PROPOSED WISCONSIN TRANSACTION AT THE IES ANNUAL MEETING ON SEPTEMBER 5TH AND PRESERVE YOUR OPPORTUNITY TO CONSIDER THE HIGHER MARKET VALUE OF THE MIDAMERICAN PROPOSED MERGER. VOTE AGAINST THE WISCONSIN MERGER AGREEMENT BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD TODAY. TIME IS OF THE ESSENCE -- PLEASE ACT TODAY!

     Our August 4 proposal is the latest in a series of efforts that we have made to engage IES management in discussions concerning the benefits of a merger between IES and MidAmerican. In August 1995 we discussed a possible business combination with IES' Chief Executive Officer. Following that discussion, by letters dated October 3 and October 10, 1995, we attempted to commence a dialogue concerning a combination, which IES rebuffed. Our efforts culminated in our October 23, 1995 request, in accordance with a 1993 standstill agreement between IES and a predecessor of MidAmerican, for permission from the IES Board to propose a business combination between MidAmerican and IES.

IES responded that the IES Board would consider our request. Two weeks later, however, IES announced that it had entered into an agreement to participate in the Proposed Wisconsin Transaction.

     On August 16, IES announced that it had rejected the MidAmerican Proposed Merger and would continue to pursue the Proposed Wisconsin Transaction on amended terms. The MidAmerican Proposed Merger was rejected by the IES Board without so much as a meeting or phone call, notwithstanding our offer to discuss our proposal. Now it is time for IES shareholders, the true owners of IES, to decide. If you want the opportunity to consider the MidAmerican Proposed Merger, we urge you to make your voice heard by voting AGAINST the Proposed Wisconsin Transaction.

                      WE BELIEVE THE MIDAMERICAN PROPOSED
                         MERGER IS FINANCIALLY SUPERIOR

     We believe the MidAmerican Proposed Merger is financially superior. Consider the following:

- --    GREATER VALUE.   Based on closing stock prices for Friday, August 16,
     1996, the MidAmerican Proposed Merger would provide IES shareholders a 13% premium above IES' market price, as compared to only a 7% premium in the Proposed Wisconsin Transaction. The MidAmerican Proposed Merger, therefore, would offer a 6% premium ($2.25 per IES share) above the implied value of the Proposed Wisconsin Transaction. See "Comparison of the
     Proposals -- MidAmerican Proposed Merger Premium and Dividend Impact" in the accompanying Proxy Statement.

- --    HIGHER DIVIDEND.   The MidAmerican Proposed Merger would allow IES
     shareholders to receive a pro forma annual dividend of $2.82 per IES share, a 34% increase above IES' current annual dividend rate, based on the ratio of 2.346 shares of MidAmerican common stock per IES share and MidAmerican's current annual dividend of $1.20 per share. This compares to the anticipated pro forma annual dividend of $2.25 in the Proposed Wisconsin Transaction. The MidAmerican Proposed Merger, therefore, would offer a dividend which is $0.57 per share, or 25% higher, than in the Proposed Wisconsin Transaction. IES shareholders will only receive this dividend on any shares they elect to exchange for MidAmerican common stock. IES shareholders may elect to exchange all of their shares for MidAmerican common stock. If they choose not to exchange all of their IES shares for MidAmerican common shares and instead elect to receive cash, they will not receive future dividends on shares exchanged for cash but will have the after-tax cash proceeds from the sale of their IES shares available for reinvestment. See "Comparison of the Proposals -- MidAmerican Proposed Merger Premium and Dividend Impact" and "Potential Cost Savings" in the accompanying Proxy Statement.

- --    CHOICE OF CASH OR STOCK.   The MidAmerican Proposed Merger would allow IES
     shareholders a choice of cash or, on a tax-free basis, stock in an Iowa-based company that we believe will be a stronger and more competitive total energy provider for Iowa, with an aggressive regional growth strategy. In the MidAmerican Proposed Merger, each IES share could be exchanged, at the option of the IES shareholder, for 2.346 shares of MidAmerican common stock (with a market value of $37.83 based on the August 16, 1996 closing price of MidAmerican common stock) in a tax-free exchange or $39.00 in cash. If holders of more than 40% of the total IES shares elect to receive cash then a pro-ration procedure that would be agreed with IES will be applied and persons electing all cash will receive part cash and part stock based upon such proration procedure. Any IES shareholder who elects to receive all MidAmerican common stock in the MidAmerican Proposed Merger will be able to do so. See "Comparison of the Proposals -- MidAmerican Proposed Merger Premium and Dividend Impact" in the accompanying Proxy Statement.

UNLESS THE PROPOSED WISCONSIN TRANSACTION IS DEFEATED AT THE IES ANNUAL MEETING ON SEPTEMBER 5TH, YOU WILL NOT HAVE THE OPPORTUNITY TO CONSIDER THE MIDAMERICAN PROPOSED MERGER.

                        THE MIDAMERICAN PROPOSED MERGER
                        WOULD CREATE A STRONGER COMPANY

     In addition to the substantial financial benefits to IES shareholders, we believe that the MidAmerican Proposed Merger would create a stronger company. Among the many advantages of the MidAmerican Proposed Merger would be:

- --    MORE THAN $650 MILLION IN COST SAVINGS.   Based exclusively on public
     information relating to IES, we have identified aggregate cost savings of more than $650 million during the first ten years following completion of the MidAmerican Proposed Merger. As cost savings estimates are necessarily based upon certain assumptions about the future, there can be no assurance that the cost savings estimated for either the MidAmerican Proposed Merger or the Proposed Wisconsin Transaction will be realized in such amounts and actual cost savings may be more or less than those estimated. See "Comparison of the Proposals -- Potential Cost Savings" in the accompanying Proxy Statement.

- --    MIDAMERICAN'S MERGER COMPLETION TRACK RECORD.   The MidAmerican Proposed
     Merger offers IES shareholders an opportunity to take advantage of MidAmerican management's proven track record of successfully completing mergers, including expeditiously obtaining regulatory approvals, so that shareholders and customers may promptly realize merger related benefits. See "Introduction" in the accompanying Proxy Statement.

                             YOUR VOTE IS ESSENTIAL

     IF YOU WANT TO HAVE AN OPPORTUNITY TO CONSIDER THE MIDAMERICAN PROPOSED MERGER, WHICH WE BELIEVE IS FINANCIALLY SUPERIOR TO THE PROPOSED WISCONSIN TRANSACTION, WE URGE YOU TO VOTE THE BLUE PROXY CARD AGAINST THE PROPOSED WISCONSIN TRANSACTION.

                             TIME IS OF THE ESSENCE

     IF YOU HAVE ALREADY VOTED FOR THE PROPOSED WISCONSIN TRANSACTION, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT. SIMPLY SIGN, DATE AND MAIL THE BLUE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     THE MIDAMERICAN PROPOSED MERGER IS A PROPOSAL TO THE BOARD OF DIRECTORS OF IES. EVEN IF THE PROPOSED WISCONSIN TRANSACTION IS NOT APPROVED, A MERGER AGREEMENT BETWEEN MIDAMERICAN AND IES MAY NOT BE ENTERED INTO. IF SUCH A MERGER AGREEMENT IS ENTERED INTO, THE TERMS OF SUCH AGREEMENT MAY VARY SUBSTANTIALLY FROM THE TERMS OF THE MIDAMERICAN PROPOSED TRANSACTION DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

     Thank you for your consideration and support.

                                 Sincerely,
/s/   RUSSELL E. CHRISTIANSEN                   /s/   STANLEY J. BRIGHT
- -----------------------------                   -----------------------------
Russell E. Christiansen                         Stanley J. Bright
Chairman of the Board                           President and
                                                Chief Executive Officer

     MidAmerican has filed with the Securities and Exchange Commission a proxy statement and other materials relating to the solicitation of proxies against the Proposed Wisconsin Transaction and that proxy statement and the other materials are incorporated herein by reference.

- -------------------------------------------
                                     -------------------------------------------
                                   IMPORTANT

        IF YOUR IES SHARES ARE HELD IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, ONLY YOUR BROKER CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. PLEASE CALL AND INSTRUCT YOUR BROKER TO EXECUTE A BLUE PROXY CARD ON YOUR BEHALF. YOU SHOULD ALSO PROMPTLY SIGN, DATE AND MAIL YOUR BLUE CARD WHEN YOU RECEIVE IT FROM YOUR BROKER. PLEASE DO SO FOR EACH SEPARATE ACCOUNT YOU MAINTAIN.

        IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES,
   PLEASE CALL D.F. KING & CO., INC. AT (212) 269-5550 OR MIDAMERICAN TOLL
   FREE AT 1-888-776-4692.
- --------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              IES INDUSTRIES INC.
                            ------------------------

                      RELATING TO THE PROPOSED MERGER WITH
                            INTERSTATE POWER COMPANY
                             AND WPL HOLDINGS, INC.
                            ------------------------

                                PROXY STATEMENT
                                       OF

                           MIDAMERICAN ENERGY COMPANY

     This Proxy Statement is furnished by MidAmerican Energy Company ("MidAmerican") in connection with its solicitation of proxies to be voted at the annual meeting of shareholders of IES Industries Inc. ("IES") to be held on Thursday, September 5, 1996 at Collins Plaza Hotel, 1200 Collins Road N.E., Cedar Rapids, Iowa, at 10:00 a.m. local time, and at any adjournments, postponements or reschedulings thereof (the "Annual Meeting"). This Proxy Statement is first being mailed to holders of outstanding shares of IES common stock (the "IES Shares") on or about August 19, 1996.

     At the Annual Meeting, holders ("IES Shareholders") of IES Shares of record at the close of business on July 10, 1996 (the "Record Date") will be voting on the following matters:

1. A proposal to approve the Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "Wisconsin Merger Agreement"), among Interstate Power Company, a Delaware corporation ("Interstate"), WPL Holdings, Inc., a Wisconsin corporation ("WPL"), IES, an Iowa corporation, WPLH Acquisition Co., a Wisconsin corporation and a wholly-owned subsidiary of WPL ("Acquisition"), and Interstate Power Company, a Wisconsin corporation and a wholly-owned subsidiary of Interstate ("New Interstate"). The Wisconsin Merger Agreement provides for a three-way business combination of IES, Interstate and WPL (the "Proposed Wisconsin Transaction"). The Proposed Wisconsin Transaction is described herein under "Background of the Solicitation -- The Wisconsin Merger Agreement."

2. A proposal to elect a board of nine directors to serve until the next annual meeting or until their successors are duly elected and qualified.

3. Such other business as may properly come before the meeting or any adjournment or postponement thereof.

     On August 4, 1996, in a letter to IES, MidAmerican proposed a merger of the two companies that MidAmerican believes constitutes a superior financial transaction for IES Shareholders, and a better transaction for IES' employees, customers and the Iowa communities it serves, than the Proposed Wisconsin Transaction. Under the MidAmerican proposal, IES would merge with and into MidAmerican or with a subsidiary of MidAmerican (the "MidAmerican Proposed Merger"). In the MidAmerican Proposed

     THE MIDAMERICAN PROPOSED MERGER IS A PROPOSAL TO THE BOARD OF DIRECTORS OF IES. EVEN IF THE PROPOSED WISCONSIN TRANSACTION IS NOT APPROVED, A MERGER AGREEMENT BETWEEN MIDAMERICAN AND IES MAY NOT BE ENTERED INTO. IF SUCH A MERGER AGREEMENT IS ENTERED INTO, THE TERMS OF SUCH AGREEMENT MAY VARY SUBSTANTIALLY FROM THE TERMS OF THE MIDAMERICAN PROPOSED TRANSACTION DESCRIBED HEREIN.

                                             (Cover page continued on next page)

(Cover page, continued)

Merger, each IES Share would be exchanged, at the option of the IES Shareholder, for 2.346 shares of MidAmerican common stock (with a market value of $37.83 based on the August 16, 1996 closing price of MidAmerican common stock) in a tax-free exchange or $39.00 in cash. If holders of more than 40% of the total IES Shares elect to receive cash then a proration procedure that would be agreed with IES will be applied and persons electing all cash will receive part cash and part stock based upon such proration procedure. Any IES Shareholder who elects to receive all MidAmerican common stock in the MidAmerican Proposed Merger will be able to do so.

     On August 16, 1996, MidAmerican received a letter from IES stating that the Board of Directors of IES had rejected the MidAmerican Proposed Merger and that IES, Interstate and WPL had agreed to revise the Wisconsin Merger Agreement to increase from 1.01 to 1.14 the number of shares of WPL common stock into which each IES Share would be converted. According to information published by IES, IES Shareholders will receive an initial annual cash dividend of $2.25 for each IES Share under the terms of the revised Wisconsin Merger Agreement.

     Management of IES has rejected MidAmerican's repeated attempts to commence a dialogue concerning the benefits of a merger between IES and MidAmerican and has thereby refused to let the IES Shareholders realize the benefits of such a combination. Instead, management of IES has chosen to pursue the Proposed Wisconsin Transaction, even though, in MidAmerican's view, the Proposed Wisconsin Transaction offers IES Shareholders less value and lower dividends. MidAmerican's proposal was made to the IES Board of Directors and requires their support to be presented to you for approval and acceptance. We urge you to insist that the IES Board support our proposal.

     The purpose of the solicitation made by this Proxy Statement (the "Proxy Solicitation") is to enable the IES Shareholders, the true owners of IES, to decide for themselves which proposal is financially superior and to act accordingly and in their own best interests to preserve their opportunity to consider the MidAmerican Proposed Merger.

     MIDAMERICAN URGES YOU TO VOTE AGAINST THE APPROVAL OF THE WISCONSIN MERGER AGREEMENT TO PRESERVE YOUR OPPORTUNITY TO CONSIDER THE MIDAMERICAN PROPOSED MERGER, WHICH MIDAMERICAN BELIEVES IS FINANCIALLY SUPERIOR TO THE PROPOSED WISCONSIN TRANSACTION.

     IF YOU WANT TO HAVE AN OPPORTUNITY TO CONSIDER THE MIDAMERICAN PROPOSED MERGER, VOTE AGAINST THE APPROVAL OF THE WISCONSIN MERGER AGREEMENT BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD. TIME IS OF THE ESSENCE, SO PLEASE ACT TODAY.

                             SUBJECT TO COMPLETION

     This proxy statement also constitutes a prospectus of MidAmerican with respect to MidAmerican common stock that might ultimately be issued in a business combination between MidAmerican and IES. Information contained herein is subject to completion or amendment. A registration statement relating to securities (MidAmerican common stock) has been filed with the Securities and Exchange Commission (the "SEC"). These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     THE INFORMATION CONCERNING IES AND THE PROPOSED WISCONSIN TRANSACTION CONTAINED IN THIS PROXY STATEMENT HAS BEEN TAKEN FROM OR IS BASED UPON DOCUMENTS AND RECORDS ON FILE WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION. MIDAMERICAN HAS NO KNOWLEDGE THAT WOULD INDICATE THAT STATEMENTS RELATING TO IES CONTAINED IN THIS PROXY STATEMENT IN RELIANCE UPON PUBLICLY AVAILABLE INFORMATION ARE INACCURATE OR INCOMPLETE. MIDAMERICAN, HOWEVER, HAS NOT BEEN GIVEN ACCESS TO THE BOOKS AND RECORDS OF IES, WAS NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS, AND IS NOT IN A POSITION TO VERIFY, OR MAKE ANY REPRESENTATION WITH RESPECT TO THE ACCURACY OF, ANY SUCH INFORMATION OR STATEMENTS.

                                   IMPORTANT

                             TIME IS OF THE ESSENCE

     IF YOU WANT THE OPPORTUNITY TO BENEFIT FROM THE MIDAMERICAN PROPOSED MERGER, WE URGE YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY TO VOTE AGAINST THE APPROVAL AND ADOPTION OF THE WISCONSIN MERGER AGREEMENT AND THE PROPOSED WISCONSIN TRANSACTION.

                                PLEASE ACT TODAY

     REJECTION OF THE PROPOSED WISCONSIN TRANSACTION IS A CRITICAL STEP IN SECURING YOUR OPPORTUNITY TO CONSIDER THE MIDAMERICAN PROPOSED MERGER. DO NOT SIGN ANY WHITE OR GREEN PROXY SENT TO YOU BY IES.

                            YOU MAY CHANGE YOUR VOTE

     IF YOU HAVE ALREADY RETURNED IES' WHITE OR GREEN PROXY CARD, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. ONLY YOUR LATEST DATED CARD WILL COUNT. YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE APPROVAL AND ADOPTION OF THE WISCONSIN MERGER AGREEMENT AND THE PROPOSED WISCONSIN TRANSACTION BY SIGNING, DATING AND MAILING TODAY THE ENCLOSED BLUE PROXY.

                                  INTRODUCTION

     On August 4, 1996, MidAmerican Energy Company proposed a merger of IES with and into MidAmerican or a subsidiary of MidAmerican. In the MidAmerican Proposed Merger, each IES Share would be exchanged, at the option of the IES Shareholder, for 2.346 shares of MidAmerican common stock (with a market value of $37.83 based on the August 16, 1996 closing price of MidAmerican common stock) in a tax-free exchange or $39.00 in cash. If more than 40% of the total IES Shares elect to receive cash then a proration procedure that would be agreed with IES will be applied and persons electing all cash will receive part cash and part stock based upon such proration procedure. Any IES Shareholder who elects to receive all MidAmerican common stock in the MidAmerican Proposed Merger will be able to do so.

     MidAmerican's August 4 merger proposal is the latest in a series of MidAmerican's efforts to engage IES management in discussions concerning the benefits of such a combination. In August 1993, IES and Iowa-Illinois Gas and Electric Company ("Iowa-Illinois"), one of MidAmerican's predecessors, exchanged confidential information in connection with preliminary discussions regarding a possible business combination. In connection with such exchange of information, IES and Iowa-Illinois agreed that, prior to August 1, 1996, neither party nor its affiliates (which could include MidAmerican) would, without the prior written consent of the board of directors of the other party: acquire, agree to acquire or make any proposal to acquire any securities of the other party or any of its subsidiaries; make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other party or any of its subsidiaries; or take certain other actions concerning a merger with IES. See "Background of the Solicitation -- Prior Communications between MidAmerican and IES."

     In August 1995, the Chairman of the Board and Chairman of the Office of the Chief Executive Officer of MidAmerican expressed MidAmerican's interest in a combination with IES in a conversation with IES' Chief Executive Officer. Thereafter, by letters dated October 3 and October 10, 1995, MidAmerican attempted to commence a dialogue regarding the benefits of such a combination, which IES rebuffed. MidAmerican's efforts to discuss a business combination with IES culminated in an October 23, 1995 written request by MidAmerican for permission from the Board of Directors of IES (the "IES Board") to propose a business combination between MidAmerican and IES. IES responded that the IES Board would consider the matters raised by the October 23 letter at its meeting in November 1995 and that until then IES would not be interested in participating with MidAmerican in any discussions relating to a business combination transaction. See "Background of the Solicitation -- Prior Communications between MidAmerican and IES." Two weeks later, on November 11, 1995, IES announced that it had entered into the Wisconsin Merger Agreement, providing for a three-way business combination among IES, Interstate and WPL.

     On August 16, 1996, MidAmerican received a letter from IES stating that the IES Board had rejected the MidAmerican Proposed Merger and that IES, Interstate and WPL had agreed to revise the Wisconsin Merger Agreement to increase from
1.01 to 1.14 the number of shares of WPL common stock into which each share of IES common stock would be converted. According to information published by IES, IES Shareholders will receive an initial annual cash dividend of $2.25 for each IES Share under the terms of the revised Wisconsin Merger Agreement.

     The Proposed Wisconsin Transaction includes terms less favorable to IES and the IES Shareholders than the MidAmerican Proposed Merger. MidAmerican believes the MidAmerican Proposed Merger would be financially superior for IES Shareholders and would better serve the interests of IES' employees, customers and the Iowa communities it serves than the Proposed Wisconsin Transaction.

     IF YOU WANT THE OPPORTUNITY TO BENEFIT FROM THE MIDAMERICAN PROPOSED MERGER, WE URGE YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TO VOTE AGAINST THE APPROVAL AND ADOPTION OF THE WISCONSIN MERGER AGREEMENT AND THE PROPOSED WISCONSIN TRANSACTION.

     IES Shareholders could lose the opportunity to take advantage of the benefits of the MidAmerican Proposed Merger if they approve the Proposed Wisconsin Transaction. Thus, MidAmerican urges you to vote against the approval and adoption of the Wisconsin Merger Agreement and the Proposed Wisconsin Transaction to preserve your opportunity to consider the MidAmerican Proposed Merger, which MidAmeri-can believes is financially superior to the Proposed Wisconsin Transaction. If the IES Shareholders do not vote to adopt and approve the Wisconsin Merger Agreement and the Proposed Wisconsin Transaction, MidAmerican believes the IES Board will respect the IES Shareholders' vote and take all necessary action in accordance with their fiduciary duties to achieve the most favorable transaction for the IES Shareholders. MidAmerican also believes the IES Board will conclude that the most favorable transaction is a business combination similar to the MidAmerican Proposed Merger or any other proposal offering more value to IES Shareholders. There can be no assurance, however, that the IES Board will act to approve the MidAmerican Proposed Merger.

     The consummation of the MidAmerican Proposed Merger and the Proposed Wisconsin Transaction both would be subject to approval of the Iowa Utilities Board (the "IUB"), the Illinois Commerce Commission (the "ICC"), the Nuclear Regulatory Commission (the "NRC"), the Federal Energy Regulatory Commission (the "FERC"), the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and certain other miscellaneous filings. These are the only material regulatory approvals required to effect the MidAmerican Proposed Merger. By contrast, in addition to all of the foregoing required regulatory approvals, the Proposed Wisconsin Transaction would also require approval from the Minnesota Public Utilities Commission and the Public Service Commission of Wisconsin. IES and Interstate jointly filed an application for approval of the Proposed Wisconsin Transaction by the IUB. Their application was subsequently withdrawn and no approval has been granted by the IUB. If IES and Interstate again file an application with the IUB, MidAmerican intends to intervene in the IUB proceedings.

     In light of the superior value of the MidAmerican Proposed Merger and the benefits of the regulatory plan described under the caption "Comparison of the Proposals -- Regulatory Plan" and with the cooperation of IES, MidAmerican believes that it will be able to obtain the necessary regulatory approvals for the Merger within 12 months after execution of a definitive merger agreement with IES. According to the Joint Proxy Statement/Prospectus of IES, Interstate and WPL dated July 11, 1996 (the "IES/Interstate/WPL Joint Proxy Statement/Prospectus"), as of such date IES anticipated the receipt of all necessary regulatory approvals for the Proposed Wisconsin Transaction during the first half of 1997.

                     PRESERVE YOUR OPPORTUNITY TO CONSIDER
                       THE MIDAMERICAN PROPOSED MERGER BY
               VOTING AGAINST THE PROPOSED WISCONSIN TRANSACTION

     The MidAmerican Proposed Merger cannot be proposed to IES Shareholders if the IES Shareholders approve the Proposed Wisconsin Transaction. MidAmerican urges you to vote against the Proposed Wisconsin Transaction and preserve your opportunity to consider the MidAmerican Proposed Merger.

     MidAmerican believes that the MidAmerican Proposed Merger is financially superior for the IES Shareholders to either IES remaining independent or IES completing the Proposed Wisconsin Transaction. Advantages of the MidAmerican Proposed Merger include, among others:

- --   GREATER VALUE.  Based on closing stock prices for Friday, August 16, 1996, the MidAmerican Proposed Merger would provide IES Shareholders with a 13% premium above IES' market price, as compared to only a 7% premium in the Proposed Wisconsin Transaction. The MidAmerican Proposed Merger, therefore, would offer a 6% premium ($2.25 per IES Share) above the implied value of the Proposed Wisconsin Transaction.

- --   HIGHER DIVIDEND.  The MidAmerican Proposed Merger would allow IES
     Shareholders to receive a pro forma annual dividend of $2.82 per IES Share, a 34% increase above IES' current annual dividend rate, based on the ratio of 2.346 shares of MidAmerican common stock per IES Share and MidAmerican's current annual dividend of $1.20 per share. This compares to the anticipated pro forma annual dividend of $2.25 in the Proposed Wisconsin Transaction. The MidAmerican Proposed Merger, therefore, would offer a dividend which is $0.57 per share, or 25% higher, than in the Proposed Wisconsin Transaction.IES Shareholders will only receive this dividend on any shares they elect to exchange for MidAmerican common stock. IES Shareholders may elect to exchange all of their shares for MidAmerican common stock. If they choose not to exchange all of their IES Shares for shares of MidAmerican common stock and instead elect to receive cash, they will not receive future dividends on shares exchanged for cash but will have the after-tax cash proceeds from the sale of their IES Shares available for reinvestment. See "Comparison of the Proposals -- MidAmerican Proposed Merger Premium and Dividend Impact" and "-- Potential Cost Savings."

- --   CHOICE OF CASH OR STOCK.  The MidAmerican Proposed Merger would allow IES
     Shareholders a choice of cash or, on a tax-free basis, stock in an Iowa-based company that MidAmerican believes will be a stronger and more competitive total energy provider for Iowa, with an aggressive regional growth strategy. In the MidAmerican Proposed Merger, each IES Share would be exchanged, at the option of the IES Shareholder, for 2.346 shares of MidAmerican common stock (with a market value of $37.83 based on the August 16, 1996 closing price of MidAmerican common stock) in a tax-free exchange or $39.00 in cash. If more than 40% of the total IES Shares elect to receive cash then a proration procedure will be applied (and persons electing all cash will receive part cash and part stock based upon a proration procedure that would be agreed with IES). Holders of IES Shares who elect to receive all MidAmerican common stock in the MidAmerican Proposed Merger will be able to do so.

- --   MORE THAN $650 MILLION IN COST SAVINGS.  Based exclusively on public information relating to IES, MidAmerican has identified aggregate cost savings of more than $650 million during the first ten years following completion of the MidAmerican Proposed Merger. As cost savings estimates are based upon certain assumptions about the future, there can be no assurance that the cost savings estimated for either the MidAmerican Proposed Merger or the Proposed Wisconsin Transaction will be realized in such amounts and actual cost savings may be more or less than those estimated.

- --   MIDAMERICAN'S MERGER COMPLETION TRACK RECORD.  The MidAmerican Proposed
     Merger offers IES Shareholders an opportunity to take advantage of MidAmerican management's proven track record of successfully completing mergers, including expeditiously obtaining regulatory approvals, so that shareholders and customers may promptly realize merger related benefits.

     A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE WISCONSIN MERGER AGREEMENT AND THE PROPOSED WISCONSIN TRANSACTION SENDS A STRONG MESSAGE TO THE IES BOARD THAT YOU WANT TO PRESERVE YOUR OPPORTUNITY TO CONSIDER THE MIDAMERICAN PROPOSED MERGER, WHICH MIDAMERICAN BELIEVES IS FINANCIALLY SUPERIOR TO THE PROPOSED WISCONSIN TRANSACTION.

     A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE WISCONSIN MERGER AGREEMENT AND THE PROPOSED WISCONSIN TRANSACTION WILL PRESERVE YOUR OPPORTUNITY TO CONSIDER THE MIDAMERICAN PROPOSED MERGER AND WILL MOVE ALL IES SHAREHOLDERS CLOSER TO BEING ABLE TO BENEFIT FROM THE MIDAMERICAN PROPOSED MERGER.

     YOU CAN TAKE THESE IMMEDIATE STEPS TO HELP OBTAIN THE MAXIMUM VALUE FOR YOUR SHARES:

          (1) Sign, date and mail your BLUE proxy card voting AGAINST the approval and adoption of the Wisconsin Merger Agreement and the Proposed Wisconsin Transaction.

          (2) Do not sign any white or green proxy card sent to you by IES. If you have already returned a white or green proxy card, you may revoke your earlier vote simply by signing, dating and mailing the enclosed BLUE proxy card. Remember, only your latest dated card will count.

          (3) Make your views known to the IES Board.

     THE INFORMATION CONCERNING IES AND THE PROPOSED WISCONSIN TRANSACTION CONTAINED IN THIS PROXY STATEMENT HAS BEEN TAKEN FROM OR IS BASED UPON DOCUMENTS AND RECORDS ON FILE WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION. MIDAMERICAN HAS NO KNOWLEDGE THAT WOULD INDICATE THAT STATEMENTS RELATING TO IES CONTAINED IN THIS PROXY STATEMENT IN RELIANCE UPON PUBLICLY AVAILABLE INFORMATION ARE INACCURATE OR INCOMPLETE. MIDAMERICAN, HOWEVER, HAS NOT BEEN GIVEN ACCESS TO THE BOOKS AND RECORDS OF IES, WAS NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS, AND IS NOT IN A POSITION TO VERIFY, OR MAKE ANY REPRESENTATION WITH RESPECT TO THE ACCURACY OF, ANY SUCH INFORMATION OR STATEMENTS.

                         BACKGROUND OF THE SOLICITATION

PRIOR COMMUNICATIONS BETWEEN MIDAMERICAN AND IES

     IES and MidAmerican and one of MidAmerican's predecessors have discussed the possibility of a merger at various times over the last three years. In August 1993, IES and Iowa-Illinois exchanged confidential information in connection with preliminary discussions regarding a possible business combination. In connection with those discussions, IES and Iowa-Illinois executed a Confidentiality and Standstill Agreement. In addition to customary terms concerning the confidentiality and use of materials provided by each party to the other, IES and Iowa-Illinois agreed that, prior to August 1, 1996, neither party nor its affiliates (which could include MidAmerican) would, without the prior written consent of the board of directors of the other party
(i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities of the other party or any of its subsidiaries, (ii) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any property of the other party or any of its subsidiaries, except in the ordinary course of business, (iii) make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other party or any of its subsidiaries, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to any voting securities of the other party or any of its subsidiaries, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the other party, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, or (vii) advise, assist or encourage any other persons in connection with any of the foregoing. Each party also agreed, for such period, not to (i) request the other party or its representatives, directly or indirectly, to amend or waive any such obligation or (ii) take any action which might require the other party to make a public announcement regarding the possibility of a business combination or merger.

     In August 1995, following the merger of Iowa-Illinois and Midwest Resources Inc. ("Midwest Resources"), Russell E. Christiansen, Chairman of the Board and Chairman of the Office of the Chief Executive Officer of MidAmerican, expressed MidAmerican's interest in a combination with IES in a conversation with Lee Liu, Chairman, President and Chief Executive Officer of IES. On October 3, 1995, Mr. Christiansen and Stanley J. Bright, President and President of the Office of the Chief Executive Officer of MidAmerican, wrote to Mr. Liu, expressing their interest in such a combination, explaining the synergies of such a combination and describing the opportunity to create a strong Iowa-based utility which would continue to have a major impact on the economy of Iowa. On October 6, 1995, Mr. Liu wrote to Messrs. Christiansen and Bright that IES was not interested in entering into discussions with MidAmerican relative to a possible combination transaction.

     On October 10, 1995, Messrs. Christiansen and Bright wrote to Mr. Liu that they would continue to review and analyze the benefits of the proposed combination. On October 23, 1995, Messrs. Christiansen and Bright wrote to Mr. Liu requesting that the IES Board grant MidAmerican permission to make an offer whereby: MidAmerican and IES would participate in a "merger of equals" transaction in which IES Shareholders would receive a premium of 15% over the IES share price of $26.875 at October 20, 1995; the combined MidAmerican/IES would continue to maintain a significant and appropriate presence in Cedar Rapids, Iowa; IES Shareholders would have appropriate representation on the board of directors of the combined MidAmerican/IES; and the combined MidAmerican/IES would be organized as a holding company exempt from regulation under the Public Utility Holding Company Act of 1935, as amended. The October 23 letter urged Mr. Liu to meet with Messrs. Christiansen and Bright to discuss their request.

     On October 26, 1995, Mr. Liu wrote to Messrs. Christiansen and Bright that the IES Board would consider the matters raised by the October 23 letter at its regular meeting in November 1995 and that until then IES would not be interested in participating with MidAmerican in any discussions relating to a business combination transaction.

     MidAmerican received no further communication from IES. On November 11, 1995, IES announced that it had entered into the Wisconsin Merger Agreement.

THE AUGUST 4 OFFER AND SUBSEQUENT DEVELOPMENTS

     On August 4, 1996, MidAmerican delivered to Mr. Liu a letter setting forth MidAmerican's proposal that IES and MidAmerican effect the MidAmerican Proposed Merger, which, among other things, would provide a premium of 31% over the IES Share price of August 2, 1996 (the last trading day prior to such letter). The letter also pointed out that a combination with MidAmerican would produce over $500 million in savings during the ten years following consummation of the MidAmerican Proposed Merger.

     Shortly after delivery of the letter, MidAmerican made a public announcement regarding the delivery of the August 4 letter and released the letter to the Dow Jones News Service and other media outlets.

     On August 16, 1996, MidAmerican received a letter from IES stating that the Board of Directors of IES had rejected the MidAmerican Proposed Merger and that IES, Interstate and WPL had agreed to revise the Wisconsin Merger Agreement to increase from 1.01 to 1.14 the number of shares of WPL common stock into which each share of IES Common Stock would be converted. It is anticipated that IES Shareholders will receive an initial annual cash dividend of $2.25 for each IES Share under the terms of the revised Wisconsin Merger Agreement.

     On August 19, 1996, MidAmerican commenced the solicitation of proxies against the Proposed Wisconsin Transaction.

THE WISCONSIN MERGER AGREEMENT

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, subject to the alternative structure described below, the Wisconsin Merger Agreement provides for: (i) the merger of IES with and into WPL (the "IES Merger"), pursuant to which each IES Share (other than shares held by IES Shareholders who perfect dissenters' rights under applicable state law, and other than IES Shares owned by WPL, IES or Interstate or any of their respective subsidiaries, which shares will be cancelled) will be converted into the right to receive 1.01 shares of common stock of WPL, which will be renamed Interstate Energy Corporation ("Interstate Energy"); and (ii) the merger of Acquisition with and into Interstate, which merger will result in Interstate becoming a subsidiary of Interstate Energy, pursuant to which (a) each outstanding share of common stock of Interstate (other than shares owned by WPL, IES or Interstate or any of their respective subsidiaries, which shares will be cancelled) will be converted into the right to receive 1.11 shares of Interstate Energy common stock and (b) each outstanding share of preferred stock of Interstate (other than shares held by Interstate preferred stockholders who perfect dissenters' rights under applicable state law) will remain outstanding. According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, unless regulatory requirements require the foregoing transactions to be consummated pursuant to the alternative structure described below, the Wisconsin Merger Agreement provides that such transactions will be effected in the manner described above.

     According to IES' August 16, 1996 letter to MidAmerican, IES, Interstate and WPL have agreed to increase the conversion ratio of the IES Shares from 1.01 shares to 1.14 shares of Interstate Energy common stock for each IES Share.

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, the Wisconsin Merger Agreement provides that if, prior to the consummation of the transactions described above, the constituent companies determine that certain regulatory requirements mandate that the utility subsidiaries of Interstate Energy be Wisconsin corporations, (i) the IES Merger will be effected as described above and (ii) IES Utilities Inc., an Iowa corporation ("Utilities"), will be merged (the "Utilities Reincorporation Merger") with and into IES Utilities Inc., a Wisconsin corporation ("New Utilities"), pursuant to which each outstanding share of common stock of Utilities will be converted into one share of common stock of New Utilities. According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, if the Utilities Reincorporation Merger is to be consummated, it is currently anticipated that the shares of cumulative preferred stock of Utilities then outstanding will be redeemed by Utilities prior to the consummation of such merger. According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, redemption of the Utilities preferred stock is not expected to occur as part of the transactions contemplated by the Wisconsin Merger Agreement if the Utilities Reincorporation Merger is not required to be effected. According to the IES/ Interstate/WPL Joint Proxy Statement/Prospectus, if the Utilities Reincorporation Merger is not effected, the Utilities preferred stock will remain outstanding and unchanged as a result of the Proposed Wisconsin Transaction. In addition, the merger involving Interstate will be reconstituted to provide for (i) the merger of Interstate with and into New Interstate, pursuant to which (a) each outstanding share of Interstate common stock (other than shares owned by WPL, IES or Interstate or any of their respective subsidiaries, which shares will be cancelled) will be converted into one share of common stock of New Interstate and (b) each outstanding share of Interstate preferred stock (other than dissenting shares) will be converted into one share of preferred stock of New Interstate with terms and designations under New Interstate's Restated Articles of Incorporation substantially identical to those of Interstate's preferred stock under Interstate's Restated Certificate of Incorporation, including certain additional voting rights proposed to be approved at Interstate's annual meeting of shareholders; and (ii) the merger of Acquisition with and into New Interstate, which merger will result in New Interstate becoming a subsidiary of Interstate Energy, pursuant to which (a) each outstanding share of New Interstate common stock (other than shares owned by WPL, IES or Interstate or any of their respective subsidiaries, which will be cancelled) will be converted into the right to receive shares of Interstate Energy common stock and (b) each outstanding share of New Interstate preferred stock (other than dissenting shares) will remain outstanding.

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, the Proposed Wisconsin Transaction is subject to certain conditions including, among others, a condition that all regulatory and shareholder approvals be obtained.

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, the Wisconsin Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareowners of WPL, IES and
Interstate: (a) by mutual written consent of WPL, IES and Interstate, (b) by any party thereto, by written notice to the other parties, if the effective time of the Proposed Wisconsin Transaction (the "Effective Time") shall not have occurred on or before May 10, 1997 (which date shall be extended to May 10, 1998 if the required statutory approvals and consents have not been obtained by May 10, 1997, but all other conditions to closing of the Proposed Wisconsin Transaction shall be, or shall be capable of being fulfilled); provided, however, that such right to terminate the Wisconsin Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Wisconsin Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before that date; (c) by any party thereto if any required shareholder approval was not obtained at a duly held meeting of shareholders or at any adjournment thereof; (d) by any party thereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect of prohibiting the Proposed Wisconsin Transaction, or any court of competent jurisdiction in the U.S. or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Mergers, and such order, judgment or decree shall have become final and nonappealable; (e) by WPL, IES or Interstate upon two days' prior notice to the other parties, if, as a result of a tender offer by a person other than the other parties, or any of their affiliates, or any written offer or proposal with respect to a merger of such party, sale of a material portion of such party's assets or other business combination involving such party (each, a "Business Combination") by a person other than the other parties, or any of their affiliates, the Board of Directors of such party determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of such party has been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of the Wisconsin Merger Agreement entered into in the proper exercise of their applicable fiduciary duties and notwithstanding all concessions which may be offered by the other parties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, such party shall, and shall cause its respective financial and legal advisors to, negotiate with the other parties to make such adjustments in the terms and conditions of the Wisconsin Merger Agreement as would enable such party to proceed with the transactions contemplated thereby on such adjusted terms, or
(f) by either WPL, IES or Interstate, by written notice to the other parties, if
(i) there exist breaches of the representations and warranties on the part of either of the other parties made in the Wisconsin Merger Agreement or the Stock Option Agreements (as defined below) as of the date thereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a material adverse effect on the business, assets, financial condition, results of operations or prospects of such other party and its subsidiaries taken as a whole, and such breaches shall not have been remedied within 20 days after receipt by the breaching party of notice in writing from the non-breaching party or parties, specifying the nature of such breaches and requesting that they be remedied; (ii) either of the other parties (and/or their appropriate subsidiaries) has not performed and complied in all respects with certain agreements and covenants relating to the absence of changes in capitalization or issuance of securities or has failed to perform and comply, in all material respects, with its other agreements and covenants under the Wisconsin Merger Agreement or under the Stock Option Agreements, and such failure to perform or comply has not been remedied within 20 days after receipt by the breaching party of notice in writing from the non-breaching party, specifying the nature of such failure and requesting that it be remedied, or
(iii) the Board of Directors of either of the other parties or any committee thereof (A) shall withdraw or modify in any manner adverse to such party its approval or recommendation of the Wisconsin Merger Agreement or the Proposed Wisconsin Transaction, (B) shall fail to reaffirm such approval or recommendation upon such party's request, (C) shall approve or recommend any acquisition of either of the other parties or a material portion of their assets or any tender offer for either of the other parties' common stock, in each case by a party other than such party or any of its affiliates or (D) shall resolve to take any of the actions specified in clauses (A), (B), or (C).

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, if the Wisconsin Merger Agreement is terminated at such time as it is terminable by WPL, IES or Interstate (but not all three) for breaches of any representations or warranties contained in the Wisconsin Merger Agreement as of the date thereof, or of agreements and covenants contained in the Wisconsin Merger Agreement or the Stock Option Agreements, pursuant to the provisions of the Wisconsin Merger Agreement described in clauses (f)(i) and (f)(ii) in the previous paragraph, then if such breach is not willful, each non-breaching party is entitled to reimbursement of its documented out-of-pocket expenses, not to exceed $5,000,000 per each non-breaching party. In the event of a willful breach, the non-breaching party or parties will be entitled to its or their out-of-pocket expenses and fees (which shall not be limited to $5,000,000) and any remedies it or they may have at law or in equity, and provided that if, at the time of the breaching party's or parties' willful breach, there shall have been a third-party tender offer or proposal for a Business Combination which has not been rejected by the breaching party or parties or withdrawn by the third party, and within two and one-half years of any termination by the non-breaching party or parties, the breaching party or parties become a subsidiary of such offeror or of an affiliate of such offeror or accept an offer to consummate or consummates a Business Combination with such third party, then such breaching party or parties, upon the closing of such Business Combination, will pay to the non-breaching party or parties an additional aggregate fee equal to $25,000,000, if WPL or IES is the breaching party, or $12,500,000, if Interstate is the breaching party.

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, the Wisconsin Merger Agreement also requires payment of an aggregate termination fee of $25,000,000, if WPL or IES is the Target Party (as hereinafter defined), or $12,500,000, if Interstate is the Target Party, together with reimbursement of out-of-pocket expenses, by one party (the "Target Party") to the other parties in the following circumstances: (1) the Wisconsin Merger Agreement is terminated
(x) as a result of the acceptance by the Target Party of a third-party tender offer or proposal for a Business Combination, (y) following a failure of the shareholders of the Target Party to grant their approval to the Proposed Wisconsin Transaction or (z) as a result of the Target Party's material failure to convene a shareholders meeting, distribute proxy materials and, subject to its Board of Directors' fiduciary duties, recommend the Proposed Wisconsin Transaction to its shareholders; (2) at the time of such termination or prior to the meeting of such party's shareholders there has been a third-party tender offer or proposal for a Business Combination which shall not have been rejected by the Target Party or withdrawn by such third party; and (3) within two and one-half years of any such termination described in clause (1) above, the Target Party accepts an offer to consummate or consummates a Business Combination with such third party. The applicable termination fee and out-of-pocket expenses referred to in the previous sentence will be paid at the closing of such third-party Business Combination.

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, if the Wisconsin Merger Agreement is terminated under circumstances that give rise to the payment of the termination fee discussed above by the Target Party referred to above and within nine months of such termination one of the non-terminating parties is acquired by the same third-party offeror, the sole remaining party will be entitled to (i) a second termination fee of $25,000,000, if WPL or IES is the second target party, or $12,500,000 if Interstate is the second target party, on the signing of a definitive agreement, or if no such agreement is signed at the closing, relating to such Business Combination, and
(ii) payment of any termination fee paid to such second target party by the original terminating party (i.e., the first Target Party) pursuant to the termination of the Wisconsin Merger Agreement. If only one party must pay expenses, or is entitled to receive a termination fee as set forth above, such party will pay or receive one hundred percent (100%) of the applicable expenses or fee. If two parties are required to pay expenses or entitled to receive any such fee, each such party's percentage of such expenses or fee will equal a fraction, the numerator of which shall be, in the case of IES or Interstate the number of shares of Interstate Energy common stock which would have been issuable (on a fully diluted basis) to such party's shareholders, or, in the case of WPL, the number of shares of Interstate Energy common stock (on a fully diluted basis) that would have been retained by its shareholders, had the Effective Time occurred at the time the Wisconsin Merger Agreement is terminated, and the denominator of which will be the aggregate number of shares of Interstate Energy common stock that would have been issuable to or retained by (in either case on a fully diluted basis) the shareholders of the two parties required to pay expenses or entitled to receive such fee had the Effective Time occurred at the time the Wisconsin Merger Agreement is terminated.

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, in connection with the execution and delivery of the Wisconsin Merger Agreement, IES, Interstate and WPL entered into reciprocal option grantor/option holder stock option and trigger payment agreements (the "Stock Option Agreements") each granting the other two parties an irrevocable option (each, an "Option") to purchase, under certain circumstances, a certain percentage of authorized but unissued shares of the respective issuer's common stock (representing up to an aggregate of 19.9% of the outstanding common stock (the "Option Shares") of such issuer on November 10, 1995), at an exercise price of $30.675 per share in the case of WPL common stock, $26.7125 per share in the case of IES Shares and $28.9375 per share in the case of Interstate common stock.

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, in the event that the Wisconsin Merger Agreement becomes terminable under circumstances in which a termination fee could be payable by one or more parties (any such party, a "Payor") pursuant to the second preceding paragraph, the Stock Option Agreements will entitle the other party or parties to require the Payor or Payors to repurchase such Option or the Option Shares issued upon exercise thereof or to make a payment.

     The termination fees payable by WPL, IES and/or Interstate under the foregoing provisions plus the aggregate amount which could be payable by WPL, IES and/or Interstate under the Stock Option Agreements may not exceed $40,000,000 (for WPL or IES) or $20,000,000 (for Interstate) in the aggregate.

                          COMPARISON OF THE PROPOSALS

MIDAMERICAN PROPOSED MERGER PREMIUM AND DIVIDEND IMPACT

     MidAmerican believes that the MidAmerican Proposed Merger is financially superior to the Proposed Wisconsin Transaction. The MidAmerican Proposed Merger would provide a premium to IES Shareholders, as shown by the following table:

                                                           MIDAMERICAN
                                                            PROPOSED         IES
                                                             MERGER         SHARE         PERCENT
                                                             PRICE*         PRICE      DIFFERENTIAL*
                                                           -----------     -------     -------------
August 2, 1996 (last trading day before public
  announcement of the August 4 offer)....................    $ 39.00       $ 29.75           31%
August 16, 1996 (last trading day prior to the date of
  this Proxy Statement)..................................    $ 38.30       $33.875           13%

- ---------------
* Based on the closing price of MidAmerican Common Stock and the IES Shares on the indicated dates. The MidAmerican Proposed Merger Price is calculated based upon an IES Shareholder receiving 40% cash ($15.60 per share) and the remainder in MidAmerican common stock (1.4076 shares of MidAmerican common stock with an aggregate market value of $23.40 per share (as of August 2, 1996) and $22.70 per share (as of August 16, 1996), respectively). Individual IES Shareholders may receive all shares, or, subject to proration, all cash.

     The MidAmerican Proposed Merger would also provide a premium to IES Shareholders in relation to the Proposed Wisconsin Transaction, as shown by the following table:

                                                          MIDAMERICAN      PROPOSED
                                                           PROPOSED        WISCONSIN
                                                            MERGER        TRANSACTION        PERCENT
                                                             PRICE           PRICE        DIFFERENTIAL*
                                                          -----------     -----------     -------------
August 16, 1996 (last trading day prior to the date of
  this Proxy Statement).................................    $ 38.30         $ 36.05              6%

- ---------------
* Based on the closing price of MidAmerican common stock, the IES Shares and the common stock of WPL on the indicated date.

     In addition, the MidAmerican Proposed Merger would provide an immediate dividend increase to IES Shareholders as shown by the following table:

                                                    CURRENT        NEW
                                                      IES          IES                           PERCENT
                                                    DIVIDEND     DIVIDEND     DIFFERENTIAL     DIFFERENTIAL
                                                    --------     --------     ------------     ------------
MidAmerican Proposed Merger.......................   $ 2.10       $ 2.82*        $ 0.72             34%
Proposed Wisconsin Transaction....................   $ 2.10       $ 2.25**       $ 0.15              7%

- ---------------
 * Based on the ratio of 2.346 shares of MidAmerican common stock per IES Share and MidAmerican's current annual dividend rate of $1.20 per share. Although the declaration of future dividends will depend upon future earnings, the financial condition of MidAmerican and other factors, MidAmerican does not anticipate any significant change with respect to its historical dividend practice as a result of the MidAmerican Proposed Merger.

** According to information published by IES.

     The premium to IES Shareholders receiving MidAmerican common stock will change as the market prices of MidAmerican common stock and the IES Shares change. The dividend increase to IES Shareholders will not change as the market prices of MidAmerican common stock or the IES Shares change. IES Shareholders will receive this dividend only with respect to IES Shares they elect to exchange for MidAmerican common stock. IES Shareholders may elect to exchange all of their IES Shares for MidAmerican common stock, and if they choose not to do so they will not receive future dividends on IES Shares exchanged for cash but will have the after-tax cash proceeds from the sale of their IES Shares available for reinvestment. For example, a holder of 100 IES Shares who elects cash with respect to 50 IES Shares and stock with respect to 50 IES Shares will receive, subject to any proration if holders of more than 40% of the IES Shares elect cash, $1,950 in cash plus 117 shares of MidAmerican common stock with an annual dividend, based on the dividend assumptions set forth above, of $1.20 per share of MidAmerican common stock, or $140.76 per year. Such a holder's annual dividend income would decline (because he or she exchanged half of his or her IES Shares for cash), but he or she could reinvest the after-tax cash proceeds from the exchange of the 50 IES Shares, which would have to be reinvested (assuming no tax on the sale of IES Shares) at approximately 7.2% for such proceeds to yield the same dividend or interest income as the shares of MidAmerican common stock such holder elected not to receive.

POTENTIAL COST SAVINGS

     The analyses discussed below include forward looking statements that involve judgments, assumptions and other uncertainties beyond the control of MidAmerican. As such, there can be no assurance that the cost savings will be realized in the amounts referred to herein and actual cost savings may be more or less than those estimated. Such judgments, assumptions and uncertainties are discussed more fully below. MidAmerican is unable to predict how regulators may choose to allocate (through ratemaking authority) these cost savings between shareholders and customers, but MidAmerican does not believe any reasonably foreseeable allocation of such cost savings or shortfall in such anticipated cost savings will adversely affect MidAmerican's ability to maintain at least its current dividend level.

     MidAmerican believes that the IES Shareholders, as well as IES' customers, employees and the communities it serves, would realize substantial benefits from the MidAmerican Proposed Merger. MidAmerican believes such benefits would be realized through the following operational and structural synergies:

     - Operational coordination -- The overlapping and contiguous nature of the respective service territories of MidAmerican and IES, which both operate in Iowa and whose headquarters are within 125 miles of one another, provide an opportunity to efficiently integrate significant aspects of their utility operations. MidAmerican already has numerous substantial electrical interconnections with IES and provides gas service in locations in which IES provides electric service. The combined system would be expected to benefit because it could be operated as part of a larger, cohesive system, with virtually no modification needed with respect to existing generating and transmission facilities, in contrast to the Proposed Wisconsin Transaction which contemplates the construction of transmission facilities to achieve full integration of its electrical systems. At present, MidAmerican and IES maintain joint interests in approximately 1,229 megawatts of generation capacity that accounts for more than $540 million in assets.

     - Increased size and stability and more integrated product and service portfolio -- As a larger entity, a combined MidAmerican/IES will have more diverse generating, transmission and customer bases and enhanced access to capital markets. As a consequence, a combined MidAmerican/IES will be better able to take advantage of future strategic opportunities that arise as the demands of a competitive market intensify. Further, a combined MidAmerican/IES will have reduced exposure to changes in economic conditions in any given segment of the business. Finally, the integration of the gas and electric business segments would enable the combined MidAmerican/IES to enhance the portfolio of products and services available to customers, positioning MidAmerican/IES as a premier provider of comprehensive energy solutions.

     - Economic development opportunities -- The combined MidAmerican/IES would be able to concentrate its economic development programs and activities rather than pursuing parallel paths, enhancing the ability to attract or to retain Iowa customers or industry groups.

     MidAmerican believes that available synergies will generate cost savings in excess of $650 million to the combined MidAmerican/IES over a ten-year period. Such cost savings are projected to begin in 1998 and generally increase each year thereafter. Such estimates are based on a review of publicly available information performed by MidAmerican. MidAmerican's estimate of merger synergies is based upon both an initial preliminary estimate of synergies developed by senior management using public information and subsequent and continuing analyses conducted with the assistance of MidAmerican managers responsible for specific functional areas. MidAmerican's opinion regarding the savings levels is based upon its knowledge of its operations, its general understanding of IES' operations obtained from public information, and its prior experience in quantifying and obtaining synergies from its prior mergers.

     The initial preliminary estimate of $500 million in merger related synergies was made prior to the public announcement of the MidAmerican Proposed Merger and was developed by senior management of MidAmerican using only publicly available information since MidAmerican had not had access to any nonpublic IES information. Since the announcement of the transaction, an effort has been underway to refine the initial preliminary estimate through a more detailed assessment with direct input from the MidAmerican personnel responsible for the various functional areas of operation. While this process is continuing and the final result will likely result in some variance from the current estimation, the present estimate of merger related synergies indicates cost savings of more than $650 million during the ten years following the MidAmerican Proposed Merger. This estimate was also developed using only public IES information and included an analysis of potential payroll cost reductions by functional area, a review of corporate and administrative program expenditures, an assessment of purchase economies, a review of system optimization savings, and an estimate of costs to achieve the merger synergies. A summary of the current synergy estimate, by year, is set forth below.

     THE ANALYSES DISCUSSED BELOW INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS THAT INVOLVE JUDGMENTS,

ASSUMPTIONS AND OTHER UNCERTAINTIES BEYOND THE CONTROL OF MIDAMERICAN. THESE FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, STATEMENTS CONCERNING REVENUE AND COST TRENDS, COST RECOVERY, COST REDUCTION STRATEGIES AND ANTICIPATED OUTCOMES, PRICING STRATEGIES, CHANGES IN THE UTILITY INDUSTRY, PLANNED CAPITAL EXPENDITURES, FINANCING NEEDS AND AVAILABILITY, STATEMENTS OF MIDAMERICAN'S EXPECTATIONS, BELIEFS, FUTURE PLANS AND STRATEGIES, ANTICIPATED EVENTS OR TRENDS AND SIMILAR COMMENTS CONCERNING MATTERS THAT ARE NOT HISTORICAL FACTS. FORWARD-LOOKING STATEMENTS MADE BY MIDAMERICAN ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THE STATEMENTS. SOME, BUT NOT ALL, OF THE RISKS AND UNCERTAINTIES INCLUDE GENERAL ECONOMIC CONDITIONS IN THE MIDAMERICAN SERVICE TERRITORY, COMPETITIVE FACTORS, FEDERAL AND STATE REGULATORY ACTIONS AND POTENTIAL WEATHER EFFECTS ON SALES AND REVENUES. AS SUCH, THERE CAN BE NO ASSURANCE THAT THE COST SAVINGS WILL BE REALIZED IN THE AMOUNTS REFERRED TO HEREIN AND ACTUAL COST SAVINGS MAY BE MORE OR LESS THAN THOSE PROJECTED.

                               MIDAMERICAN -- IES
                             (DOLLARS IN MILLIONS)

                                                1998    1999   2000   2001   2002   2003   2004   2005    2006   2007   TOTAL
                                                -----   ----   ----   ----   ----   ----   ----   -----   ----   ----   ------
Total Labor...................................   28.7   30.4   32.0   33.1   34.3   35.5   36.7    38.0   39.4   40.7    349.0
Total Corporate & Administrative
  Expenditures................................    7.4   10.4   11.6   12.9   12.7   12.6   12.5    12.3   12.2   12.1    116.7
Total Purchase Economies......................    1.4   3.0    8.1    8.4    9.2    9.4    11.3    11.5   11.7   12.0     86.2
Total System Optimization Savings.............   22.9   21.6   22.6   25.6   11.4   26.3   (2.5)  (19.8)  20.5    3.9    132.4
Costs to Achieve Synergies....................  (28.8)  0.0    0.0    0.0    0.0    0.0    0.0      0.0   0.0     0.0    (28.8)
Total Synergies...............................   31.6   65.4   74.4   80.0   67.6   83.8   57.9    42.1   83.8   68.7    655.5

     Labor savings of approximately $349 million result from the proposed reduction of approximately 450 positions of the combined MidAmerican/IES including corporate, gas operations and electric operations. Corporate and administrative program expenditures of approximately $117 million include administrative and general overhead, association dues and memberships, benefits, insurance, communications, information services, professional services and shareholder services. Purchase economies of approximately $86 million result from leveraging the suppliers of materials and supplies, contract services, coal transportation services and gas transportation services. System optimization savings of approximately $132 million include fuel savings resulting from the joint dispatch of the electric generation facilities, alternative power plant construction, purchase power savings, and savings resulting from the optimization of gas transportation and storage services. Costs to achieve synergies of approximately $29 million are intended to include severance costs, relocation costs, retraining costs and system integration costs.

     A comparison of ten year synergy estimates for the Proposed Wisconsin Transaction (based on publicly available data submitted to the FERC) and the MidAmerican Proposed Merger (based on MidAmerican's current synergy estimates) is set forth below.

                             (DOLLARS IN MILLIONS)

                                                                       PROPOSED       MIDAMERICAN
                                                                       WISCONSIN       PROPOSED
                                                                      TRANSACTION       MERGER
                                                                      -----------     -----------
Labor...............................................................     $ 381           $ 349
Corporate and Administrative........................................       149             117
Purchase Economies..................................................       109              86
System Optimization.................................................       196             132
Costs to Achieve Synergies..........................................       (71)            (29)
                                                                      -----------
                                                                         $ 764           $ 655
                                                                      ========        ==========

     The costs savings and costs to achieve synergies in the above discussion and tables is exclusive of transaction costs and break-up fees, if applicable. If transaction costs of $30 million and break-up fees of $40 million were included, the total net synergies for the MidAmerican Proposed Merger would be $585 million.

GENERATION

     - Integration of dispatching and electric production operations -- The combined MidAmerican/IES could obtain fuel savings from the joint dispatch of generating capacity which are not available when the two companies are operated as two separate systems. Fuel savings would result from an improved ability to more efficiently schedule and commit each of the base, intermediate and peak load facilities of the combined MidAmerican/IES.

     - Avoidance or deferral of future capital expenditures -- The combined MidAmerican/IES would have the ability to reduce future generating capacity expenditures by coordinating and optimizing future capital additions. The combination would also result in enhanced system diversity due to differences in the mix of generating capacity currently installed, the electrical loads placed on each system and the timing of peak demands.

     - Integration of generation and technical support functions -- The combined MidAmerican/IES would be able to eliminate redundant functions in the areas of generation support, such as system planning and fuels management.

FIELD OPERATIONS

     - Integration of distribution operations -- The combined MidAmerican/IES would have the ability to optimize the productivity of personnel at certain customer business offices and service centers in Iowa where MidAmerican and IES have contiguous or overlapping service territories. The close proximity of these operations also allows for the consolidation of customer service functions such as service initiation and service scheduling. The close proximity of the two companies would enable work to be reconfigured and resources to be shared in field operations areas.

     - Integration of field and technical support functions -- The combined MidAmerican/IES would be able to eliminate redundant functions in the areas of transmission and distribution support, such as engineering, construction, operation and maintenance.

PURCHASING ECONOMIES

     - Purchasing economies and streamlining of inventories -- The combined MidAmerican/IES would achieve savings through the centralization of purchasing and inventory functions related to construction, operation and maintenance at generating plants, transmission and distribution facilities, service centers, warehouses and headquarters. The larger size of the Company should improve its bargaining position in its purchases of fuel, gas, materials, services and equipment, resulting in lower unit costs for such items.

CORPORATE AND ADMINISTRATIVE

     - Integration of corporate management and administrative functions -- The combined MidAmerican/IES would be able to eliminate redundant functions in the areas of finance, accounting, purchasing, shareholder relations, human resources, corporate planning, public relations and administration, among other areas. The payroll costs of such functions are relatively fixed and do not vary directly with an increase or decrease in the number of customers served.

     - Avoidance of future information systems expenditures -- The combined MidAmerican/IES would be able to eliminate certain duplicate operational and capital information system expenditures. Examples of these expenditures include customer information and work management systems that would not be wholly duplicated in the combined MidAmerican/IES. Additional expenditures could be reduced through the more efficient management of investment in other information technology areas, such as in personal computers, mainframe upgrades and backup facilities.

     - Consolidation of corporate programs and expenditures -- The combined MidAmerican/IES would integrate corporate and administrative functions, thereby reducing certain non-labor costs, including insurance premiums, audit and consulting fees, bank service fees, professional and trade association dues, stock transfer and other fees, vehicle expenses and various license fees, among others.

PAYROLL COST REDUCTIONS

     - Payroll cost reductions -- Based upon MidAmerican's knowledge of IES and its experience from the previous merger of Midwest Resources and Iowa-Illinois, in which total payroll costs were significantly reduced, MidAmerican believes that approximately 50% of the estimated cost savings would result from payroll cost reductions. MidAmerican believes that substantial payroll cost reductions can be achieved by employing a combination of attrition, controlled hiring, retraining, early retirements, voluntary separation and better management programs, such as activity standardization and technology substitution. MidAmerican does not presently intend to use involuntary separations to achieve labor synergies. As of June 30, 1996, MidAmerican had 3,532 full-time employees. As of December 31, 1995, according to IES' publicly-filed documents, IES had approximately 2,635 full-time employees. MidAmerican's savings estimates for the MidAmerican Proposed Merger contemplate a reduction of approximately 450 positions.

     While data concerning the estimated cost savings from the Proposed Wisconsin Transaction set forth in the IES/Interstate/WPL Joint Proxy Statement/Prospectus reflect the benefits of complete access to personnel and detailed data within those companies and the identification of specific cost savings categories, MidAmerican has not had similar access. The IES/Interstate/WPL Joint Proxy Statement/Prospectus states the belief of IES, WPL and Interstate that the Proposed Wisconsin Transaction could result in potential net cost savings (that is, after taking into account the costs incurred to achieve such savings) of approximately $749 million during the ten-year period following completion of the Proposed Wisconsin Transaction and MidAmerican believes that upon inspection of similar data and discussions with IES personnel, cost savings opportunities in addition to the more than $650 million currently estimated by MidAmerican can be identified.

     BECAUSE MIDAMERICAN WAS UNABLE TO DISCUSS THE ABOVE ANALYSES WITH IES AND DID NOT HAVE ACCESS TO NON-PUBLIC MATERIAL CONCERNING IES' OPERATIONS, THE FOREGOING ANALYSES WERE NECESSARILY LIMITED IN SCOPE TO MATTERS FOR WHICH INFORMATION WAS PUBLICLY AVAILABLE. IN ADDITION, SUCH ANALYSES INVOLVE JUDGMENTS AND CONTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO, AMONG OTHER THINGS, NORMAL WEATHER CONDITIONS, FUTURE NATIONAL AND REGIONAL ECONOMIC AND COMPETITIVE CONDITIONS, INFLATION RATES, REGULATORY TREATMENT, FUTURE FINANCIAL MARKET CONDITIONS, INTEREST RATES, FUTURE BUSINESS DECISIONS AND OTHER UNCERTAINTIES, WHICH, THOUGH CONSIDERED REASONABLE BY MIDAMERICAN, ARE BEYOND MIDAMERICAN'S CONTROL AND DIFFICULT TO PREDICT. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT SUCH COST SAVINGS WILL BE REALIZED, AND ACTUAL COST SAVINGS MAY VARY MATERIALLY

FROM THOSE SET FORTH ABOVE. IN LIGHT OF THE UNCERTAINTIES INHERENT IN SUCH ANALYSES, THE INCLUSION OF ESTIMATED COST SAVINGS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY MIDAMERICAN OR ANY OTHER PERSON THAT SUCH COST SAVINGS WILL BE ACHIEVED.

  Summary of Savings Assumptions

     The following is a summary of selected significant assumptions made with respect to the potential synergies of the MidAmerican Proposed Merger: (i) the savings period is 1998 through 2007; (ii) initial savings will be lower in 1998 due to expenditures of costs to achieve merger savings; (iii) the combined MidAmerican/IES will be organized as an operating utility with consolidated administrative and support functions; (iv) synergies reflect merger-related opportunities only; (v) savings are exclusive of planned MidAmerican actions on a stand-alone basis; (vi) multiple programs will be utilized for payroll reductions; and (vii) payroll reduction programs are consistent with recent experience.

REGULATORY PLAN

     The allocation of the benefits and cost savings outlined above among the shareholders of MidAmerican and IES and their respective customers will depend on the extent by which the rates of MidAmerican and IES are adjusted to reflect such benefits. Although no assurances can be given, MidAmerican anticipates that such adjustments will occur through approval of a regulatory plan (the "Regulatory Plan") that MidAmerican intends to propose in its application to the IUB and the ICC seeking approval of the MidAmerican Proposed Merger. MidAmerican is unable to predict how regulators may choose to allocate (through rate making authority) these cost savings between shareholders and customers, but MidAmerican does not believe any reasonably foreseeable allocation of such cost savings will adversely affect MidAmerican's ability to maintain at least its present dividend level.

     The Regulatory Plan is expected to reflect MidAmerican's current electric pricing targets for average class prices by June 1, 2001. There can be no assurance that the Regulatory Plan will be implemented. In addition, MidAmerican reserves the right to propose changes to the Regulatory Plan, including changes resulting from additional information about IES becoming available to MidAmerican.

     On June 4, 1996, MidAmerican filed a new electric pricing proposal in Iowa and Illinois. The proposal would reduce electric revenues by approximately $100 million over five years and eliminate automatic fuel adjustment clauses. The proposal would provide MidAmerican more flexibility to negotiate with customers who have service options and to mitigate strandable costs. Both states have docketed the filings, and hearings in the cases are scheduled to begin in October 1996.

     On August 1, 1996, the Iowa Office of Consumer Advocate (the "OCA") requested the IUB to order MidAmerican to reduce annual electric rates by 10.7%, or approximately $101 million annually in Iowa electric revenues. MidAmerican has asked the IUB to dismiss the OCA petition, citing that, among other things, it fails to recognize the changes occurring in the electric utility industry. Should the IUB docket the case and, after hearings on the case, order a decrease in revenues, certain amounts collected subsequent to August 1, 1996, would be subject to refund with interest.

     MidAmerican has analyzed the issues asserted in the OCA's filing. Based upon this analysis, it is management's opinion that the most likely outcome of this filing, if it is ultimately heard by the IUB, should not differ materially from the effect of the pricing plan proposed by MidAmerican.

REGULATORY APPROVALS

     The consummation of the MidAmerican Proposed Merger and the Proposed Wisconsin Transaction both would be subject to approval of the IUB, the ICC, the NRC, the FERC, the expiration or termination of the applicable waiting period under the HSR Act, and certain other miscellaneous filings. These are the only material regulatory approvals required to effect the MidAmerican Merger. By contrast, in addition to all of the foregoing required regulatory approvals, the Proposed Wisconsin Transaction would also require approval from the Minnesota Public Utilities Commission and the Public Service Commission of Wisconsin. IES and Interstate jointly filed an application for approval of the Proposed Wisconsin Transaction by the IUB. Their application was subsequently withdrawn and no approval has been granted by the IUB. If IES and Interstate again file an application with the IUB, MidAmerican intends to intervene in the IUB proceedings.

     In light of the superior value of the MidAmerican Proposed Merger and the benefits of the Regulatory Plan described above and with the cooperation of IES, MidAmerican believes that it will be able to obtain the necessary regulatory approvals for the MidAmerican Proposed Merger within 6 to 12 months after execution of a definitive merger agreement with IES. According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, as of the date of such document IES anticipated the receipt of all necessary regulatory approvals for the Proposed Wisconsin Transaction during the first half of 1997.

MATERIAL CONTACTS BETWEEN MIDAMERICAN AND IES

     MidAmerican and Utilities own as tenants in common interests in the George Neal Generating Station Unit No. 3 (MidAmerican: 72% or 370 megawatts;
Utilities: 28% or 144 megawatts) and the Ottumwa Generating Station (MidAmerican: 52% or 372 megawatts; Utilities: 48% or 343 megawatts). MidAmerican and IES also are common owners of the George Neal Generating Station Unit No. 3 345 kilovolt transmission line. Also, each owns separate segments of the Twin Cities-Iowa-St. Louis 345 kilovolt transmission line, and are common owners along with another utility of a substation facility on that line. Also, as a result of the contiguous nature of the MidAmerican and Utilities service territories, the transmission facilities of each company are interconnected in several locations. MidAmerican and Utilities have entered into inter-change agreements concerning such interconnections.

                                SOURCE OF FUNDS

     MidAmerican anticipates obtaining the funds necessary to purchase up to 40% of the IES Shares for cash and to pay transaction expenses through primarily short-term borrowings, although some borrowings may have maturities greater than one year. Such borrowings will require regulatory approvals, which MidAmerican will obtain in connection with obtaining regulatory approval of the MidAmerican Proposed Merger.

                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE
                          MIDAMERICAN PROPOSED MERGER

     The discussion below is limited to IES Shareholders who are U.S. citizens or residents or domestic corporations and does not apply to IES Shareholders (such as dealers in securities, insurance companies, financial institutions, and tax-exempt organizations and trusts) that are subject to special tax regimes, or to IES Shareholders who acquired IES Shares pursuant to the exercise of employee stock options or rights or otherwise as compensation. IES Shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the MidAmerican Proposed Merger, including the effect of any state, local or foreign tax laws.

     The MidAmerican Proposed Merger is expected to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, for federal income tax purposes, (a) no gain or loss would be recognized by MidAmerican or IES in the MidAmerican Proposed Merger,
(b) IES Shareholders who exchange their IES Shares solely for MidAmerican common stock would not recognize any gain or loss, except to the extent of any cash received in lieu of fractional shares of MidAmerican common stock and (c) IES Shareholders who exchange their IES Shares solely for cash, or partly for cash and partly for MidAmerican common stock, would generally realize gain or loss to the extent of the difference between the amount of cash and the value of any MidAmerican common stock received and such IES Shareholders' tax basis in the IES Shares exchanged; however, any such gain would be recognized only to the extent of cash received, and no loss would be recognized by an IES Shareholder who exchanges his or her IES Shares partly for cash and partly for MidAmerican common stock. The tax basis of the MidAmerican common stock received by an IES Shareholder would be the same as the IES Shareholder's tax basis in the IES Shares surrendered, reduced by the amount of any cash received by the IES Shareholder (other than cash received in lieu of a fractional share of MidAmerican common stock) and by any tax basis allocated to a fractional share of MidAmerican common stock for which cash is received, and increased by the amount of any gain recognized by such IES Shareholder (other than with respect to a fractional share of MidAmerican common stock). The holding period of the MidAmerican common stock received by an IES Shareholder would include the holding period of the IES Shares surrendered therefor. Consummation of the MidAmerican Proposed Merger would be dependent upon, among other conditions, receipt by MidAmerican and IES of opinions of their respective counsel to the effect that the MidAmerican Proposed Merger would be treated as a reorganization within the meaning of Section 368(a) of the Code.

                           DESCRIPTION OF MIDAMERICAN

     MidAmerican is primarily engaged in the business of generating, transmitting, distributing and selling electric energy and distributing, selling and transporting natural gas. MidAmerican has two wholly-owned subsidiaries:
MidAmerican Capital Company ("MidAmerican Capital") and Midwest Capital Group, Inc. ("Midwest Capital"). MidAmerican Capital engages in nonregulated energy-related businesses. Midwest Capital conducts economic development activities in its service territory.

     MidAmerican distributes electric energy in Council Bluffs, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa, the Quad-Cities (Davenport and Bettendorf, Iowa and Rock Island, Moline and East Moline, Illinois) and a number of adjacent communities and areas. MidAmerican distributes natural gas in Cedar Rapids, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa, the Quad-Cities, Sioux Falls, South Dakota; and a number of adjacent communities and areas. The population of the Company's utility service territory is approximately 1.7 million. As of December 31, 1995, MidAmerican had 635,000 retail electric customers and 601,000 natural gas customers.

     MidAmerican has a residential, agricultural, commercial and diversified industrial customer group, in which no single industry or customer accounted for more than 3.5% (food and kindred products industry) of MidAmerican's total 1995 electric operating revenues or 3.6% (food and kindred products industry) of its total 1995 gas operating margin. Among the primary industries served by MidAmerican are those which are concerned with the manufacturing, processing and fabrication of primary metals, real estate, food products, farm and other non-electrical machinery, and cement and gypsum products. For the year ended December 31, 1995, MidAmerican derived approximately 64% of its gross operating revenues from its electric business and 27% from its gas business.

     MidAmerican, an Iowa corporation, was organized in 1995 to facilitate the merger of Iowa-Illinois, Midwest Resources and Midwest Power Systems Inc. The merger was accounted for as a pooling of interests. MidAmerican's corporate headquarters is located at 666 Grand Avenue, Des Moines, Iowa 50303 and its telephone number is (515) 242-4300.

     In January 1996, MidAmerican's board of directors (the "MidAmerican Board") approved an Agreement and Plan of Exchange related to the formation of MidAmerican Energy Holdings Company ("Holdings"), a holding company. Holdings initially will have three wholly-owned subsidiaries, MidAmerican (utility operations), MidAmerican Capital and Midwest Capital. Upon receipt from the ICC of an order approving the holding company structure, each share of MidAmerican common stock will be exchanged for one share of Holdings common stock. It is MidAmerican's intent, if possible, to complete the formation of the holding company and share exchange by the end of 1996. MidAmerican anticipates that any agreement providing for a business combination between MidAmerican and IES would contain sufficient flexibility to consummate the planned holding company reorganization and a transaction similar to the MidAmerican Proposed Merger.

     Certain information concerning the directors and executive officers of MidAmerican and other representatives of MidAmerican who may solicit proxies from IES Shareholders is set forth in Annex A hereto. Certain information concerning the IES Shares held by the persons described in the preceding sentence and by MidAmerican, and certain transactions between any of them and IES, is set forth in Annex B hereto.

                         CAPITALIZATION OF MIDAMERICAN

     The following table sets forth the capitalization of MidAmerican and its subsidiaries as of June 30, 1996.

                                                                 AUTHORIZED     OUTSTANDING
                                                                ------------    ------------
    Common Shares.............................................   350,000,000     100,751,713
    Preferred Shares..........................................   100,000,000
    Preferred Shares, Not Subject to Mandatory Redemption:
      $3.30 Series............................................                        49,523
      $3.75 Series............................................                        38,320
      $3.90 Series............................................                        32,630
      $4.20 Series............................................                        47,369
      $4.35 Series............................................                        49,950
      $4.40 Series............................................                        50,000
      $4.80 Series............................................                        49,898
      $1.7375 Series..........................................                     1,931,000
                                                                                 -----------
                                                                                   2,248,690
                                                                                 -----------
    Preferred Shares, Subject to Mandatory Redemption:
      $5.25 Series............................................                       100,000
      $7.80 Series............................................                       400,000
                                                                                 -----------
                                                                                     500,000
                                                                                 -----------
                                                                                   2,748,690
                                                                                 ===========

                               DESCRIPTION OF IES

     IES, incorporated under the laws of the State of Iowa in 1986, is a holding company for Utilities and for IES Diversified Inc. ("Diversified"), the parent corporation for most of IES' non-utility business. Utilities is a public utility engaged principally in generating, purchasing, distributing and selling electric energy in portions of the state of Iowa. Utilities also purchases, distributes, transports and sells natural gas in its service territory. The shares of Utilities preferred stock are currently registered under Section 12(g) of the Exchange Act and, as such, Utilities is required to make periodic and other filings with the SEC. It is expected that the Utilities preferred stock would remain outstanding and unchanged as a result of the MidAmerican Proposed Merger and that Utilities, as a subsidiary of MidAmerican, would remain a reporting company under the Exchange Act. Diversified and its subsidiaries engaged in various non-utility operations, including oil and natural gas production and marketing, energy services, railroad and other transportation services in the Midwestern region of the United States, and local real estate development. The principal executive office of IES is located at IES Tower, 200 First Street S.E., Cedar Rapids, Iowa 52401 and its telephone number is 319-398-4411.

                             VOTING OF PROXY CARDS

GENERAL

     Only IES Shareholders of record on July 10, 1996 are eligible to vote. Any IES Shareholder owning IES Shares held in the name of a brokerage firm, bank, or other institution should sign, date and mail the BLUE proxy card to such brokerage firm, bank or other institution in the envelope provided by that firm. The accompanying BLUE proxy card will be voted in accordance with the IES Shareholders' instructions on such BLUE proxy card.

REVOCATION OF PROXIES

     An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Annual Meeting and voting or by sending a written, signed and dated revocation which clearly identifies the proxy being revoked to either (a) MidAmerican in care of D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, or (b) the principal executive offices of IES at 200 First Street S.E., Cedar Rapids, Iowa 52406. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. MidAmerican requests that a copy of any revocation sent to IES also be sent to MidAmerican in care of D.F. King & Co., Inc. at the above address so that MidAmerican may more accurately determine if and when proxies have been received from the holders of record on the Record Date.

     IF YOU HAVE ALREADY SENT A WHITE OR GREEN PROXY CARD TO THE IES DIRECTORS, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE ADOPTION AND APPROVAL OF THE WISCONSIN MERGER AGREEMENT AND THE PROPOSED WISCONSIN TRANSACTION BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

  The Wisconsin Merger Agreement and the Proposed Wisconsin Transaction

     IES Shareholders (i) may vote against the approval and adoption of the Wisconsin Merger Agreement and the Proposed Wisconsin Transaction or (ii) may withhold their vote or (iii) may vote for such approval and adoption by marking the proper box on the BLUE proxy and signing, dating and returning it promptly in the enclosed postage-paid envelope. If an IES Shareholder returns a BLUE proxy card that is signed, dated and not marked, that IES Shareholder will be deemed to have voted against approval and adoption of the Wisconsin Merger Agreement and the Proposed Wisconsin Transaction.

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, each IES Share is entitled to one vote upon each matter presented at the Annual Meeting. A majority of the votes entitled to be cast by holders of IES Shares, represented in person or by proxy, shall constitute a quorum for each matter presented at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. If a quorum is present, (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of the IES Shares entitled to vote thereon is required for approval of the Wisconsin Merger Agreement, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of IES Shares represented at the Annual Meeting and entitled to vote thereon is required for the election of directors. Under the Iowa Business Corporation Act (the "IBCA"), in determining whether the Wisconsin Merger Agreement and the nominees for directors have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes cast against approval of the Wisconsin Merger Agreement. Failure to return a proxy or to vote in person at the Annual Meeting will also have the effect of a vote against the Wisconsin Merger Agreement. Abstentions and broker non-votes with respect to the election of directors will not be counted.

     MIDAMERICAN URGES YOU TO VOTE AGAINST THE APPROVAL AND ADOPTION OF THE WISCONSIN MERGER AGREEMENT AND THE PROPOSED WISCONSIN TRANSACTION IN ORDER TO PRESERVE YOUR OPPORTUNITY TO CONSIDER THE MIDAMERICAN PROPOSED MERGER, WHICH MIDAMERICAN BELIEVES IS FINANCIALLY SUPERIOR TO THE PROPOSED WISCONSIN TRANSACTION.

     IF YOU WANT TO HAVE AN OPPORTUNITY TO CONSIDER THE MIDAMERICAN PROPOSED MERGER, VOTE AGAINST THE APPROVAL AND ADOPTION OF THE WISCONSIN MERGER AGREEMENT AND THE PROPOSED WISCONSIN TRANSACTION BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD TODAY.

  Additional Proposals to be Considered at the Annual Meeting

     As set forth in the IES/Interstate/WPL Joint Proxy Statement/Prospectus, at the Annual Meeting, IES Shareholders will be asked to approve (in addition to the Wisconsin Merger Agreement and the Proposed Wisconsin Transaction) (i) the election of nine director candidates named in the IES/Interstate/WPL Joint Proxy Statement/Prospectus (the "Director Proposal"), and (ii) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. MidAmerican is not making any recommendations on the Director Proposal.

     The accompanying BLUE proxy card will be voted in accordance with your instructions on such card. You may vote for approval of the Director Proposal or vote against, or abstain from voting on, the approval of the Director Proposal by marking the proper box on the BLUE proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO ABSTAIN FROM VOTING THE SHARES REPRESENTED BY THE BLUE PROXY CARD WITH RESPECT TO THE APPROVAL OF THE DIRECTOR PROPOSAL.

  Other Matters

     EXCEPT AS SET FORTH ABOVE, MIDAMERICAN IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED ON THE BLUE PROXY CARD WILL ABSTAIN FROM VOTING ON SUCH MATTERS UNLESS SUCH MATTERS ADVERSELY AFFECT THE INTERESTS OF MIDAMERICAN AS DETERMINED BY MIDAMERICAN IN ITS SOLE DISCRETION, IN WHICH EVENT SUCH PERSONS WILL VOTE ON SUCH MATTERS AT THEIR DISCRETION.

                               DISSENTERS' RIGHTS

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, the IBCA provides dissenters' rights for IES shareholders who object to the Proposed Wisconsin Transaction and meet the requisite statutory requirements contained in Sections 490.1301 through 490.1331 of the IBCA. Sections 490.1301 through
490.1331 of the IBCA are reprinted in their entirety as Annex P to the IES/Interstate/WPL Joint Proxy Statement/Prospectus.

     An IES Shareholder may dissent as to less than all of the IES Shares registered in the name of such IES Shareholder only if such IES Shareholder dissents with respect to all IES Shares beneficially owned by any one person and notifies IES in writing of the name and address of each person on whose behalf such IES Shareholder asserts dissenters' rights. The rights of a partial dissenter are determined as if the IES Shares as to which the IES Shareholder dissents and such IES Shareholder's other IES Shares were registered in the names of different IES Shareholders. A beneficial IES Shareholder may assert dissenters' rights as to IES Shares held on such IES Shareholder's behalf only if such IES Shareholder (i) submits to IES the record IES Shareholder's written consent to the dissent not later than the time the beneficial IES Shareholder asserts dissenters' rights and (ii) asserts dissenters' rights with respect to all IES Shares of which the IES Shareholder is the beneficial shareholder or over which such beneficial IES Shareholder has the power to direct the vote.

     The IBCA requires that an IES Shareholder who wishes to assert dissenter's rights (i) deliver to IES, before the vote is taken, written notice of the IES Shareholder's intent to demand payment for IES Shares if the Proposed Wisconsin Transaction is consummated and (ii) not vote such IES Shares in favor of the Wisconsin Merger Agreement. Any such notice by IES Shareholders must be received by IES at IES Tower, 200 First Street S.E., Cedar Rapids, Iowa 52401, Attention:
Stephen W. Southwick, Vice President, General Counsel and Secretary, prior to such vote. A vote against the Wisconsin Merger Agreement will not satisfy the notice requirement. The submission by an IES Shareholder of a blank proxy card or one voted in favor of the Wisconsin Merger Agreement (if not revoked) will count as a vote in favor of the Wisconsin Merger

Agreement and will serve to waive dissenters' rights. However, failure to return a proxy or to vote against or abstain from voting will not serve to waive such rights.

     Within ten days after the date on which the Wisconsin Merger Agreement is approved by the IES Shareholders, IES must deliver a written dissenters' notice to all IES Shareholders that have given a written notice and not voted in favor of the Wisconsin Merger Agreement in accordance with the preceding paragraph. The dissenters' notice will (i) state where the payment demand must be sent and where and when certificates for shares of capital stock must be deposited, (ii) supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the Proposed Wisconsin Transaction and which requires that the IES Shareholder asserting dissenters' rights certify whether or not such IES Shareholder acquired beneficial ownership of the IES Shares before such date, (iii) set a date by which IES must receive the payment demand, which date will be not less than 30 nor more than 60 days from the date such dissenters' notice is delivered, and
(iv) be accompanied by the relevant sections of the IBCA.

     An IES Shareholder who has received a dissenters' notice as described above and who wishes to assert dissenters' rights must demand payment, certify whether the IES Shareholder acquired beneficial ownership of the IES Shares before the date set forth in the dissenters' notice and deposit the certificate representing the IES Shares in accordance with the terms of the notice. An IES Shareholder who does not demand payment or deposit the IES Shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the IES Shareholder's shares.

     Upon receipt of the payment demand, or at the effective time of the Proposed Wisconsin Transaction, whichever occurs later, Interstate Energy must pay each dissenting IES Shareholder that has complied with the provisions of the IBCA the amount estimated to be the fair value of the dissenter's IES Shares, plus accrued interest from such effective time to the date of payment at the average rate paid by Interstate Energy on its bank loans or, if none, at a rate that is fair and equitable under all the circumstances. Such payment must be accompanied by certain financial data relating to Interstate Energy and other specified information as required by the IBCA. If the Proposed Wisconsin Transaction is not effected within 60 days after the date set for demanding payment and depositing the IES Share certificates, IES will return the deposited certificates and, if the Proposed Wisconsin Transaction is subsequently effected, Interstate Energy will deliver a new dissenters' notice as if the corporate action was taken without the vote of the shareholders and repeat the payment demand procedure. Interstate Energy may elect to withhold payment from a dissenting IES Shareholder unless the dissenting IES Shareholder was the beneficial owner of the IES Shares before the date set forth in the dissenters' notice as the date of the first announcement of the terms of the Proposed Wisconsin Transaction. If Interstate Energy so elects to withhold payment, it must, after the effective time of the Proposed Wisconsin Transaction, estimate the fair value of the IES Shares, plus accrued interest at the rate described above, and pay such amount and provide certain other specified information as set forth in the IBCA to each such dissenting IES Shareholder who agrees to accept it in full satisfaction of the dissenter's demand.

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, IES Shareholders considering seeking dissenters' rights should be aware that the "fair value" of their IES Shares determined under Sections 490.1301 through
490.1331 of the IBCA could be more than, the same as or less than the market value of such securities and that opinions of investment banking firms as to fairness, from a financial point of view, may not provide a reliable guide to fair value under Sections 490.1301 through 490.1331. If (i) the dissenter believes that the amount offered or paid is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated, (ii) Interstate Energy fails to make payment within 60 days after the date set for demanding payment, or (iii) IES, having failed to effect the Proposed Wisconsin Transactions, does not return the deposited certificates within 60 days after the date set for demanding payment, dissenters may, within 30 days after the payment was made or offered, notify Interstate Energy or IES, as the case may be, in writing of the dissenting IES Shareholder's own estimate of the fair value of the IES Shares and the amount of interest due, and demand payment of the fair value of such IES Shares and interest so calculated less payments received by such dissenting IES Shareholder, if any. A dissenter waives the right to demand payment as described in this paragraph unless the dissenter notifies Interstate Energy of the dissenter's demand within 30 days after Interstate Energy made or offered payment for the dissenter's IES Shares. If demand of a dissenter for payment remains unsettled, Interstate Energy must (i) commence a proceeding in the Iowa District Court for Linn County, Iowa, within 60 days after receiving the payment demand to determine the fair value of the shares and accrued interest or (ii) pay to each such dissenter the amount demanded. The costs of a proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, will generally be assessed against Interstate Energy. The court may, however, assess such court costs, including the fees and expenses of counsel and experts, against a dissenter that is found by the court to have acted arbitrarily, vexatiously or not in good faith in demanding payment.

                              OWNERSHIP OF SHARES

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, (i) each IES Share is entitled to one vote on the Wisconsin Merger Agreement and the Proposed Wisconsin Transaction, (ii) as of the Record Date, 29,923,233 IES Shares were outstanding, (iii) the affirmative vote of a majority of the votes entitled to be cast by the holders of IES Shares entitled to vote thereon is required for approval of the Wisconsin Merger Agreement and the Proposed Wisconsin Transaction, and (iv) the affirmative vote of a majority of the votes entitled to be cast by the holders of IES Shares represented in person or by proxy at the Annual Meeting and entitled to vote thereon is required for the election of directors.

     The following table sets forth, as of June 1, 1996, the number of IES Shares beneficially owned by each person known by MidAmerican to own 5% or more of the outstanding IES Shares as of June 1, 1996. The information contained in the table is copied from information contained in the IES/Interstate/WPL Joint Proxy Statement/Prospectus.

                                                                   AMOUNT AND NATURE          PERCENT
                  NAME OF BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP(1)     OF CLASS
- -------------------------------------------------------------  --------------------------     --------
WPL..........................................................           5,861,115               16.4%
Interstate...................................................           5,861,115               16.4%

- ---------------
(1) By reason of the Stock Option Agreements, each of Interstate and WPL may be deemed to have sole voting and dispositive power with respect to the IES Shares listed above which are subject to their respective Options from IES and, accordingly, each of Interstate and WPL may be deemed to beneficially own all of such IES Shares (assuming exercise of its Option and the nontriggering of the other party's right to exercise its Option for IES Shares). However, each of Interstate and WPL expressly disclaim any beneficial ownership of such shares because the Options are exercisable only in certain circumstances.

     The following table sets forth, as of June 1, 1996, the number of IES Shares beneficially owned by each director, the chief executive officer and each of the four other most highly compensated executive officers (and by all directors and officers as a group) of IES. The information contained in the table is copied from information contained in the IES/Interstate/WPL Joint Proxy Statement/Prospectus.

                                                                   AMOUNT AND NATURE          PERCENT
                  NAME OF BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP(1)     OF CLASS
- -------------------------------------------------------------  --------------------------     --------
C.R.S. Anderson..............................................             19,000                 .06%
J. Wayne Bevis...............................................                500                 (2)
Blake O. Fisher, Jr..........................................             16,415                 .05%
John F. Franz, Jr............................................             14,492                 .05%
James E. Hoffman.............................................              5,000                 .02%
Lee Liu......................................................             44,638                 .15%
Rene H. Males................................................              6,712                 .02%
Jack R. Newman...............................................                  0                 (2)
Robert D. Ray................................................              1,500                 (2)
David Q. Reed................................................              4,002                 .01%
Larry D. Root................................................             17,470                 .06%
Henry Royer..................................................              1,925                 (2)
Robert W. Schultz............................................              1,399                 (2)
Anthony R. Weiler............................................              2,335                 (2)
All Executive Officers and Directors of IES and Utilities as
  a group (20 persons).......................................            168,556                 .56%

- ---------------
(1) Includes ownership of shares by family members even though beneficial ownership of such shares may be disclaimed.

(2) Less than .01% of the Class (IES Common Stock).

     Other than the Wisconsin Merger Agreement, MidAmerican is not aware of any arrangements which may result in a change in control of IES.

     THE INFORMATION CONCERNING IES AND THE PROPOSED WISCONSIN TRANSACTION CONTAINED IN THIS PROXY STATEMENT HAS BEEN TAKEN FROM OR IS BASED UPON DOCUMENTS AND RECORDS ON FILE WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION. MIDAMERICAN HAS NO KNOWLEDGE THAT WOULD INDICATE THAT STATEMENTS RELATING TO IES CONTAINED IN THIS PROXY STATEMENT IN RELIANCE UPON PUBLICLY AVAILABLE INFORMATION ARE INACCURATE OR INCOMPLETE. MIDAMERICAN, HOWEVER, HAS NOT BEEN GIVEN ACCESS TO THE BOOKS AND RECORDS OF IES, WAS NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS, AND IS NOT IN A POSITION TO VERIFY, OR MAKE ANY REPRESENTATION WITH RESPECT TO THE ACCURACY OF, ANY SUCH INFORMATION OR STATEMENTS.

     The IES/Interstate/WPL Joint Proxy Statement/Prospectus contains additional information concerning the IES Shares, beneficial ownership of the IES Shares by, and other information concerning, IES' directors and officers, compensation paid to executive officers, and the principal holders of IES Shares.

     If the MidAmerican Proposed Merger were completed, IES Shareholders would own between approximately 29% and 41% of the outstanding MidAmerican common stock, depending on the percentage of IES Shareholders that elect to receive cash for their IES Shares.

     According to the IES/Interstate/WPL Joint Proxy Statement/Prospectus, proposals of IES Shareholders intended to be presented at the 1997 IES Annual Meeting must be received at IES' Corporate Secretary's Office on or before November 20, 1996 for consideration for inclusion in the proxy statement and form of proxy relating to that meeting.

                            SOLICITATION OF PROXIES

     Proxies will be solicited by mail, telephone, telegraph, telex, telecopier and other electronic means and by advertisement and in person. Solicitation may be made by directors, executive officers and other representatives of MidAmerican. See Annex A hereto for a listing of such persons.

     The entire expense of MidAmerican's solicitation of proxies for the Annual Meeting is being borne by MidAmerican. MidAmerican estimates that it has spent approximately $500,000 to date in connection with the solicitation of proxies from IES Shareholders and that its total expenditures for such solicitations will be approximately $2,000,000. MidAmerican has retained D.F. King & Co., Inc. ("D.F. King") to assist and to provide advisory and proxy solicitation services in connection with the Proxy Solicitation for which D.F. King will be paid a customary fee of not more than $400,000 and will be reimbursed for reasonable out-of-pocket expenses. D.F. King will utilize approximately 100 individuals in the solicitation of proxies. MidAmerican will indemnify D.F. King against certain liabilities and expenses in connection with the Proxy Solicitation, including liabilities under the federal securities law.

     Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of IES Shares for which they hold of record, and MidAmerican will reimburse them for their reasonable out-of-pocket expenses.

     Pursuant to a letter agreement dated August 2, 1996, as amended (the "Letter Agreement"), Dillon, Read & Co. Inc. ("Dillon Read") is providing certain financial advisory services to MidAmerican in connection with the proposed MidAmerican Proposed Merger. Under the Letter Agreement, MidAmerican has agreed to pay Dillon Read for its financial advisory services in connection with the MidAmerican Proposed Merger a financial advisory fee of (i) $500,000 upon execution of the Letter Agreement, (ii) $1,000,000 upon the public announcement of a proposal by MidAmerican to acquire IES, (iii) $500,000 on the six month anniversary of the Letter Agreement, and (iv) $5,160,000 less any fees paid pursuant to (i), (ii) and (iii) above, upon consummation of an acquisition of IES. MidAmerican has also agreed to reimburse Dillon Read for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel incurred in connection with its engagement, and has agreed to indemnify each of Dillon Read and certain related persons and entities against certain liabilities and expenses in connection with Dillon Read's engagement, including certain liabilities under the federal securities laws. In connection with Dillon Read's engagement as financial advisor, MidAmerican anticipates that certain employees of Dillon Read may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are IES Shareholders for the purpose of assisting in the Proxy Solicitation. Dillon Read will not receive any fee for or in connection with such solicitation activities by its employees apart from the fees it is otherwise entitled to receive as described above. Dillon Read has in the past rendered and is currently rendering various investment banking and financial advisory services for MidAmerican, for which it has received and will receive customary compensation.

     The expenses related to the Proxy Solicitation will be borne by MidAmerican. MidAmerican has not determined whether to seek reimbursement from IES of its expenses related to the Proxy Solicitation.

     If you have any questions concerning the Proxy Solicitation or the procedures to be followed to execute and deliver a proxy, please contact D.F. King at the address or phone number specified below.

     YOUR PROXY AND PROMPT ACTION ARE IMPORTANT. YOU ARE URGED TO GRANT YOUR PROXY BY SIGNING, DATING AND MAILING PROMPTLY THE ENCLOSED BLUE PROXY CARD. PLEASE ACT TODAY.

     If you have any questions or need assistance in voting your shares, please call D. F. King or MidAmerican at the telephone numbers listed below:

                             D.F. KING & CO., INC.
                     BANKS AND BROKERS CALL (212) 269-5550

                           MIDAMERICAN ENERGY COMPANY
                         CALL TOLL-FREE: 1-888-776-4692

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The summary below sets forth selected historical financial data and selected unaudited pro forma financial data. The pro forma amounts included in the summary set forth below assume completion of the MidAmerican Proposed Merger, in which IES Shareholders in the aggregate would receive up to 40% cash and the remainder in MidAmerican common stock. IES Shareholders receiving cash would receive $39.00 per share and IES Shareholders electing stock would receive
2.346 shares of MidAmerican common stock for each IES Share. The pro forma amounts included in the summary set forth below also assume payment by IES of aggregate termination fees in connection with the termination of the Proposed Wisconsin Transaction in the amount of $40,000,000. See "Background of the Solicitation -- The Wisconsin Merger Agreement." This financial data set forth below should be read in conjunction with the historical consolidated financial statements and related notes thereto of MidAmerican and IES contained in the respective Annual Reports on Form 10-K of MidAmerican and IES which are incorporated by reference herein, and in conjunction with the Pro Forma Combined Financial Information (unaudited) and related notes thereto of MidAmerican included elsewhere in this Proxy Statement.

SELECTED CONSOLIDATED FINANCIAL DATA OF MIDAMERICAN AND IES

     The selected historical consolidated financial data of MidAmerican and IES for the five years ended December 31, 1995, set forth below, have been derived from audited financial statements. The selected historical financial data of MidAmerican and IES for the six months ended June 30, 1996, and June 30, 1995, set forth below, have been derived from unaudited financial statements.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                           MIDAMERICAN ENERGY COMPANY

                                            SIX          SIX
                                           MONTHS       MONTHS
                                           ENDED        ENDED
                                          JUNE 30,     JUNE 30,                       YEAR ENDED DECEMBER 31,
                                         ----------   ----------   --------------------------------------------------------------
                                            1996         1995         1995         1994         1993         1992         1991
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Operating revenues...................  $1,004,779   $  833,134   $1,723,644   $1,690,910   $1,682,935   $1,491,058   $1,488,563
  Operating income(1)..................     175,398      135,153      301,132      273,606      280,896      217,710      278,121
  Other income (deductions)(2).........      21,844       23,212       17,212       37,327       54,349       17,818       32,370
  Preferred dividends..................       4,661        4,563        8,059       10,551        8,367        8,735        9,708
  Earnings on common stock from
    continuing operations..............      79,128       59,688      122,347      125,834      139,338       79,350      118,261
  Earnings per common share from
    continuing operations..............  $     0.79   $     0.59   $     1.22   $     1.28   $     1.43   $     0.83   $     1.32
  Cash dividends declared per share....  $     0.60   $     0.58   $     1.18   $     1.17   $     1.17   $     1.28   $     1.38

                                                                                            DECEMBER 31,
                                          JUNE 30,     JUNE 30,    --------------------------------------------------------------
                                            1996         1995         1995         1994         1993         1992         1991
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
  Total assets.........................  $4,432,700   $4,365,480   $4,523,521   $4,415,774   $4,371,261   $4,114,016   $3,910,669
  Long-term obligations................   1,469,811    1,471,067    1,468,617    1,471,127    1,407,374    1,401,736    1,362,376
  Power purchase obligation............     125,729      137,809      125,729      137,809      151,485      146,150      150,838
  Short-term borrowings................     164,490      102,300      184,800      124,500      173,035      120,244       67,629
  Preferred stock:
    Not subject to mandatory
      redemption.......................      78,577       89,955       89,945       89,955      109,871       74,242       74,291
    Subject to mandatory redemption....      50,000       50,000       50,000       50,000       50,000       48,625       79,200
  Common stock equity..................   1,242,588    1,223,826    1,225,715    1,204,112    1,180,510    1,159,676    1,128,858
  Book value per common share..........  $    12.33   $    12.15   $    12.17   $    12.08   $    12.07   $    11.86   $    12.12

- ---------------
(1) Operating Income for 1995 includes $31.9 million of costs related to a restructuring and work force reduction plan.

(2) Other Income (Deductions) for 1995 include approximately $18 million of expense for the write-down of certain nonregulated assets. Other Income (Deductions) for 1993 includes an $18.5 million pre-tax gain on an exchange of natural gas service territory.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                              IES INDUSTRIES INC.

                                     SIX MONTHS   SIX MONTHS
                                     ENDED JUNE   ENDED JUNE
                                        30,          30,                          YEAR ENDED DECEMBER 31,
                                     ----------   ----------   --------------------------------------------------------------
                                        1996         1995         1995         1994         1993         1992         1991
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Operating revenues................ $  453,844   $  395,839   $  851,010   $  785,864   $  801,266   $  678,296   $  661,538
  Operating income..................     63,764       55,571      151,712      147,933      151,269      109,024      103,357
  Other income (deductions).........      3,753        2,423        6,594        7,382         (936)      10,672        5,786
  Preferred dividends...............        457          457          914          914          914        1,729        2,170
  Earnings on common stock from
    continuing operations...........     22,151       19,248       64,176       66,818       67,938       48,711       44,657
  Earnings per common share from
    continuing operations........... $     0.75   $     0.66   $     2.20   $     2.34   $     2.45   $     1.92   $     1.85
  Cash dividends declared per
    share........................... $     1.05   $     1.05   $     2.10   $     2.10   $     2.10   $     2.10   $     2.03

                                                                                        DECEMBER 31,
                                      JUNE 30,     JUNE 30,    --------------------------------------------------------------
                                        1996         1995         1995         1994         1993         1992         1991
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
  Total assets...................... $2,086,307   $1,924,756   $2,054,291   $1,904,593   $1,749,619   $1,637,382   $1,485,092
  Long-term obligations.............    668,461      599,275      654,090      623,359      574,488      551,335      506,218
  Short-term borrowings.............    125,000       87,000      101,000       37,000       24,000       92,000       40,900
  Preferred stock:
    Not subject to mandatory
      redemption....................     18,320       18,320       18,320       18,320       18,320       18,320       29,194
  Common stock equity...............    611,931      589,899      612,346      591,783      572,051      482,729      463,296
  Book value per common share....... $    20.74   $    20.50   $    20.75   $    20.56   $    20.21   $    18.89   $    19.07

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

     The selected unaudited pro forma financial data combines the historical consolidated balance sheets of MidAmerican and IES as if the MidAmerican Proposed Merger had been consummated at the end of the period shown and combines the statements of income of MidAmerican and IES as if the MidAmerican Proposed Merger had been consummated at the beginning of the period shown, in each case after giving effect to the MidAmerican Proposed Merger under the purchase method of accounting. The selected unaudited pro forma financial data does not reflect any potential cost reductions or synergies associated with the MidAmerican Proposed Merger and is not necessarily indicative of the operating results or financial position that would have occurred had the MidAmerican Proposed Merger been consummated on the dates for which the MidAmerican Proposed Merger is being given effect, nor is it necessarily indicative of future operating results or financial position.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

                      MIDAMERICAN ENERGY COMPANY -- MERGED
       ASSUMING HOLDERS OF 40% OF IES COMMON STOCK ELECT TO RECEIVE CASH

                                                                     SIX MONTHS         YEAR
                                                                       ENDED           ENDED
                                                                      JUNE 30,      DECEMBER 31,
                                                                        1996            1995
                                                                     ----------     ------------
                                                                      (IN THOUSANDS, EXCEPT PER
                                                                           SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Operating revenues...............................................  $1,458,623      $2,574,654
  Operating income (1) (5).........................................     233,183         440,886
  Other income (deductions) (2)....................................      25,597          23,806
  Preferred dividends..............................................       5,118           8,973
  Earnings on common stock from continuing operations (6)(10)......      86,313         156,592
  Earnings per common share from continuing operations (7)(10).....  $     0.60      $     1.10
  Cash dividends per share (9).....................................  $     0.60      $     1.20
  Payout ratio (9)(10).............................................        1.00            1.09
BALANCE SHEET DATA:
  Total assets (3) (8).............................................  $7,268,245
  Long-term obligations............................................   2,138,272
  Power purchase obligation........................................     125,729
  Short-term borrowings (4)........................................     826,281
  Preferred stock:
     Not subject to mandatory redemption...........................      96,897
     Subject to mandatory redemption...............................      50,000
  Common stock equity..............................................   1,942,833
  Book value per common share (7)..................................  $    13.60

- ---------------
 (1) Operating income includes $31.9 million of costs related to a restructuring and work force reduction plan implemented and completed in 1995.

 (2) Other income (deductions) for 1995 include approximately $18 million of expense for the write-down of certain nonregulated assets.

 (3) Reflects adjustment to fair value of certain assets and liabilities and goodwill.

 (4) Reflects additional short-term borrowings of $536,791,000.

 (5) Reflects amortization of the goodwill over a 40 year period which increases operating expenses by $12.0 million per year.

 (6) Reflects additional interest on the additional short-term borrowings at 5.675% annually and the related income tax benefit at 41%.

 (7) Reflects the exchange of 17,954,000 IES Shares (60% of the total IES Shares) for 42,120,000 shares of MidAmerican common stock.

 (8) Reflects the exchange of 11,969,000 IES Shares (40% of the total IES Shares) for $466,791,000 of cash.

 (9) Reflects current MidAmerican dividend rate, not actual dividends declared by MidAmerican and IES.

(10) Pro forma amounts do not give effect to the synergies of the MidAmerican Proposed Merger. See Notes to Pro Forma Combined Balance Sheet and Statements of Income for additional information regarding the pro forma adjustments.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

                      MIDAMERICAN ENERGY COMPANY -- MERGED

         ASSUMING NO HOLDERS OF IES COMMON STOCK ELECT TO RECEIVE CASH

                                                                 SIX MONTHS ENDED      YEAR ENDED
                                                                     JUNE 30,         DECEMBER 31,
                                                                 ----------------     ------------
                                                                       1996               1995
                                                                 ----------------     ------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE)
INCOME STATEMENT DATA:
  Operating revenues...........................................     $1,458,623         $2,574,654
  Operating income(1)(5).......................................        233,183            440,886
  Other income (deductions)(2).................................         25,597             23,806
  Preferred dividends..........................................          5,118              8,973
  Earnings on common stock from continuing operations(6)(9)....         94,128            172,221
  Earnings per common share from continuing operations(7)(9)...     $     0.55         $     1.01
  Cash dividends per share(8)..................................     $     0.60         $     1.20
  Payout ratio(9)..............................................           1.09               1.19
BALANCE SHEET DATA:
  Total assets(3)..............................................     $7,268,267
  Long-term obligations........................................      2,138,272
  Power purchase obligation....................................        125,729
  Short-term borrowings(4).....................................        359,490
  Preferred Stock:
     Not subject to mandatory redemption.......................         96,897
     Subject to mandatory redemption...........................         50,000
  Common stock equity..........................................      2,409,646
  Book value per common share(7)...............................     $    14.10

- ---------------
(1) Operating income includes $31.9 million of costs related to a restructuring and work force reduction plan implemented and completed in 1995.

(2) Other income (deductions) for 1995 include approximately $18 million of expense for the write-down of certain nonregulated assets.

(3) Reflects adjustments to fair value of certain assets and liabilities and goodwill.

(4) Reflects additional short-term borrowings of $70,000,000.

(5) Reflects amortization of the goodwill over a 40 year period which increases operating expenses by $12.0 million per year.

(6) Reflects additional interest on the additional short-term borrowings at 5.675% annually and the related income tax benefit at 41%.

(7) Reflects the exchange of all 29,923,000 IES Shares for 70,199,000 shares of MidAmerican common stock.

(8) Reflects current MidAmerican dividend rate, not actual dividends declared by MidAmerican and IES.

(9) Pro forma amounts do not give effect to the synergies of the MidAmerican Proposed Merger. See Notes to Pro Forma Combined Balance Sheet and Statements of Income for additional information regarding the pro forma adjustments.

                COMPARATIVE BOOK VALUES, DIVIDENDS AND EARNINGS
                           PER SHARE OF COMMON STOCK

ASSUMING HOLDERS OF 40% OF IES COMMON STOCK ELECT TO RECEIVE CASH

     The MidAmerican pro forma earnings and book value per share amounts are computed by dividing the combined actual amounts by the pro forma shares outstanding. The IES pro forma per share amounts are computed by multiplying the MidAmerican pro forma per share amounts by the exchange ratio of 2.346.

                                                                     HISTORICAL     PRO FORMA
                                                                     ----------     ---------
    IES Per Share of Common Stock Amounts
      Book Value as of June 30, 1996...............................    $20.74        $ 31.91
      Book Value as of December 31, 1995...........................    $20.75        $ 31.62
      Cash Dividends Per Share
         Six Months Ended June 30, 1996(1).........................    $ 1.05        $  1.41
      Cash Dividends Per Share
         Year Ended December 31, 1995(1)...........................    $ 2.10        $  2.82
      Earnings Per Share
         Six Months Ended June 30, 1996............................    $ 0.75        $  1.41(2)
      Earnings Per Share
         Year Ended December 31, 1995..............................    $ 2.20        $  2.59(2)

                                                                     HISTORICAL     PRO FORMA
                                                                     ----------     ---------
    MidAmerican Per Share of Common Stock Amounts
      Book Value as of June 30, 1996...............................    $12.33        $ 13.60
      Book Value as of December 31, 1995...........................    $12.17        $ 13.48
      Cash Dividends Per Share
         Six Months Ended June 30, 1996(1).........................    $ 0.60        $  0.60
      Cash Dividends Per Share
         Year Ended December 31, 1995(1)...........................    $ 1.18        $  1.20
      Earnings Per Share
         Six Months Ended June 30, 1996............................    $ 0.79        $  0.60(2)
      Earnings Per Share
         Year Ended December 31, 1995..............................    $ 1.22        $  1.10(2)

- ---------------
(1) The pro forma amounts reflect the current dividend rate for MidAmerican. Actual dividends per share declared by MidAmerican and IES were $.54 per MidAmerican share ($1.26 per IES Share) for the six months ended June 30, 1996, and $1.06 per MidAmerican share ($2.50 per IES Share) for the year ended December 31, 1995, based on average shares outstanding for the period, with effect given for the conversion ratio of 2.346 for each IES Share

(2) Pro forma amounts do not give effect to the synergies of the MidAmerican Proposed Merger.

ASSUMING NO HOLDERS OF IES COMMON STOCK ELECT TO RECEIVE CASH

     The MidAmerican pro forma earnings and book value per share amounts are computed by dividing the combined actual amounts by the pro forma shares outstanding. The IES pro forma per share amounts are computed by multiplying the MidAmerican pro forma per share amounts by the exchange ratio of 2.346.

                                                                     HISTORICAL     PRO FORMA
                                                                     ----------     ---------
    IES Per Share of Common Stock Amounts
      Book Value as of June 30, 1996...............................    $20.74        $ 33.08
      Book Value as of December 31, 1995...........................    $20.75        $ 32.84
      Cash Dividends Per Share
         Six Months Ended June 30, 1996(1).........................    $ 1.05        $  1.41
      Cash Dividends Per Share
         Year Ended December 31, 1995(1)...........................    $ 2.10        $  2.82
      Earnings Per Share
         Six Months Ended June 30, 1996............................    $ 0.75        $  1.29(2)
      Earnings Per Share
         Year Ended December 31, 1995..............................    $ 2.20        $  2.37(2)

                                                                     HISTORICAL     PRO FORMA
                                                                     ----------     ---------
    MidAmerican Per Share of Common Stock Amounts
      Book Value as of June 30, 1996...............................    $12.33        $ 14.10
      Book Value as of December 31, 1995...........................    $12.17        $ 14.00
      Cash Dividends Per Share
         Six Months Ended June 30, 1996(1).........................    $ 0.60        $  0.60
      Cash Dividends Per Share
         Year Ended December 31, 1995(1)...........................    $ 1.18        $  1.20
      Earnings Per Share
         Six Months Ended June 30, 1996............................    $ 0.79        $  0.55(2)
      Earnings Per Share
         Year Ended December 31, 1995..............................    $ 1.22        $  1.01(2)

- ---------------
(1) The pro forma amounts reflect the current dividend rate for MidAmerican. Actual dividends per share declared by MidAmerican and IES were $0.54 per MidAmerican share ($1.26 per IES Share) for the six months ended June 30, 1996, and $1.06 per MidAmerican share ($2.50 per IES Share) for the year ended December 31, 1995, based on average shares outstanding for the respective periods, with effect given to the conversion ratio of 2.346 shares of MidAmerican common stock for each IES Share.

(2) Pro forma amounts do not give effect to the synergies of the MidAmerican Proposed Merger.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of MidAmerican and IES after giving effect to the MidAmerican Proposed Merger and are based on the assumptions set forth in the notes thereto. The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of MidAmerican and IES, that are contained in their respective Annual Reports on Form 10-K which are incorporated by reference herein. The information is not necessarily indicative of the financial position or operating results that would have occurred had the MidAmerican Proposed Merger been consummated on the date, or the beginning of the periods, for which the MidAmerican Proposed Merger is being given effect, nor is it necessarily indicative of future operating results or financial position.

     The pro forma amounts included in the summary set forth below assume completion of the MidAmerican Proposed Merger, in which IES Shareholders in the aggregate would receive up to 40% cash and the remainder in MidAmerican common stock. IES Shareholders receiving cash would receive $39.00 per share and IES Shareholders electing stock would receive 2.346 shares of MidAmerican common stock for each IES Share. The pro forma amounts included in the summary set forth below also assume payment by IES of aggregate termination fees in connection with the termination of the Proposed Wisconsin Transaction in the amount of $40,000,000. See "Background of the Solicitation -- The Wisconsin Merger Agreement."

     The unaudited pro forma consolidated balance sheet as of June 30, 1996, gives effect to the MidAmerican Proposed Merger under the purchase method of accounting as if the MidAmerican Proposed Merger had occurred at March 31, 1996. The estimated decommissioning obligation recorded by IES of $70 million has been reclassified from Accumulated Provision for Depreciation to Other Liabilities to present the information on a basis consistent with the MidAmerican obligation. Certain other amounts as reported by MidAmerican have been reclassified to present the information on a basis consistent with the publicly available information of IES.

     The unaudited pro forma consolidated statements of income for the six months ended June 30, 1996, and the year ended December 31, 1995, gives effect to the MidAmerican Proposed Merger under the purchase method of accounting as if the MidAmerican Proposed Merger had occurred at the beginning of each of the respective periods and do not reflect any potential cost reduction or synergies associated with the MidAmerican Proposed Merger. Certain amounts as reported by MidAmerican have been reclassified to present the information on a basis consistent with the publicly available information of IES.

                           MIDAMERICAN ENERGY COMPANY

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1995
       ASSUMING HOLDERS OF 40% OF IES COMMON STOCK ELECT TO RECEIVE CASH
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             IES           PRO FORMA      PRO FORMA
                                        MIDAMERICAN     (AS REPORTED)     ADJUSTMENTS      COMBINED
                                        -----------     -------------     -----------     ----------
Operating Revenues
  Electric............................  $1,094,647        $ 560,471                       $1,655,118
  Gas.................................     459,588          190,339                          649,927
  Other...............................     169,409          100,200                          269,609
                                        ----------         --------         --------      ----------
          Total operating revenues....   1,723,644          851,010               --       2,574,654
Operating Expenses
  Electric production fuel............     169,218           96,256                          265,474
  Purchased power.....................     148,209           66,874                          215,083
  Cost of gas sold....................     279,025          141,716                          420,741
  Other operation.....................     458,443          201,390                          659,833
  Maintenance.........................      86,184           46,093                          132,277
  Depreciation and amortization.......     182,093           97,958           11,958(5)      292,009
  Taxes other than income taxes.......      99,340           49,011                          148,351
                                        ----------         --------         --------      ----------
          Total operating expenses....   1,422,512          699,298           11,958       2,133,768
                                        ----------         --------         --------      ----------
Operating Income......................     301,132          151,712          (11,958)        440,886
Other Income (deductions)
  Allowance for funds used during
     construction.....................       6,033            3,424                            9,457
  Other income and
     deductions -- net................      11,179            3,170                           14,349
                                        ----------         --------         --------      ----------
          Total other income
            (deductions)..............      17,212            6,594               --          23,806
Interest Expense......................     119,954           50,727           30,463(6)      201,144
                                        ----------         --------         --------      ----------
  Income from continuing operations
     before income taxes and preferred
     dividends........................     198,390          107,579          (42,421)        263,548
Income Taxes..........................      67,984           42,489          (12,490)(6)      97,983
Preferred Dividends of Subsidiary.....                          914                              914
                                        ----------         --------         --------      ----------
Net Income from Continuing
  Operations..........................     130,406           64,176          (29,931)        164,651
Preferred Dividends...................       8,059               --                            8,059
                                        ----------         --------         --------      ----------
Earnings Available to Common
  Shareholders from Continuing
  Operations..........................  $  122,347        $  64,176        $ (29,931)        156,592(8)
                                        ==========         ========         ========      ==========
Average Common Shares Outstanding.....     100,401           29,202          (29,202)(7)     142,521
                                                                              42,120(7)
Earnings per share of Common Stock
  from Continuing Operations..........  $     1.22        $    2.20                       $     1.10(8)
                                        ==========         ========                       ==========

                           MIDAMERICAN ENERGY COMPANY

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1995

         ASSUMING NO HOLDERS OF IES COMMON STOCK ELECT TO RECEIVE CASH

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                IES           PRO FORMA      PRO FORMA
                                           MIDAMERICAN     (AS REPORTED)     ADJUSTMENTS      COMBINED
                                           -----------     -------------     -----------     ----------
Operating Revenues
  Electric...............................  $1,094,647        $ 560,471                       $1,655,118
  Gas....................................     459,588          190,339                          649,927
  Other..................................     169,409          100,200                          269,609
                                           ----------         --------         --------      ----------
          Total operating revenues.......   1,723,644          851,010               --       2,574,654
Operating Expenses
  Electric production fuel...............     169,218           96,256                          265,474
  Purchased power........................     148,209           66,874                          215,083
  Cost of gas sold.......................     279,025          141,716                          420,741
  Other operation........................     458,443          201,390                          659,833
  Maintenance............................      86,184           46,093                          132,277
  Depreciation and amortization..........     182,093           97,958           11,958(5)      292,009
  Taxes other than income taxes..........      99,340           49,011                          148,351
                                           ----------         --------         --------      ----------
          Total operating expenses.......   1,422,512          699,298           11,958       2,133,768
Operating Income.........................     301,132          151,712          (11,958)        440,886
Other Income (deductions)
  Allowance for funds used during
     construction........................       6,033            3,424                            9,457
  Other income and deductions -- net.....      11,179            3,170                           14,349
                                           ----------         --------         --------      ----------
          Total other income
            (deductions).................      17,212            6,594               --          23,806
Interest Expense.........................     119,954           50,727            3,973(6)      174,654
                                           ----------         --------         --------      ----------
  Income from continuing operations
     before income taxes and preferred
     dividends...........................     198,390          107,579          (15,931)        290,038
Income Taxes.............................      67,984           42,489           (1,629)(6)     108,844
Preferred Dividends of Subsidiary........                          914                              914
                                           ----------         --------         --------      ----------
Net Income from Continuing Operations....     130,406           64,176          (14,302)        180,280
Preferred Dividend.......................       8,059               --                            8,059
                                           ----------         --------         --------      ----------
Earnings Available to Common Shareholders
  from Continuing Operations.............  $  122,347        $  64,176        $ (14,302)     $  172,221(8)
                                           ==========         ========         ========      ==========
Average Common Shares Outstanding........     100,401           29,202          (29,202)(7)     170,600(7)
                                                                                 70,199(7)
Earnings per share of Common Stock from
  Continuing Operations..................  $     1.22        $    2.20                       $     1.01(8)
                                           ==========         ========                       ==========

                           MIDAMERICAN ENERGY COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996

       ASSUMING HOLDERS OF 40% OF IES COMMON STOCK ELECT TO RECEIVE CASH

                                 (IN THOUSANDS)

                                                                  IES         PRO FORMA      PRO FORMA
                                               MIDAMERICAN   (AS REPORTED)   ADJUSTMENTS      COMBINED
                                               -----------   -------------   -----------     ----------
ASSETS
UTILITY PLANT
     Electric................................  $3,781,563     $ 1,921,426                    $5,702,989
     Gas.....................................     693,564         167,760                       861,324
     Other...................................          --         109,088                       109,088
                                               -----------   -------------   -----------     ----------
          Total..............................   4,475,127       2,198,274            --       6,673,401
     Accumulated provision for
       depreciation..........................   1,943,691         924,595                     2,868,286
     Construction work in progress...........      68,393          82,070                       150,463
     Nuclear fuel -- net.....................      31,676          40,532                        72,208
                                               -----------   -------------   -----------     ----------
          Net utility plant..................   2,631,505       1,396,281            --       4,027,786
POWER PURCHASE CONTRACT......................     209,178              --                       209,178
INVESTMENTS AND OTHER PROPERTY, NET..........     801,171         263,990       248,807(1)    1,313,968
GOODWILL.....................................          --              --       478,309(1)      478,309
CURRENT ASSETS
     Cash and cash equivalents...............      24,763          14,520      (466,791)(1)      39,283
                                                                                (70,000)(1)
                                                                                536,791(2)
     Accounts receivable -- net..............     198,175          45,491                       243,666
     Fossil fuel inventories.................      52,290          12,821                        65,111
     Materials and supplies..................      25,900          23,968                        49,868
     Prepayments and other...................      11,806          38,910                        50,716
                                               -----------   -------------   -----------     ----------
          Total current assets...............     312,934         135,710                       448,644
DECOMMISSIONING TRUST FUND...................      68,001          52,084                       120,085
DEFERRED CHARGES AND OTHER...................     409,911         238,242        44,596(3)      670,275
                                                                                (22,474)(4)
                                               -----------   -------------   -----------     ----------
TOTAL ASSETS.................................  $4,432,700     $ 2,086,307     $ 749,238      $7,268,245
                                               ==========      ==========     =========       =========

                           MIDAMERICAN ENERGY COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996

       ASSUMING HOLDERS OF 40% OF IES COMMON STOCK ELECT TO RECEIVE CASH

                                 (IN THOUSANDS)

                                                                     IES         PRO FORMA        PRO FORMA
                                                  MIDAMERICAN   (AS REPORTED)   ADJUSTMENTS        COMBINED
                                                  -----------   -------------   -----------       ----------
LIABILITIES AND EQUITY
CAPITALIZATION
  Common Stock Equity:
     Common Stock...............................  $  792,869     $   399,928     $ 700,245(1)     $1,493,114
                                                                                  (399,928)(1)
  Other shareholders equity.....................     449,719         212,003      (212,003)(1)       449,719
                                                  -----------   -------------   -----------       ----------
          Total Common Stock Equity.............   1,242,588         611,931        88,314         1,942,833
  Preferred stock not mandatorily redeemable....      78,577          18,320                          96,897
  Preferred stock mandatory sinking fund........      50,000              --                          50,000
  Long-term debt -- net.........................   1,403,132         604,469                       2,007,601
                                                  -----------   -------------   -----------       ----------
          Total capitalization..................   2,774,297       1,234,720        88,314         4,097,331
CURRENT LIABILITIES
  Current maturities, sinking funds, power
     purchase and capital lease obligations.....      77,490          37,343                         114,833
  Short-term borrowings.........................     164,490         125,000       536,791(2)        826,281
  Accounts payable..............................      77,218          92,398                         169,616
  Taxes accrued.................................      76,462          47,698                         124,160
  Other accrued liabilities.....................      85,332          44,521                         129,853
                                                  -----------   -------------   -----------       ----------
          Total current liabilities.............     480,992         346,960       536,791         1,364,743
OTHER LIABILITIES
  Power purchase contract.......................     112,700              --                         112,700
  Deferred income taxes.........................     750,388         258,310       102,011(1)      1,110,709
  Deferred investment tax credits...............      92,141          35,793                         127,934
  Nuclear decommissioning obligations...........      68,001          72,000                         140,001
  Accrued environmental remediation costs.......      22,221          43,400                          65,621
  Capital lease obligations.....................       2,218          26,649                          28,867
  Other liabilities and deferred credits........     129,742          68,475        44,596(3)        220,339
                                                                                   (22,474)(4)
                                                  -----------   -------------   -----------       ----------
          Total other liabilities...............   1,177,411         504,627       124,133         1,806,171
                                                  -----------   -------------   -----------       ----------
          TOTAL CAPITALIZATION AND
            LIABILITIES.........................  $4,432,700     $ 2,086,307     $ 749,238        $7,268,245
                                                  ==========      ==========     =========         =========

                           MIDAMERICAN ENERGY COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996

         ASSUMING NO HOLDERS OF IES COMMON STOCK ELECT TO RECEIVE CASH

                                 (IN THOUSANDS)

                                                                IES         PRO FORMA       PRO FORMA
                                             MIDAMERICAN   (AS REPORTED)   ADJUSTMENTS       COMBINED
                                             -----------   -------------   -----------      ----------
ASSETS
UTILITY PLANT
  Electric.................................  $3,781,563     $ 1,921,426                     $5,702,989
  Gas......................................     693,564         167,760                        861,324
  Other....................................          --         109,088                        109,088
                                             ----------      ----------     ----------      ----------
          Total............................   4,475,127       2,198,274             --       6,673,401
  Accumulated provision for depreciation...   1,943,691         924,595                      2,868,286
  Construction work in progress............      68,393          82,070                        150,463
  Nuclear fuel -- net......................      31,676          40,532                         72,208
                                             ----------      ----------     ----------      ----------
          Net utility plant................   2,631,505       1,396,281             --       4,027,786
POWER PURCHASE CONTRACT....................     209,178              --                        209,178
INVESTMENTS AND OTHER PROPERTY, NET........     801,171         263,990        248,807(1)    1,313,968
GOODWILL...................................          --              --        478,331(1)      478,331
CURRENT ASSETS
  Cash and cash equivalents................      24,763          14,520        (70,000)(1)      39,283
                                                                                70,000(2)
  Accounts receivable -- net...............     198,175          45,491                        243,666
  Fossil fuel inventories..................      52,290          12,821                         65,111
  Materials and supplies...................      25,900          23,968                         49,868
  Prepayments and other....................      11,806          38,910                         50,716
                                             ----------      ----------     ----------      ----------
          Total current assets.............     312,934         135,710             --         448,644
DECOMMISSIONING TRUST FUND.................      68,001          52,084                        120,085
DEFERRED CHARGES AND OTHER.................     409,911         238,242         44,596(3)      670,275
                                                                               (22,474)(4)
                                             ----------      ----------     ----------      ----------
          TOTAL ASSETS.....................  $4,432,700     $ 2,086,307    $   749,260      $7,268,267
                                             ==========      ==========     ==========      ==========

                           MIDAMERICAN ENERGY COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996

         ASSUMING NO HOLDERS OF IES COMMON STOCK ELECT TO RECEIVE CASH

                                 (IN THOUSANDS)

                                                                IES         PRO FORMA       PRO FORMA
                                             MIDAMERICAN   (AS REPORTED)   ADJUSTMENTS       COMBINED
                                             -----------   -------------   -----------      ----------
LIABILITIES AND EQUITY
CAPITALIZATION
  Common Stock Equity:
     Common Stock..........................  $  792,869     $   399,928    $ 1,167,058(1)   $1,959,927
                                                                              (399,928)(1)
     Other stockholders equity.............     449,719         212,003       (212,003)(1)     449,719
                                             -----------   -------------   -----------      ----------
          Total Common Stock Equity........   1,242,588         611,931        555,127       2,409,646
  Preferred stock not mandatorily                78,577          18,320                         96,897
     redeemable............................
  Preferred stock mandatory sinking fund...      50,000              --                         50,000
  Long-term debt -- net....................   1,403,132         604,469                      2,007,601
                                             -----------   -------------   -----------      ----------
          Total capitalization.............   2,774,297       1,234,720        555,127       4,564,144
CURRENT LIABILITIES
  Current maturities, sinking funds, power       77,490          37,343                        114,833
     purchase and capital lease
     obligations...........................
  Short-term borrowings....................     164,490         125,000         70,000(2)      359,490
  Accounts payable.........................      77,218          92,398                        169,616
  Taxes accrued............................      76,462          47,698                        124,160
  Other accrued liabilities................      85,332          44,521                        129,853
                                             -----------   -------------   -----------      ----------
          Total current liabilities........     480,992         346,960         70,000         897,952
OTHER LIABILITIES
  Power purchase contract..................     112,700              --                        112,700
  Deferred income taxes....................     750,388         258,310        102,011(1)    1,110,709
  Deferred investment tax credits..........      92,141          35,793                        127,934
  Nuclear decommissioning obligations......      68,001          72,000                        140,001
  Accrued environmental remediation              22,221          43,400                         65,621
     costs.................................
  Capital lease obligations................       2,218          26,649                         28,867
  Other liabilities and deferred credits...     129,742          68,475         44,596(3)      220,339
                                                                               (22,474)(4)
                                             -----------   -------------   -----------      ----------
          Total other liabilities..........   1,177,411         504,627        124,133       1,806,171
                                             -----------   -------------   -----------      ----------
          TOTAL CAPITALIZATION AND
            LIABILITIES....................  $4,432,700     $ 2,086,307    $   749,260      $7,268,267
                                             ==========      ==========      =========       =========

                           MIDAMERICAN ENERGY COMPANY

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                         SIX MONTHS ENDED JUNE 30, 1996

       ASSUMING HOLDERS OF 40% OF IES COMMON STOCK ELECT TO RECEIVE CASH

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  IES         PRO FORMA      PRO FORMA
                                               MIDAMERICAN   (AS REPORTED)   ADJUSTMENTS      COMBINED
                                               -----------   -------------   -----------     ----------
Operating Revenues
  Electric...................................  $  528,854     $   262,400                    $  791,254
  Gas........................................     281,604         132,651                       414,255
  Other......................................     194,321          58,793                       253,114
                                               -----------   -------------   -----------     ----------
          Total operating revenues...........   1,004,779         453,844            --       1,458,623
Operating Expenses
  Electric production fuel...................      85,962          43,021                       128,983
  Purchased power............................      74,427          36,469                       110,896
  Cost of gas sold...........................     171,425          99,250                       270,675
  Other operation............................     305,744         104,808                       410,552
  Maintenance................................      44,160          25,920                        70,080
  Depreciation and amortization..............      96,695          54,608         5,979(5)      157,282
  Taxes other than income taxes..............      50,968          26,004                        76,972
                                               -----------   -------------   -----------     ----------
          Total operating expenses...........     829,381         390,080         5,979       1,225,440
Operating Income.............................     175,398          63,764        (5,979)        233,183
Other Income (deductions)
  Allowance for funds used during
     construction............................       2,480           1,380                         3,860
  Other income and deductions -- net.........      19,364           2,373                        21,737
                                               -----------   -------------   -----------     ----------
          Total other income (deductions)....      21,844           3,753            --          25,597
Interest Expense.............................      59,322          25,839        15,232(6)      100,393
                                               -----------   -------------   -----------     ----------
  Income from continuing operations before
     income taxes and preferred dividends....     137,920          41,678       (21,211)        158,387
Income Taxes.................................      54,131          19,070        (6,245)(6)      66,956
Preferred Dividends of Subsidiary............                         457                           457
                                               -----------   -------------   -----------     ----------
Net Income from Continuing Operations........      83,789          22,151       (14,966)         90,974
Preferred Dividends..........................       4,661                                         4,661
                                               -----------   -------------   -----------     ----------
Earnings Available to Common Shareholders
  from Continuing Operations.................  $   79,128     $    22,151     $ (14,966)     $   86,313(8)
                                               ==========      ==========     =========       =========
Average Common Shares Outstanding............     100,752          29,723       (29,723)(7)     142,872
                                                                                 42,120(7)
Earnings per share of Common Stock from
  Continuing Operations......................  $     0.79     $      0.75                    $     0.60(8)
                                               ==========      ==========                     =========

                           MIDAMERICAN ENERGY COMPANY

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                         SIX MONTHS ENDED JUNE 30, 1996

         ASSUMING NO HOLDERS OF IES' COMMON STOCK ELECT TO RECEIVE CASH

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                IES           PRO FORMA      PRO FORMA
                                           MIDAMERICAN     (AS REPORTED)     ADJUSTMENTS      COMBINED
                                           -----------     -------------     -----------     ----------
Operating Revenues
  Electric...............................  $  528,854        $ 262,400                       $  791,254
  Gas....................................     281,604          132,651                          414,255
  Other..................................     194,321           58,793                          253,114
                                           ----------         --------         --------      ----------
     Total operating revenues............   1,004,779          453,844                        1,458,623
Operating Expenses
  Electric production fuel...............      85,962           43,021                          128,983
  Purchased power........................      74,427           36,469                          110,896
  Cost of gas sold.......................     171,425           99,250                          270,675
  Other operation........................     305,744          104,808                          410,552
  Maintenance............................      44,160           25,920                           70,080
  Depreciation and amortization..........      96,695           54,608            5,979(5)      157,282
  Taxes other than income taxes..........      50,968           26,004                           76,972
                                           ----------         --------         --------      ----------
     Total operating expenses............     829,381          390,080            5,979       1,225,440
Operating Income.........................     175,398           63,764           (5,979)        233,183
Other Income (deductions)
  Allowance for funds used during
     construction........................       2,480            1,380                            3,860
  Other income and deductions -- net.....      19,364            2,373                           21,737
                                           ----------         --------         --------      ----------
     Total other income (deductions).....      21,844            3,753                           25,597
Interest Expense.........................      59,322           25,839            1,987(6)       87,148
                                           ----------         --------         --------      ----------
  Income from continuing operations
     before income taxes and preferred
     dividends...........................     137,920           41,678           (7,966)        171,632
Income Taxes.............................      54,131           19,070             (815)(6)      72,386
Preferred Dividends of Subsidiary........                          457                              457
                                           ----------         --------         --------      ----------
Net Income from Continuing Operations....      83,789           22,151           (7,151)         98,789
Preferred Dividends......................       4,661                                             4,661
                                           ----------         --------         --------      ----------
Earnings Available to Common from
  Continuing Operations..................  $   79,128        $  22,151        $  (7,151)     $   94,128(8)
                                           ==========         ========         ========      ==========
Average Common Shares Outstanding........     100,752           29,723          (29,723)(7)     170,951(7)
                                                                                 70,199(7)
                                           ----------         --------                       ----------
Earnings per share of Common Stock from
  Continuing Operations..................  $     0.79        $    0.75                       $     0.55(8)
                                           ==========         ========                       ==========

                           MIDAMERICAN ENERGY COMPANY

       NOTES TO PRO FORMA COMBINED BALANCE SHEET AND STATEMENTS OF INCOME
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

(1) Reflects the calculation of goodwill. Since detailed accounting records were not available, the purchase price in excess of book value was first assigned to certain investments in which the fair value was estimatable from publicly available information and the remainder was applied to goodwill. The pro forma adjustments assume that all liabilities of IES are stated at fair value. Allocation of the purchase price will be reevaluated when completing the transaction and could result in the amount of goodwill changing. See Notes (3) and (4) for other fair value adjustments and Note (5) for information regarding the amortization of goodwill.

    The goodwill is based on an assumed exchange of cash and shares of MidAmerican common stock for all of the outstanding IES Shares at the close of business on July 10, 1996, the record date for the determination of IES Shareholders entitled to vote at the Annual Meeting to be held on September 5, 1996. MidAmerican common stock was valued at $16 5/8 at the close of business on August 2, 1996, the last trading day prior to the date the offer was made. The pro forma adjustments are shown assuming holders of 40% of the outstanding IES common stock will elect to receive cash at $39 per share and assuming no IES Shareholders will elect to receive cash. The IES Shareholders electing to receive shares of MidAmerican common stock will receive 2.346 shares of MidAmerican common stock for each IES Share held. Such excess is calculated as follows:

                                                          ASSUMING 40%          ASSUMING ZERO
                                                           ELECT CASH            ELECT CASH
                                                       -------------------   -------------------
IES Shares Outstanding...............................               29,923                29,923
Exchanged for Shares.................................     60%       17,954     100%       29,923
  Shares of MidAmerican Issued for Each Share of IES
     Exchanged for Shares............................  2.346                 2.346
Total MidAmerican Shares Issued......................               42,120                70,199
Exchanged for Cash...................................     40%       11,969       0%           --
  MidAmerican Common Stock issued $16.625 per
     share...........................................            $ 700,245             $1,167,058
  Cash...............................................              466,791                    --
  Transaction Costs..................................               30,000                30,000
                                                                 ----------
                                                                 $1,197,036            $1,197,058
Less: Net assets of IES at book value (as
  reported)..........................................              611,931               611,931
  Reduction to IES net assets for termination
     fees*...........................................              (40,000)              (40,000)
  Fair Value Adjustment for Certain Investments**....              248,807               248,807
  Deferred Tax Liability for Fair Value Adjustment...             (102,011)             (102,011)
                                                                 ----------
Goodwill**...........................................            $ 478,309             $ 478,331
                                                                 ==========

- ---------------
  * The termination fees of $40 million were not included in the pro forma income statement.

 ** Includes a $223,807,000 adjustment related to the increase in fair market value in McLeod Common Stock. For purposes of this adjustment, the closing price of McLeod as of June 30, 1996 was used. If the closing price from August 16, 1996 was used, the valuation adjustment would have increased by $35,774,000, and goodwill would have decreased by a like amount. Although certain contractual and legal provisions restrict sales by MidAmerican of its McLeod shares, the impact of such restrictions on the value of MidAmerican's McLeod shares is not expected to have a material impact on MidAmerican's pro forma income.

(2) Reflects the issuance of short-term notes payable to finance the exchange of shares for cash, termination fees and transaction cost. The rate currently available to MidAmerican on such borrowings is 5.675%. See Note (6) for information regarding the effect of interest rate changes.

                                                               ASSUMING 40%     ASSUMING ZERO
                                                                ELECT CASH       ELECT CASH
                                                               ------------     -------------
    Borrowings...............................................   536,791,000      $70,000,000

(3) Reflects the increase in the liability for the excess of the other post-retirement employee benefit obligation in excess of plan assets. Also reflects the corresponding increase in the regulatory asset as such costs are recovered through the regulatory process when funded. The adjustment is based on December 31, 1995, balances, the most current information available to MidAmerican.

(4) Reflects the decrease in the pro forma pension liability for the excess of the IES pension plan assets above the projected benefit obligation. Also reflects the corresponding decrease in the regulatory asset since future revenues should reflect lower funding levels. The adjustment is based on December 31, 1995, balances, the most current information available to MidAmerican.

(5) Reflects the amortization of goodwill over a 40 year period. This amortization is not deductible for income tax purposes.

                                                          ASSUMING 40%     ASSUMING ZERO
                                                           ELECT CASH       ELECT CASH
                                                          ------------     -------------
        Goodwill........................................    $478,309           478,331
        Amortization Period.............................          40                40
        Amortization Per Year...........................    $ 11,958         $  11,958
        Amortization for Six-Month Period...............    $  5,979         $   5,979

The allocation of the excess of the purchase price over the book value of the net assets received to assets other than goodwill may result in amortization periods different than 40 years. If the average amortization period changed to 25 years, MidAmerican's annual pro forma results of operations would decrease as follows:

        Earnings on Common Stock from Continuing
          Operations....................................    $ (7,174)        $  (7,175)
        Earnings Per Common Share from Continuing
          Operations....................................    $  (0.05)        $   (0.04)

(6) Reflects interest expense related to the issuance of short-term debt and the related income tax benefit.

                                                          ASSUMING 40%     ASSUMING ZERO
                                                           ELECT CASH       ELECT CASH
                                                          ------------     -------------
        Proceeds from issuance of short-term debt.......    $536,791         $  70,000
        Interest Rate...................................      5.675%            5.675%
        Interest Per Year...............................    $ 30,463         $   3,973
        Interest for Six-Month Period...................    $ 15,232         $   1,987
        Statutory Composite Federal and State Income Tax
          Rate..........................................         41%               41%
        Income Tax Benefit Per Year.....................    $ 12,490         $   1,629
        Income Tax Benefit for Six-Month Period.........    $  6,245         $     815

If the average borrowing rate increased 1/8%, MidAmericans's annual pro forma results of operations would decrease as follows:

    Earnings on Common Stock from Continuing Operations.................  $396       $ 52
    Earnings Per Common Share from Continuing Operations................  $ --       $ --

(7) Reflects the MidAmerican average common shares plus the MidAmerican common stock issued in exchange for IES Shares.

(8) Pro forma amounts do not give effect to the synergies of the MidAmerican Proposed Merger.

                          MARKET PRICES AND DIVIDENDS

COMPARATIVE PER SHARE PRICES OF MIDAMERICAN AND IES COMMON STOCK

     MidAmerican common stock ("MEC" in the table below) is traded on the New York Stock Exchange, Inc. (the "NYSE"). Midwest Resources common stock ("MWR" in the table below) and Iowa-Illinois common stock ("IWG" in the table below) ceased to be publicly traded upon the consummation of their merger with and into MidAmerican on July 1, 1995. IES common stock is traded on the NYSE, the Boston Stock Exchange, Inc. (the "BSE"), the Chicago Stock Exchange (the "CSE"), the Pacific Stock Exchange, Inc. (the "PSE") and the Philadelphia Stock Exchange (the "PhSE"). The following table sets forth, for the periods indicated, the high and low sales prices of MidAmerican, IES, Iowa-Illinois, and Midwest Resources common stock as reported on the NYSE Consolidated Tape, in each case based on published financial sources, and dividends declared. IES equivalent per share data is also included, based on the exchange ratio for the MidAmerican Proposed Merger of 2.346 shares of MidAmerican common stock per IES Share.



                             DIVIDENDS DECLARED
                   --------------------------------------
                    MEC    MWR     IWG     IES    IES EQ.
                   -----  -----  -------  ------  -------
1994
  First Quarter... $  --  $0.29  $0.4325  $0.525  $0.2238
  Second
    Quarter.......    --   0.29   0.4325   0.525   0.2238
  Third Quarter...    --   0.29   0.4325   0.525   0.2238
  Fourth
    Quarter.......    --   0.29   0.4325   0.525   0.2238

1995
  First Quarter... $  --  $0.29  $0.4325  $0.525  $0.2238
  Second
    Quarter.......    --   0.29   0.4325   0.525   0.2238
  Third Quarter...  0.30    --        --   0.525   0.2238
  Fourth
    Quarter.......  0.30    --        --   0.525   0.2238

1996
  First Quarter... $0.30  $ --   $    --  $0.525  $0.2238
  Second
    Quarter.......  0.30    --        --   0.525   0.2238
  Third Quarter
    (through
    August 16,
    1996).........  0.30    --        --   0.525   0.2238


                                                  PRICE RANGE
                     ------------------------------------------------------------------------------------------
                            MEC              IWG               MWR               IES             IES EQUIV.
                     ----------------  ----------------  ----------------  ----------------  ------------------
                      HIGH      LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH      LOW
                     -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
1994
  First Quarter...   $--      $--      $24 3/4  $22 3/8  $18      $16      $31 3/8  $27      $13.37    $11.51
  Second
    Quarter.......    --       --       24 1/2   19 7/8   16 3/4   13 7/8   29       25 1/2   12.36     10.87
  Third Quarter...    --       --       22 1/2   19 1/4   15 3/8   13 1/2   28 3/8   24 7/8   12.10     10.60
  Fourth
    Quarter.......    --       --       20 5/8   18 7/8   14 1/2   12 7/8   26 5/8   24 3/4   11.35     10.55

1995
  First Quarter...   $--      $--      $22 1/8  $19      $14 5/8  $13 3/8  $27 5/8  $24 5/8  $11.78    $10.50
  Second
    Quarter.......    --       --       22       19 7/8   15       13 5/8   26 3/8   20 3/8   11.24      8.68
  Third Quarter...    15 5/8   13 5/8   --       --       --       --       26 3/4   21 3/8   11.40      9.11
  Fourth
    Quarter.......    17 1/8   15       --       --       --       --       28 1/2   25 7/8   12.15     11.03

1996
  First Quarter...   $18 7/8  $16 1/4  $--      $--      $--      $--      $29 5/8  $26 1/2  $12.63    $11.30
  Second
    Quarter.......    17 7/8   16 1/4   --       --       --       --       30 1/8   25 1/2   12.84     10.87
  Third Quarter
    (through
    August 16,
    1996).........    17 5/8   15 3/4   --       --       --       --       34 1/8   29 1/8   14.55     12.41

     On August 2, 1996, the last trading day before MidAmerican proposed the MidAmerican Proposed Merger, the closing sale price per share of MidAmerican common stock on the NYSE Consolidated Tape was $16 5/8. On August 16, 1996, the last trading day prior to the date of this Proxy Statement, such price was $16 1/8. Past price performance is not necessarily indicative of likely future price performance. IES Shareholders are urged to obtain current market quotation shares of MidAmerican common stock.

     On August 2, 1996, the trading day before MidAmerican proposed the MidAmerican Proposed Merger, the closing sale price per IES Share on the NYSE Consolidated Tape was $29 3/4. On August 16, 1996, the last trading day prior to the date of this Proxy Statement, such price was $33 7/8. Past price performance is not necessarily indicative of likely future price performance. IES Shareholders are urged to obtain current market quotations for IES Shares.

     Holders of MidAmerican common stock are entitled to receive dividends from funds legally available therefor when, as and if declared by the MidAmerican Board. Although the MidAmerican Board presently intends to continue the policy of paying quarterly cash dividends, future dividends of MidAmerican will depend upon the earnings of MidAmerican and its subsidiaries, their financial condition and other factors. The MidAmerican Board will continue to determine dividends by considering the factors listed above and expects that dividends will continue to be paid in amounts consistent with prior levels. As the factors used to determine dividends necessarily involve a number of future contingencies to which all companies are subject, there can be no certainty that dividends of the combined entity will equal MidAmerican's current dividend rate per share.

                    DESCRIPTION OF MIDAMERICAN CAPITAL STOCK

     The following information relating to the capital stock of MidAmerican is qualified in its entirety by reference to the Restated Articles of Incorporation of MidAmerican, as amended (the "MidAmerican Articles") and the Restated Bylaws of MidAmerican, as amended (the "MidAmerican Bylaws"), which are exhibits to the Registration Statement and are incorporated herein by reference. See "Incorporation of Certain Information by Reference."

     The authorized capital stock of MidAmerican consists of 350,000,000 shares of common stock, no par value, and 100,000,000 shares of Preferred Stock, no par value (the "MidAmerican Preferred Stock"). The shares of MidAmerican Preferred Stock are senior to MidAmerican common stock with respect to dividends and the distribution of assets upon the dissolution, liquidation or winding up of MidAmerican. The material terms of the MidAmerican common stock and the MidAmerican Preferred Stock are summarized below. This summary is qualified in its entirety by reference to the full text of the MidAmerican Articles and the MidAmerican Bylaws.

     The registrar and transfer agent for MidAmerican common stock and MidAmerican Preferred Stock is MidAmerican.

MIDAMERICAN COMMON STOCK

     Voting Rights. For all purposes, each registered holder of MidAmerican common stock is, at each meeting of shareholders, entitled to one vote for each share of MidAmerican common stock held, either in person or by proxy duly authorized in writing. Except to the extent required by law or as permitted by the MidAmerican Articles, as amended from time to time, the registered holders of the shares of MidAmerican common stock have unlimited and exclusive voting rights.

     Dividends. The holders of MidAmerican common stock are entitled to receive dividends as and when declared by MidAmerican's Board out of funds legally available therefor, subject to the terms of any MidAmerican Preferred Stock outstanding at the time. See "Description of Company Capital Stock -- MidAmerican Preferred Stock -- Dividends" below.

     Liquidation Rights. In the event of a liquidation, dissolution or winding up of the affairs of MidAmerican (a "Liquidation"), the holders of MidAmerican common stock will be entitled to share ratably in any assets remaining after payment in full of all liabilities of MidAmerican and the aggregate liquidation preference of any MidAmerican Preferred Stock then outstanding.

     No Other Rights. The holders of MidAmerican common stock will have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of MidAmerican common stock. MidAmerican common stock contains no redemption provisions or conversion rights. The holders of MidAmerican common stock do not have the right to cumulate their votes in the election of directors.

MIDAMERICAN PREFERRED STOCK

     General. The MidAmerican Board is authorized to approve the issuance of one or more classes or series of MidAmerican Preferred Stock without further authorization of its shareholders and to determine the number of shares, designations, preferences, limitations and relative rights of such classes or series, including provision for special, conditional, limited or no voting rights. Thus, any series of MidAmerican Preferred Stock may, if so determined by the MidAmerican Board, have full voting rights with holders of MidAmerican common stock or limited or no voting rights (except as may be required by law), be convertible into or exchangeable for MidAmerican common stock or another security, and have such other powers, preferences and relative, participating, optional and other special rights, and such qualifications, limitations and restrictions thereon, as the MidAmerican Board shall determine. Further, the ability of the MidAmerican Board to issue classes and series of MidAmerican Preferred Stock may have the effect of delaying, deferring or preventing a future takeover or change in control of MidAmerican, and could prevent shareholders from tendering their shares in transactions which they might favor by decreasing the likelihood that such offers would be made in the first instance. The MidAmerican Articles authorize several series as described below.

     Designated Series. In connection with the formation of MidAmerican there were designated ten series of MidAmerican Preferred Stock aggregating 2,748,690 shares as follows:

                                   SERIES                              NUMBER OF SHARES
        -------------------------------------------------------------  ----------------
        $3.30 Series.................................................         49,523
        $3.75 Series.................................................         38,320
        $3.90 Series.................................................         32,630
        $4.20 Series.................................................         47,369
        $4.35 Series.................................................         49,950
        $4.40 Series.................................................         50,000
        $4.80 Series.................................................         49,898
        $5.25 Series.................................................        100,000
        $7.80 Series.................................................        400,000
        $1.7375 Series...............................................      1,931,000

     Dividends. The holders of shares of MidAmerican Preferred Stock are entitled to receive, when as, and if declared payable by the MidAmerican Board from funds legally available for the payment thereof, dividends in the amount per annum fixed by resolution of the MidAmerican Board creating such particular class or series. The respective annual dividend rates per share set for each series of MidAmerican Preferred Stock are as follows:

                                  SERIES                            ANNUAL DIVIDEND RATE
        ----------------------------------------------------------  --------------------
        $3.30 Series..............................................        $   3.30
        $3.75 Series..............................................        $   3.75
        $3.90 Series..............................................        $   3.90
        $4.20 Series..............................................        $   4.20
        $4.35 Series..............................................        $   4.35
        $4.40 Series..............................................        $   4.40
        $4.80 Series..............................................        $   4.80
        $5.25 Series..............................................        $   5.25
        $7.80 Series..............................................        $   7.80
        $1.7375 Series............................................        $ 1.7375

     The regular quarterly dividend payment dates on shares of MidAmerican Preferred Stock are the first day of March, June, September and December.

     So long as any shares of MidAmerican Preferred Stock are outstanding, MidAmerican may not (i) pay or declare any dividend or other distribution on any shares of MidAmerican common stock or any other shares of MidAmerican ranking junior to MidAmerican Preferred Stock, or (ii) purchase, redeem or otherwise acquire for value any shares of MidAmerican common stock or other shares of MidAmerican ranking junior to MidAmerican Preferred Stock, unless and until all dividends in arrears on all MidAmerican Preferred Stock are paid in full; provided that a dividend or distribution may be declared and paid on shares of MidAmerican common stock or such junior shares or such shares may be acquired by MidAmerican, notwithstanding the foregoing if (a) such dividend or distribution is payable solely in shares of MidAmerican Common Stock or in such junior shares or (b) such acquisition is in exchange for, or through the application of the proceeds of the sale of, shares of MidAmerican Common Stock or such junior shares.

     No dividend may be paid on or declared with respect to any shares of MidAmerican Preferred Stock on which dividends are payable on a particular date, in whole or in part, unless at the same time a like proportionate dividend for the same dividend payment period or portion thereof is likewise paid or declared, as the case may be, for shares of MidAmerican Preferred Stock for which dividends are payable on the same date.

     Liquidation Preferences. Upon a Liquidation, the holders of outstanding shares of each series of MidAmerican Preferred Stock will be entitled to receive out of the assets of MidAmerican an amount per share set forth in the articles of amendment to the MidAmerican Articles in which the terms of such series are set forth. In the event of a voluntary Liquidation of MidAmerican, (i) the holders of shares of the $1.7375 Series, $3.30 Series, $3.75 Series, $4.35 Series, $4.40 Series, $4.80 Series, $5.25
Series and $7.80 Series of MidAmerican Preferred Stock will be entitled to receive out of the assets of MidAmerican the amount which would then be payable upon such share in the event of the redemption thereof, plus accrued and unpaid dividends to the date fixed for payment and no more (See "Description of MidAmerican Capital Stock -- MidAmerican Preferred Stock -- Optional Redemption"), except that prior to November 1, 1998, the holders of the shares of the $5.25 Series will be entitled to receive $105.25 per share and prior to May 1, 2001, the holders of the shares of the $7.80 Series shall be entitled to receive $107.80 per share, and no more, and (ii) the holders of shares of the $3.90 Series and $4.20 Series will be entitled to receive out of the assets of MidAmerican the amount of $100 per share, plus accrued and unpaid dividends to the date of payment of such amount, and no more. In the event of an involuntary Liquidation of MidAmerican (a) holders of shares of the $3.30 Series, $3.75 Series, $3.90 Series, $4.20 Series, $4.35 Series, $4.40 Series, $4.80 Series, $5.25 Series and $7.80 Series of MidAmerican Preferred Stock will be entitled to receive out of the assets of MidAmerican, $100 per share, and (b) the holders of the $1.7375 Series of MidAmerican Preferred Stock will be entitled to receive $25 per share, in each case plus accrued and unpaid dividends to the date of payment of such amount, and no more.

     Until payment to the holders of MidAmerican Preferred Stock as aforesaid, or until moneys or other assets sufficient for such payment have been set apart for payment, no payment or distribution will be made to holders of MidAmerican Common Stock or any other junior shares which rank below MidAmerican Preferred Stock with respect to the payment of dividends or assets in connection with or upon such Liquidation. Neither a consolidation nor a merger of MidAmerican with or into any other corporation, nor a merger of any other corporation into MidAmerican, nor a purchase, redemption or other acquisition by MidAmerican of less than all of its shares of any class at the time outstanding, nor the sale or transfer of substantially all its assets as an entirety, will constitute a Liquidation for purposes of the foregoing provisions.

     Optional Redemption. Upon not more than 60 nor less than 30 days' prior notice, the outstanding shares of MidAmerican Preferred Stock may be redeemed by MidAmerican, at its option, by action of the MidAmerican Board, as a whole at any time or in part from time to time, by paying in cash on a redemption date specified by the MidAmerican Board, the following redemption prices, in each case plus an amount equal to accrued and unpaid dividends thereon to such redemption date:

                          SERIES                        AMOUNTS FIXED FOR REDEMPTION
        -------------------------------------------  ----------------------------------
        $3.30 Series...............................  $101.50 per share
        $3.75 Series...............................  $102.75 per share
        $3.90 Series...............................  $105.00 per share
        $4.20 Series...............................  $103.439 per share
        $4.35 Series...............................  $102.00 per share
        $4.40 Series...............................  $101.50 per share
        $4.80 Series...............................  $102.70 per share
        $5.25 Series...............................  $101.97 per share on
                                                       November 1, 1998 through
                                                       October 31, 1999;
                                                     $101.31 per share on
                                                       November 1, 1999 through
                                                       October 31, 2000;
                                                     $100.66 per share on
                                                       November 1, 2000 through
                                                       October 31, 2001; and
                                                     $100.00 per share on or after
                                                       November 1, 2001.

                          SERIES                        AMOUNTS FIXED FOR REDEMPTION
        -------------------------------------------  ----------------------------------
        $7.80 Series...............................  $107.80 per share through April
                                                       30, 2001;
                                                     $103.90 per share on May 1, 2001
                                                       through April 30, 2002; and
                                                     $101.95 per share on or after
                                                       May 1, 2002.
        $1.7375 Series.............................  $26.0425 per share through
                                                       November 30, 1996;
                                                     $25.6950 per share on
                                                       December 1, 1996 through
                                                       November 30, 1997;
                                                     $25.3475 per share on
                                                       December 1, 1997 through
                                                       November 30, 1998; and
                                                     $25.0000 per share on or after
                                                       December 1, 1998.

     However, (i) prior to December 1, 1998, no shares of the $1.7375 Series of MidAmerican Preferred Stock may be redeemed through a refunding, directly or indirectly, by or in anticipation of the incurring of any debt which has an interest cost, or the issuance of stock ranking equally with or prior to the $1.7375 Series of MidAmerican Preferred Stock as to dividends or assets, which has a dividend cost to MidAmerican (computed in accordance with generally accepted financial practice), of less than 7.15% per annum, and (ii) prior to November 1, 1998, no shares of the $5.25 Series may be redeemed at the option of MidAmerican.

     Subject to the limitations set forth under "-- Repurchases; Limitations on Reacquisitions" below, MidAmerican will on November 1, 2003 redeem all shares of the $5.25 Series of MidAmerican Preferred Stock then outstanding at $100 per share, plus accrued and unpaid dividends thereon through October 31, 2003.

     If less than all of the shares of MidAmerican Preferred Stock are to be redeemed, their redemption will be determined by lot. Notice of redemption having been mailed and funds necessary for such redemption having been deposited as provided in the Articles of Amendment, all shares to be redeemed will be deemed no longer outstanding, and all voting and other rights with respect thereto will thereupon cease except for the right to receive, out of funds so deposited, without interest, the redemption funds.

     Sinking Funds. Subject to the limitations set forth under "-- Repurchase; Limitations on Reacquisitions" below, while any shares of the $7.80 Series of MidAmerican Preferred Stock are outstanding, MidAmerican must set aside and make sinking fund payments in the amount of $6,660,000 (or, if less, such amount as would be sufficient to redeem all of the then outstanding shares of the $7.80 Series), plus accrued and unpaid dividends on all shares to be redeemed, on or before May 1, 2001 and on or before May 1 of each year thereafter through May 1, 2005. Such obligation will be cumulative. Shares of the $7.80 Series of MidAmerican Preferred Stock redeemed, purchased or otherwise acquired by MidAmerican other than through sinking fund payments (whether mandatory or optional) may be credited against such obligation. MidAmerican may make optional sinking fund payments of up to $6,660,000, plus accrued and unpaid dividends on the shares to be redeemed, in respect to each sinking fund payment date. Such option is not cumulative and does not relieve MidAmerican of its obligations to make future mandatory sinking fund payments. All amounts set aside on a particular date, whether mandatorily or at MidAmerican's option, are applied on the first sinking fund payment date that occurs on or after such date, in the manner indicated above under "-- Optional Redemption." There are no sinking funds for the purchase or redemption of any other Series of MidAmerican Preferred Stock.

     Conversion Rights. None of the shares of MidAmerican Preferred Stock have any conversion rights.

     Repurchases; Limitations on Reacquisitions. Subject to applicable law and the provisions of the MidAmerican Articles, MidAmerican may acquire the shares of any Series of MidAmerican Preferred Stock at a price per share not exceeding the amount at the time payable in the event of their redemption otherwise than through the operation of the applicable sinking fund, if any.

     If MidAmerican is in default in the payment of any quarterly dividend or in setting aside or making any sinking fund payments on shares of MidAmerican Preferred Stock, it may not (other than by use of unapplied sinking fund amounts set aside prior to such default):

          (a) redeem any shares of MidAmerican Preferred Stock unless all shares are redeemed; or

          (b) purchase or otherwise acquire for a valuable consideration any shares, except pursuant to offers of sale made by the holders in response to an invitation for tenders given by mail by MidAmerican simultaneously to the holders of record of all outstanding shares of MidAmerican Preferred Stock.

     Voting Rights. The holders of MidAmerican Preferred Stock are not be entitled to vote on any matter submitted to a vote of the shareholders of MidAmerican except to the extent required by law or as permitted by the MidAmerican Articles, as described herein. Whenever dividends payable on any shares of MidAmerican Preferred Stock are in default in an aggregate amount equivalent to six full quarterly dividends, and until all such dividends then in default shall have been paid or declared and set apart for payment, the holders of shares of such stock, of all series, voting together as a single class, will be entitled to elect two directors to the MidAmerican Board.

     No Preemptive Rights. No holder of shares of MidAmerican Preferred Stock as such has any preemptive or preferential right to purchase or subscribe for any shares of stock or rights or options to purchase stock or any other securities of MidAmerican of any kind whatsoever, whether now or hereafter authorized.

CERTAIN BUSINESS COMBINATIONS

     The MidAmerican Articles require the affirmative vote of the holders of at least 75%, excluding shares beneficially owned by a 25% Shareholder (as defined therein), of the outstanding shares of Voting Stock (as defined therein), to approve any merger or other Business Combination (as defined therein), which term includes a merger of MidAmerican, sale of assets having a Fair Market Value (as defined therein) of $25 million or more of MidAmerican or any subsidiary, the adoption of a plan of liquidation of MidAmerican, the issuance or transfer of securities of MidAmerican to a 25% Shareholder or an Affiliate (as defined therein) or Associate (as defined therein) thereof, the reclassification of securities of MidAmerican and similar extraordinary corporate transactions between, or otherwise involving, MidAmerican and any 25% Shareholder or Affiliate or Associate thereof, unless (i) the transaction has been approved by a majority of the Continuing Directors (as defined therein), or (ii) certain fair price, form of consideration and procedural requirements are satisfied by the 25% Shareholder, in addition to the satisfaction of certain conditions relating to directors, dividends, loans, corporate structure and the acquisition by the 25% Shareholder of additional shares. In addition to Business Combinations, MidAmerican Articles require the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, excluding shares beneficially owned by an Interested Securityholder (as defined therein), for MidAmerican to make any purchase or other acquisition of any equity security (as defined in Rule 3a-11(1) under the Exchange Act) from any Interested Securityholder who has beneficially owned such securities for less than two years prior to the date of such purchase or other acquisition, or any agreement in respect thereof. These provisions may have the effect of delaying, deferring or preventing a future takeover or change in control of MidAmerican, and could prevent shareholders from tendering their shares in transactions which they might favor by decreasing the likelihood that such offers would be made in the first instance.

        COMPARISON OF CORPORATE CHARTERS AND RIGHTS OF SECURITY HOLDERS

     The following information relating to the rights of MidAmerican Shareholders and IES Shareholders is qualified in its entirety by reference to the MidAmerican Articles and the MidAmerican Bylaws, which are exhibits to the Registration Statement and are incorporated herein by reference. See "Incorporation of Certain Information by Reference."

     If the MidAmerican Proposed Merger is consummated, holders of IES Common Stock, an Iowa corporation, will become holders of common stock of MidAmerican, also an Iowa corporation, and their rights will continue to be governed by the Iowa Act, the MidAmerican Articles and the MidAmerican Bylaws. The material differences between the rights of MidAmerican shareholders and IES Shareholders are set forth below. This summary is qualified in its entirety by reference to the full text of such documents.

     Voting Power. If the MidAmerican Proposed Merger is approved, IES Shareholders will hold between approximately 29% and 41% of the aggregate number of shares of MidAmerican common stock outstanding at the Effective Time, depending on the number of IES Shares exchanged for cash. Following the MidAmerican Proposed Merger, IES Shareholders will therefore not possess the same voting power on matters put to a vote of the shareholders of MidAmerican as possessed prior to the MidAmerican Proposed Merger.

     Capitalization. The MidAmerican Articles authorize the issuance of up to 350,000,000 shares of MidAmerican common stock and 100,000,000 shares of MidAmerican Preferred Stock which may be issued without the approval of the holders of MidAmerican common stock. The IES Articles authorize the issuance of up to 48,000,000 shares of IES Common Stock and 5,000,000 shares of preferred stock, no par value, which may be issued without the approval of the holders of IES Common Stock.

     Board of Directors. The IES Articles provide for the IES Board to consist of not less than five members, as determined from time to time by its Bylaws (the "IES Bylaws"). The MidAmerican Articles provide for its Board of Directors to consist of not less than ten nor more than 22 directors as determined from time to time in accordance with MidAmerican Bylaws. Neither the IES Articles nor MidAmerican Articles provide for a classified Board of Directors.

     Certain Business Combinations. The IES Articles require the affirmative vote of the holders of at least 80% of the outstanding shares of Voting Stock (as defined therein), to approve any merger or other Business Combination (as defined therein), which term includes a merger of the corporation, sale of assets to or with any 5% Shareholder or any Affiliate of any 5% Shareholder of a major part of the assets of IES or any Subsidiary (as defined therein), the adoption of a plan of liquidation of the corporation by or on behalf of any 5% Shareholders or any Affiliate of any 5% Shareholders, the issuance or transfer of securities of the corporation to a 5% Shareholder or an Affiliate (as defined therein) thereof, the reclassification of securities of the corporation and similar extraordinary corporate transactions between, or otherwise involving, IES and any 5% Shareholder or Affiliate thereof, unless (i) the transaction has been approved by 80% of the Unaffiliated Directors (as defined therein), or (ii) certain fair price, form of consideration and procedural requirements are satisfied by the 5% Shareholder, in addition to the satisfaction of certain conditions relating to directors, dividends, loans, corporate structure and the acquisition by the 5% Shareholder of additional shares. The MidAmerican Articles also contain provisions regarding certain business combinations. See "Description of MidAmerican Capital Stock -- Certain Business Combinations".

     Special Meetings. MidAmerican Articles provide that special meetings of the shareholders of MidAmerican may be called at any time by the Chairman of the Board of Directors or by the President on at least ten days notice. The IES Articles contain no such provision. In general, the IBCA currently grants to shareholders of the Company the right to call a special meeting of shareholders by the written demand of holders of 10% or more of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

     Purchases From Interested Shareholders. The MidAmerican Articles restrict the ability of MidAmerican to purchase stock from an Interested Shareholder. See "Description of MidAmerican Capital Stock -- Certain Business Combinations". The IES Articles do not contain such a provision.

                             AVAILABLE INFORMATION

     Each of MidAmerican and IES is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the MidAmerican common stock and the IES Common Stock are listed on the NYSE, and reports, proxy statements and other information filed by MidAmerican and IES with the NYSE may be inspected at the offices of the NYSE, 20 Broad Street, 7th Floor, New York, New York 10005. IES Common Stock also is listed on the BSE, the CSE, the PSE, and the PhSE, and reports, proxy statements and other information filed by IES with such exchanges may be inspected at the offices of the BSE, One Boston Place, Boston, Massachusetts 02108, the CSE, 440 South LaSalle Street, Chicago, Illinois 60605, the PSE, 301 Pine Street, San Francisco, California 94104, and the PhSE, 1900 Market Street, Philadelphia, Pennsylvania 19103.

     In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such Web site is http://www.sec.gov.

     MidAmerican has filed with the SEC under the Securities Act a Registration Statement (the "Registration Statement") with respect to the shares of MidAmerican common stock that could be issuable in a business combination between MidAmerican and IES. This Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above.

     THE INFORMATION CONCERNING IES AND THE PROPOSED WISCONSIN TRANSACTION CONTAINED IN THIS PROXY STATEMENT HAS BEEN TAKEN FROM OR IS BASED UPON DOCUMENTS AND RECORDS ON FILE WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION. MIDAMERICAN HAS NO KNOWLEDGE THAT WOULD INDICATE THAT STATEMENTS RELATING TO IES CONTAINED IN THIS PROXY STATEMENT IN RELIANCE UPON PUBLICLY AVAILABLE INFORMATION ARE INACCURATE OR INCOMPLETE. MIDAMERICAN, HOWEVER, HAS NOT BEEN GIVEN ACCESS TO THE BOOKS AND RECORDS OF IES, WAS NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS, AND IS NOT IN A POSITION TO VERIFY, OR MAKE ANY REPRESENTATION WITH RESPECT TO THE ACCURACY OF, ANY SUCH INFORMATION OR STATEMENTS.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from, in the case of documents relating to MidAmerican, Paul J. Leighton, Vice President and Corporate Secretary, MidAmerican Energy Company, 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303-0657 (telephone:
515-242-4300), and in the case of documents relating to IES, directed to Stephen
W. Southwick, Vice President, General Counsel & Secretary, IES Industries Inc., IES Tower, 200 First Street S.E., Cedar Rapids, Iowa 52401 (telephone:
319-398-4411). To ensure timely delivery of MidAmerican documents and IES documents prior to the Annual Meeting, a request to MidAmerican or IES should be made by August 28, 1996.

     MidAmerican hereby undertakes to provide without charge to each person, including any beneficial owner to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the MidAmerican documents referred to below which have been or may be incorporated in this Proxy Statement by reference. Requests for such documents should directed to Paul J. Leighton at the address indicated above.

     The following documents, previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

          1. MidAmerican's Annual Report on Form 10-K for the year ended December 31, 1995.

          2. MidAmerican's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996.

          3. MidAmerican's Current Reports on Form 8-K dated February 20, April 30 and May 29, 1996.

          4. MidAmerican's Proxy Statement dated March 18, 1996 for the 1996 Annual Meeting of Shareholders held on April 24, 1996.

          5. IES' Annual Report on Form 10-K for the year ended December 31, 1995, as amended by IES' Amendment on Form 10-K/A filed on April 29, 1996.

          6. IES' Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996.

          7. IES' Current Reports on Form 8-K dated February 20, April 8, April 18 and May 24, 1996.

          8. IES' Proxy Statement dated July 11, 1996, for the 1996 Annual Meeting of Shareholders to be held on September 5, 1996.

     The information relating to IES and MidAmerican contained in this Proxy Statement should be read together with the information in the documents incorporated by reference herein.

     All documents filed by IES and MidAmerican pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Meeting on September 5, 1996, and any postponements or adjournments thereof, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. All proxy soliciting materials filed from time to time after the date hereof as an exhibit to the Registration Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such materials.

     ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROXY STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS PROXY STATEMENT.

     YOUR PROXY AND PROMPT ACTION ARE IMPORTANT. YOU ARE URGED TO GRANT YOUR PROXY BY SIGNING, DATING AND MAILING PROMPTLY THE ENCLOSED BLUE PROXY CARD. PLEASE ACT TODAY.

                                          MIDAMERICAN ENERGY COMPANY

August 19, 1996

     If you have any questions or need assistance in voting your shares, please call D. F. King or MidAmerican at the telephone numbers listed below:

                             D.F. KING & CO., INC.
                     BANKS AND BROKERS CALL (212) 269-5550

                           MIDAMERICAN ENERGY COMPANY
                         CALL TOLL-FREE: 1-888-776-4692

                                    ANNEX A

          INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS
                  OF MIDAMERICAN AND OTHER REPRESENTATIVES OF
                      MIDAMERICAN WHO MAY SOLICIT PROXIES

     The following tables set forth the name, business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and executive officers of MidAmerican and other representatives of MidAmerican who may solicit proxies from IES Shareholders.

                DIRECTORS AND EXECUTIVE OFFICERS OF MIDAMERICAN

                                            PRESENT POSITION WITH MIDAMERICAN OR OTHER
     NAME AND BUSINESS ADDRESS                  PRINCIPAL OCCUPATION OR EMPLOYMENT
- -----------------------------------  --------------------------------------------------------
John W. Aalfs......................  Director, MidAmerican, President,
Aalfs Manufacturing, Inc.            Aalfs Manufacturing, Inc.
1005 Fourth Street
P.O. Box 3567
Sioux City, IA 51104.
Stanley J. Bright..................  Director, President and CEO, MidAmerican
MidAmerican Energy Company
666 Grand Avenue
P.O. Box 657
Des Moines, IA 50303-0657
Robert A. Burnett..................  Director, MidAmerican, Retired Chairman and CEO,
Meredith Corporation                 Meredith Corporation
1716 Locust Street
Des Moines, IA 50309-3023
Dr. Ross D. Christensen............  Director, MidAmerican,
847 W. 4th Street                    Orthodontist in Private Practice
Waterloo, IA 50701
Russell E. Christiansen............  Director and Chairman of the Board, MidAmerican
MidAmerican Energy Company
600 Stevens Port Drive
Suite 100
Dakota Dunes, SD 57049
John W. Colloton...................  Director, MidAmerican, Vice President
200 Hawkins Dr.                      for Statewide Health Services
8820-JPP
Iowa City, IA 52242-1009
Frank S. Cottrell..................  Director, MidAmerican, Vice President and
Deere & Company                      General Counsel, Deere & Company
John Deere Road
Moline, IL 61265
Jack W. Eugster....................  Director, MidAmerican, Chairman, President
Musicland Group, Inc.                and CEO, The Musicland Group, Inc.
10400 Yellow Circle Dr.
Minnetonka, MN 55343

                                            PRESENT POSITION WITH MIDAMERICAN OR OTHER
     NAME AND BUSINESS ADDRESS                  PRINCIPAL OCCUPATION OR EMPLOYMENT
- -----------------------------------  --------------------------------------------------------
Mel Foster, Jr.....................  Director, MidAmerican, Chairman, Mel
Mel Foster Co., Inc.                 Foster Co., Inc.
3211 East 35 St. Court
Davenport, IA 52807
Nolden Gentry......................  Director, MidAmerican, Attorney in
Brick, Gentry, Bowers, Swartz,       Private Practice
Stoltze, Schuling & Levis, P.C.
550 39th Street
Des Moines, IA 50312
James M. Hoak, Jr..................  Director, MidAmerican, Chairman,
Heritage Media Corp.                 Heritage Media Corp.
One Galleria Tower
1355 Noel Road
Suite 1500
Dallas, TX 75240
Richard L. Lawson..................  Director, MidAmerican, President and CEO,
National Mining Association          National Mining Association
1130 Seventeenth Street, N.W.
Washington, D.C. 20036-4677
Robert L. Peterson.................  Director, MidAmerican, Chairman, President
IBP, inc.                            and CEO, IBP, inc.
IBP Avenue
P.O. Box 515
Dakota City, NE 68731
Nancy L. Seifert...................  Director, MidAmerican, Executive Vice President,
James F. Siefert & Sons, L.L.C.      James Siefert & Sons, L.L.C.
300 Law Building
225 2nd St., SE
Cedar Rapids, IA 52401-1400
W. Scott Tinsman...................  Director, MidAmerican, Co-Founder and
Twin-State Engineering &             Vice President, Twin-State Engineering
Chemical Company                     & Chemical Company
3541 E. Kimberly Road
Davenport, IA 52808
Leonard L. Woodruff................  Director, MidAmerican, President, Woodruff
Woodruff Construction                Construction Company
P.O. Box 1830
RR3
Highway 169 and 7
Fort Dodge, IA 50501
Lynn K. Vorbrich...................  President, Electric Division, MidAmerican
MidAmerican Energy Company
206 East Second St.
P.O. Box 4350
Davenport, IA 52808

                                            PRESENT POSITION WITH MIDAMERICAN OR OTHER
     NAME AND BUSINESS ADDRESS                  PRINCIPAL OCCUPATION OR EMPLOYMENT
- -----------------------------------  --------------------------------------------------------
Beverly A. Wharton.................  President, Gas Division, MidAmerican
MidAmerican Energy Company
401 Douglas St.
Sioux City, IA 51102
Philip G. Lindner..................  Group Vice President and Chief Financial
MidAmerican Energy Company           Officer, MidAmerican
666 Grand Avenue
P.O. Box 657
Des Moines, IA 50303-0657
John A. Rasmussen, Jr..............  Group Vice President and General Counsel,
MidAmerican Energy Company           MidAmerican
666 Grand Avenue
P.O. Box 657
Des Moines, IA 50303-0657
Ronald W. Stepien..................  Group Vice President, MidAmerican
MidAmerican Energy Company
666 Grand Avenue
P.O. Box 657
Des Moines, IA 50303-0657

          OTHER REPRESENTATIVES OF MIDAMERICAN WHO MAY SOLICIT PROXIES

NAME AND BUSINESS ADDRESS
    (UNLESS OTHERWISE
        INDICATED,
 THE BUSINESS ADDRESS IS       PRESENT POSITION WITH
    MIDAMERICAN ENERGY              MIDAMERICAN
         COMPANY,                OR OTHER PRINCIPAL
    666 GRAND AVENUE,                OCCUPATION
 DES MOINES, IOWA 50303)           OR EMPLOYMENT
- --------------------------  ----------------------------
Paul J. Leighton..........  Vice President and Corporate
                              Secretary
David J. Levy.............  Vice President and Chief
                              Information Officer
J. Sue Rozema.............  Vice President, Investor
                              Relations and Treasurer
Larry M. Smith............  Controller
Keith D. Hartje...........  Manager, Corporate
                              Communications
Alan L. Wells.............  Manager, Corporate
                              Development & Strategy
Jack L. Alexander.........  Manager Human Resources
Charlene A. Osier.........  Manager Shareholder Services
Paul A. Bjork.............  Shareholder Administrator
Jackie A. Fulhart.........  Senior Shareholder Analyst
Marv E. Kingery...........  Shareholder Analyst
L. Jene Spurgin...........  Investor Relations
                            Coordinator
Tom C. Foster.............  Finance & Investment
                              Administrator
James C. Galt.............  Manager Financial Planning
Richard T. Tunning........  Manager Corporate Accounting
John P. Palmolea..........  Senior Accountant
Merlyn F. Wiese...........  Senior Financial Analyst
James C. Parker...........  Senior Bulk Power Engineer
James J. Howard...........  Vice President, Gas
                              Administrator Services
Patrick A. Kirchner.......  Attorney
Maureen E. Sammon.........  Manager Benefits

NAME AND BUSINESS ADDRESS
    (UNLESS OTHERWISE
        INDICATED,
 THE BUSINESS ADDRESS IS       PRESENT POSITION WITH
    MIDAMERICAN ENERGY              MIDAMERICAN
         COMPANY,                OR OTHER PRINCIPAL
    666 GRAND AVENUE,                OCCUPATION
 DES MOINES, IOWA 50303)           OR EMPLOYMENT
- --------------------------  ----------------------------
David C. Caris............  Manager Governmental Affairs
Garry W. Osborn...........  Strategic Planner
George L. Phillips........  Manager Corporate
                              Performance
Thomas C. Watt............  Manager Waterloo District
Virginia A. Dasso.........  Manager Mississippi Valley
Greg B. Elden.............  Manager Siouxland District
Robert L. Lester..........  Manager Des Moines District
Lester A. Juon............  Manager Sioux City District
John A. Harvey............  Manager Distribution
                              Operations Support
Annette J. Johnston.......  Manager Customer Support
Christian M. Swanson......  Manager Cedar Valley
                            District
Ronald E. Unser...........  Manager Quad Cities District
Jeanette I. Lose..........  Manager Credit
Barb J. Anderson..........  Executive Assistant
William G. Stowe..........  Manager Electric Operations
David L. Graham...........  Manager Electric Energy
                              Services
James E. Wilson...........  Manager Regulatory Affairs
Chuck H. Golliher.........  Manager Purchasing
Sally A. Robinson.........  Supervisor Office Services
John F. McCarroll.........  Media and Investor Relations
                              Coordinator
Kim K. Koster.............  Regional Communications
                              Coordinator
Kelly I. Sankey...........  Customer Communications
                              Coordinator

NAME AND BUSINESS ADDRESS
    (UNLESS OTHERWISE
        INDICATED,
 THE BUSINESS ADDRESS IS       PRESENT POSITION WITH
    MIDAMERICAN ENERGY              MIDAMERICAN
         COMPANY,                OR OTHER PRINCIPAL
    666 GRAND AVENUE,                OCCUPATION
 DES MOINES, IOWA 50303)           OR EMPLOYMENT
- --------------------------  ----------------------------
Tim D. Grabinski..........  Regional Communications
                              Coordinator
Jodi E. Bacon.............  Manager Human Resources
                              Communications
Suzan M. Stewart..........  Managing Attorney Gas Law
                              Department
Charles R. Montgomery.....  Senior Attorney
Steven R. Weiss...........  Senior Attorney
Terry R. Fox..............  Attorney
J. Christopher Cook.......  Attorney
Barb A. Pollastrini.......  Employee Communications
                              Coordinator
Karen P. Johnson..........  Communications Specialist
Mary C. Nelson............  Labor Relations Attorney
Janet H. Trentmann........  Corporate Human Resources
                              Consultant
Thomas J. Sweeney.........  Supervisor, Employment &
                              Development
Gary Richardson...........  Manager Electric Operations
John J. Cappello..........  Vice President, Marketing
Stephen E. Hollonbeck.....  Senior Vice President, Gas
                              Operations
Stephen E. Shelton........  Senior Vice President,
                            Electric Distribution
James R. Bull.............  Vice President, Generation
Mark W. Roberts...........  Manager Electric
                            Administrator Services
O. Dale Stevens...........  Manager Resource Planning
James Averweg.............  Manager Transmission
William D. Leech..........  Manager Generation
Brent E. Gale.............  Vice President, Law &
                              Regulatory Affairs
Gregory C. Schaefer.......  Manager Electric Rates &
                              Regulation
Taylor S. Davis...........  Attorney
Karen M. Huizenga.........  Attorney
Robert P. Jared...........  Attorney
Randall B. Palmer.........  Attorney
Jean F. Stier.............  Shareholder Representative
L.T. Smith................  Manager Loess Hills District
John H. Wetzel............  Economic Development
                              Consultant
Martha A. Matthews........  MIS Analyst
David C. Weiss............  Customer Coordinator
Jeffrey J. Gust...........  Senior Bulk Power Engineer
Richard J. Singer.........  Manager Nuclear
James M. Howard...........  Customer Coordinator
Marcia L. Vest............  Accounting Assistant
John T. Holmes............  IT Training Coordinator
Debra L. Calvert..........  Economic Development
                              Consultant
Thomas H. Hutchins........  Gas Engineer
Mark K. Etchen............  Supervisor Customer
                              Coordination
Mary J. Brown.............  Human Resources Analyst
Brian E. Johnson..........  Manager State Government
                              Relations

NAME AND BUSINESS ADDRESS
    (UNLESS OTHERWISE
        INDICATED,
 THE BUSINESS ADDRESS IS       PRESENT POSITION WITH
    MIDAMERICAN ENERGY              MIDAMERICAN
         COMPANY,                OR OTHER PRINCIPAL
    666 GRAND AVENUE,                OCCUPATION
 DES MOINES, IOWA 50303)           OR EMPLOYMENT
- --------------------------  ----------------------------
LeAnne S. Turner..........  Customer Service
Robert M. Ockerman........  Customer Coordinator
Connie L. Schwab..........  Customer Service
Juanita F. Mosher.........  Customer Coordinator
                            Assistant
Robin B. Fortney..........  Senior Environmental
                              Coordinator
Deb J. Kraft..............  Secretary
Dian E. Nowell............  Records Management Assistant
Joel D. Krusemark.........  Gas Technician
Michelle G. Sieren........  Call Center Supervisor
Linda W. Ruble............  Employee Communications
                              Coordinator
John L. Mehalovich........  Retiree
Rodney L. Schroeder.......  Customer Coordinator
Dawn M. Martino...........  Customer Coordinator
Jane M. Bushbaum..........  Human Resources Consultant
William G. Nowell.........  Manager Electric Operations
Eric C. Heikes............  Customer Coordinator
Nancy Lynn Hall...........  Customer Service
                              Representative
Steven E. Verbeski........  Manager, Corporate Insurance
David J. Anderson.........  Manager, Combustion Turbines
Donald A. York............  Employment Development
                              Specialist
Robert Wrobel.............  Operations Manager Appliance
                              Service Division
Roger T. Ringo............  Marketing Representative
Evonne E. Schaaf..........  Administrative Assistant
JoAnne F. Hauserman.......  Records Management Assistant
Kyle M. Whitaker..........  Energy Consultant
Ralph C. Watts............  Project Manager
Kristi B. Krueger.........  Human Resources Analyst
Tina M. Johnson...........  Customer Coordinator
Tammy J. Summy............  Customer Coordinator
Charles B. Woods..........  Customer Coordinator
Michelle A. Bernholtz.....  Energy Services Specialist
Alan R. Oneal.............  Senior Bulk Power Engineer
Michele K. Sheehey........  Energy Services Specialist
Kathryn M. Curran.........  Legislative Communications
                              Coordinator
Patrick E. Keener.........  Manager Energy Consultants
Garrett O. Baldwin........  Energy Consultant
Jennifer J. Chaplin.......  Customer Coordinator
Mark W. Albright..........  Senior Engineer
Veronica L. Danner........  Administrative Assistant
Teresa L. Nielsen.........  Administrative Assistant
Kenneth D. Setzkorn.......  Senior Energy Consultant
Nancy J. Anderson.........  Human Resources Assistant
Vickie L. Wonder..........  Human Resources Analyst
Charles W. Krueger........  Senior Accountant
David R. Alberg...........  Energy Consultant
Janet K. Woods............  Legal Assistant
Corey C. Phelps...........  Tree Trimming Specialist
Thomas P. Nolan...........  Payroll Tax Accountant
Polly A. Fortune..........  Financial Analyst

NAME AND BUSINESS ADDRESS
    (UNLESS OTHERWISE
        INDICATED,
 THE BUSINESS ADDRESS IS       PRESENT POSITION WITH
    MIDAMERICAN ENERGY              MIDAMERICAN
         COMPANY,                OR OTHER PRINCIPAL
    666 GRAND AVENUE,                OCCUPATION
 DES MOINES, IOWA 50303)           OR EMPLOYMENT
- --------------------------  ----------------------------
Sara J. Schillinger.......  Manager Gas Supply
Robert W. Vargason Jr.....  Corporate Safety &
                            Facilities Supervisor
Jeffrey S.
  Liittschwager...........  Senior Accountant
Craig M. Nelson...........  Facility Coordinator
Edwin R. Kasner...........  Retiree
James P. Diemer...........  Senior ROW Agent
Teresa M. Anderson........  Manager Property Accounting
Donald O. Jennings........  MIS Analyst
Steven L. Haacke..........  Manager Project Engineering
Larry L. Loring...........  General Manager Appliance
                              Service Division
James R. Rasley, Jr.......  Energy Consultant
Jacqueline C. Cassity.....  Auditor
Diane S. McGee............  IT Supervisor
Muriel A. Boggs...........  Drug Testing Administrator
Winston A. Morrill........  Senior Financial Analyst
Michelle Book.............  Property Accountant
Steven J. Kehoe...........  Senior Energy Consultant
Jay H. Dillavou...........  Environmental Coordinator
Brian J. Gannon...........  Senior Accountant
Patricia M. Morin.........  Energy Consultant
Sarah L. Peters...........  Communications Specialist
Thomas B. Specketer.......  Manager General Accounting
William E. Turnbull.......  Senior Engineer
Mark C. Yocum.............  Manager Accounting Systems
                              Support
Jean Olmstead.............  Retiree
Monte G. Hauserman........  Safety Training Coordinator
Timothy A. Leach..........  Economic Development
                              Consultant
Rex G. McClaflin..........  Energy Consultant
Jeffrey S. Trometer.......  Supervisor, Corporate
                            Security
Tom H. Sofianos...........  Engineer
Kevin M. Lonergan.........  Supervisor Electric Meter
                            Shop
Anne R. McGlynn...........  Manager Call Centers
Mark E. Nibaur............  Manager Customer Offices
Rich G. Lovig.............  Manager Meter Reading
Jennifer L. Gill..........  Credit Representative
Gail L. Tucker............  Credit Representative
Annette R. Julson.........  Manager Building &
                              Remittance
J. Dean Service...........  Customer Support
                              Representative
Cheryl I. Smith...........  Supervisor Call Center
David C. Tubbs............  Senior Engineer
John W. Roche.............  Manager Fuel & JOU
Paul E. Freund............  Fuel Supply Contract
                              Administrator
Steve C. Imming...........  Fuel Supply Contract
                              Administrator
Tom C. Mielnik............  Manager System Planning
Roland E. Youngberg.......  Supervising Engineer
Rich W. Polesky...........  Manager Substation
                              Engineering

NAME AND BUSINESS ADDRESS
    (UNLESS OTHERWISE
        INDICATED,
 THE BUSINESS ADDRESS IS       PRESENT POSITION WITH
    MIDAMERICAN ENERGY              MIDAMERICAN
         COMPANY,                OR OTHER PRINCIPAL
    666 GRAND AVENUE,                OCCUPATION
 DES MOINES, IOWA 50303)           OR EMPLOYMENT
- --------------------------  ----------------------------
K.T. (Tom) Albertson......  Manager Transmission
                              Engineering
Jim L. Roseman............  Senior Engineer
Karl A. Donaubauer........  Engineer
Kathy J. Wylic............  Supervisor Drafting
Paul L. Waytenick.........  Engineer
Mike G. Held..............  Supervising Engineer
Jim A. Hetterick..........  Senior Engineer
Jim P. Swanson............  Senior Engineer
Ken E. Moss...............  Senior Engineer
Dehn A. Stevens...........  Engineer
Neil D. Hammer............  Senior Engineer
Larry T. Davis............  Senior Engineer
Steve P. Ryan.............  Senior Transmission Analyst
Darrel R. Gunst...........  Manager Transmission Service
Doug J. Breon.............  Senior Engineer
Ralph W. Martens..........  Engineer
Steve L. Morrison.........  Manager Energy Consultants
Melanie A. Acord..........  Energy Consultant
Donnie R. Dunbar..........  Energy Consultant
F.A. (Rich) Leuthauser....  Energy Efficiency Analyst
Patrick F. Casey..........  Economic Development
                              Consultant
John D. Fringer...........  Manager Market Planning
Suzie J. Knoedel..........  Market Research Specialist
Laurie L. Benson..........  Communications & Training
                              Specialist
Andrew S. Logsdon.........  Manager Products & Services
Barb A. Schaab............  Senior Financial Analyst
Kay A. Twigg..............  Senior Accountant
Cathy S. Woollums.........  Manager Environmental
                              Services
Debbie L. Kutsunis........  Senior Rates Analyst
Steve P. Stratton.........  Senior Rates Analyst
Tim W. Tessier............  Rates Analyst
Londa R. Youngblood.......  Legal Assistant
Ron J. Mueller............  Senior HR Consulant-Electric
Mary C. McGivern..........  Employment & Development
                              Specialist
Gary L. Coon..............  Facilities Supervisor
Jud C. Awkerman...........  Supervisor Office Support
Dean T. Merrill...........  Products and Services
                              Developer
Mary J. Zanter............  Project Engineer
Christy C. Atchison.......  Gas Technician
Kelly S. Kuhl.............  Gas Technician
Marcia R. Boon............  Gas Support Analyst
Rich P. Pennington........  Gas Support Analyst
Leann M. Blankenburg......  Gas Safety/Training
                            Assistant
Sue E. Brock..............  Gas Service Dispatcher
Linda Crawford-Reed.......  Gas Service Dispatcher
Mike P. Eiden.............  Gas Service Dispatcher
Jan M. Graves.............  Gas Service Dispatcher
David R. Jahn.............  Gas Service Dispatcher
William G. Jones..........  Gas Service Dispatcher

NAME AND BUSINESS ADDRESS
    (UNLESS OTHERWISE
        INDICATED,
 THE BUSINESS ADDRESS IS       PRESENT POSITION WITH
    MIDAMERICAN ENERGY              MIDAMERICAN
         COMPANY,                OR OTHER PRINCIPAL
    666 GRAND AVENUE,                OCCUPATION
 DES MOINES, IOWA 50303)           OR EMPLOYMENT
- --------------------------  ----------------------------
Jeni L. Mahnke............  Gas Service Dispatcher
Sheri R. Moore............  Gas Service Dispatcher
Wanda M. Nelson...........  Gas Service Dispatcher
Travis L. Rich............  Gas Service Dispatcher
Debi S. Rico..............  Gas Service Dispatcher
Travis W. Thomas..........  Gas Service Dispatcher
Melissa A. McDevitt-
  Ahlquist................  Gas Service Dispatcher
Beth R. Stockfleth........  Gas Service Dispatcher
Mary Jane VanHouten.......  Gas Service Dispatcher
Sandy K. Rasmussen........  Senior Gas Engineer
Cindi K. Swenson..........  Gas Technician
Terry W. Slaughter........  Senior Energy Consultant
Diane E. Neri.............  Energy Services Specialist
Kimberly A. Willer........  Energy Services Specialist
Brad L. Howard............  Energy Consultant
Terry M. O'Gorman.........  Marketing Information
                              Specialist
Debbie J. Sypersma........  Products & Services
                              Administrator
Larry J. Debuse...........  Products & Services
                            Developer
Dave L. Halligan..........  Gas Supply Assistant
Ken H. Finch..............  Gas Supply Analyst
Pam A. Miller.............  Gas Supply Analyst
Carla J. Muller...........  Gas Supply Analyst
Phil L. Ramsey............  Gas Supply Analyst
Vic C. Peterson...........  Gas Supply Analyst
Marty J. Mills............  Gas Supply Analyst
Jerry L. Sherwood.........  Gas EMS Analyst
Robin J. Fuller...........  Gas Supply Assistant
Brian W. O'Hara...........  Gas Supply Strategist
Mark A. McCabe............  Gas Supply Strategist
Linda K. Carter...........  Secretary
Marv G. Sorensen..........  Gas Pricing Strategist
Cheryl L. Andrews-
  Trowbridge..............  Financial Analyst
Roger J. Miltenberger.....  Senior Financial Analyst
Dale R. Swan..............  Senior Financial Analyst
Kim P. Blaeser............  Senior Accountant
Jane M. Dutler............  Accounting Assistant
Carolyn M. Zellmer........  Legal Assistant
Deb A. Martin.............  Senior Legal Assistant
Nancy A. Smith............  Admin. Assistant
Dean A. Bohlken...........  Design Technician
Steve E. Lofshult.........  Design Technician
Terri L. Ivahoff..........  Buyer
Robin R. Nelson...........  Purchasing Assistant
Doug C. Howe..............  Purchasing Analyst
Barb J. Ulferts...........  Purchasing Assistant
Bill G. Peterson..........  HR Consultant
Jan E. Amick..............  Employment & Development
                              Specialist
Sandy C. Thorpe...........  Sr. Systems Analyst
Janice L. Clay............  System Assurance Assistant
Denise J. Moody...........  Systems Analyst

NAME AND BUSINESS ADDRESS
    (UNLESS OTHERWISE
        INDICATED,
 THE BUSINESS ADDRESS IS       PRESENT POSITION WITH
    MIDAMERICAN ENERGY              MIDAMERICAN
         COMPANY,                OR OTHER PRINCIPAL
    666 GRAND AVENUE,                OCCUPATION
 DES MOINES, IOWA 50303)           OR EMPLOYMENT
- --------------------------  ----------------------------
Wes A. Wepler.............  Systems Analyst
Rob D. Held...............  Systems Analyst
Donna S. Breed............  Systems Analyst
Leslie K. Weber...........  Systems Analyst
Judy J. Meyers............  Sr. Systems Analyst
Kelly S. Ryan.............  IT Specialist
Jackie Dehaan.............  Secretary
Rick Book.................  Supervisor Facilities
Henry D. Baker............  Supervisor Office Support
John Brun.................  Energy Consultant
Mark Hewett...............  Manager, Gas Supply Planning
Tammy J. Jensen...........  Senior Accountant
Martha Krone..............  Workers' Compensation
                              Coordinator
Mark Mrla.................  Manager, IT Systems
                              Assurance
John Rexwinkel............  Energy Consultant
Sandra K. Rodman..........  Temporary Employee
Tracy S. Thorne...........  Energy Consultant
Judith A. Twiford.........  Senior Financial Analyst
Lawrence A. Bick..........  Manager, Gas Engineering
Steven C. Prachar.........  Energy Consultant
Angel F. Blanchard........  MIS Analyst
Frank E. DeLouis..........  Electric Operations
                            Consultant
Jack J. Fries.............  Senior Accountant
Andy A. Jensen............  Senior Nuclear Planning
                              Engineer
Jean E. Moureau...........  Right-Of-Way Agent
Ken W. Plummer............  Systems Analyst
Gus R. Skovgard...........  Manager Governmental
                              Relations (Federal)
Cathy J. Smith............  Senior MIS Analyst
Larry C. Strachota........  Manager Distribution
                              Engineering
Lori G. Sweeney...........  Tax Accountant
Terry L. Wilson...........  Administrative Assistant
Dave L. Wisniewsky........  Manager Electric Operations
                              (South)
Martin Longenecker........  Load Forecast Specialist
Rod A. Boyle..............  Manager Energy Efficiency
Kenneth R. Myers..........  Energy Efficiency Analyst
Christine M. Fennesy......  Energy Efficiency Specialist
Matthew E. Daunis.........  Energy Efficiency Analyst
John D. Soper.............  Energy Efficiency Accountant
Judith A. Moore...........  Energy Efficiency Accountant
Linda A. Glynn............  Energy Efficiency Specialist
Gordon W. Sparks..........  Energy Efficiency Analyst
Linda J. Cousino..........  Administrative Assistant
Leonard (Fred) F. Hoots...  Senior Engineer
Molly Litwiler............  Administrative Assistant
Carol A. Slentz...........  Drafter
Diane E. Aitken...........  Engineer/Engineering
                              Technician
Gary F. Kruempel..........  Manager Generation
                              Engineering

NAME AND BUSINESS ADDRESS
    (UNLESS OTHERWISE
        INDICATED,
 THE BUSINESS ADDRESS IS       PRESENT POSITION WITH
    MIDAMERICAN ENERGY              MIDAMERICAN
         COMPANY,                OR OTHER PRINCIPAL
    666 GRAND AVENUE,                OCCUPATION
 DES MOINES, IOWA 50303)           OR EMPLOYMENT
- --------------------------  ----------------------------
Tom A. Gesell.............  Manager Gas Supply
                              Operations
Wendell R. Hubert.........  Manager Peak Plants and
                              Metering
Gerald M. Ruba............  Retiree
                            Dillon, Read & Co. Inc.
Kenneth S. Crews..........  Managing Director
  Dillon, Read & Co. Inc.
  2001 Ross Avenue, Suite
  3950
  Dallas, Texas 75201
James W. Hunt.............  Managing Director
  Dillon, Read & Co. Inc.
  2001 Ross Avenue, Suite
  3950
  Dallas, Texas 75201
Jason D. Sweet............  Managing Director
  Dillon, Read & Co. Inc.
  2001 Ross Avenue, Suite
  3950
  Dallas, Texas 75201

NAME AND BUSINESS ADDRESS
    (UNLESS OTHERWISE
        INDICATED,
 THE BUSINESS ADDRESS IS       PRESENT POSITION WITH
    MIDAMERICAN ENERGY              MIDAMERICAN
         COMPANY,                OR OTHER PRINCIPAL
    666 GRAND AVENUE,                OCCUPATION
 DES MOINES, IOWA 50303)           OR EMPLOYMENT
- --------------------------  ----------------------------
James Brandi..............  Managing Director
  Dillon, Read & Co. Inc.
  535 Madison Avenue
  New York, NY 10022
Jeffrey W. Miller.........  Vice President
  Dillon, Read & Co. Inc.
  2001 Ross Avenue, Suite
  3950
  Dallas, Texas 75201
Forrest D. Williams.......  Analyst
  Dillon, Read & Co. Inc.
  2001 Ross Avenue, Suite
  3950
  Dallas, Texas 75201
Eliot Merrill.............  Analyst
  Dillon, Read & Co. Inc.
  535 Madison Avenue
  New York, NY 10022

                                    ANNEX B

    IES SHARES HELD BY MIDAMERICAN, ITS DIRECTORS AND EXECUTIVE OFFICERS AND
         CERTAIN EMPLOYEES AND OTHER REPRESENTATIVES OF MIDAMERICAN WHO
               MAY ALSO SOLICIT PROXIES, AND CERTAIN TRANSACTIONS
                          BETWEEN ANY OF THEM AND IES

     As of the date of this Proxy Statement, MidAmerican had no security holdings in IES. Regina Rae Huggins, a person who will solicit proxies, is the beneficial owner of four (4) shares of common stock, no par value, of IES (the "IES Common Stock"). John W. Colloton's wife is the beneficial owner of 250 shares of IES Common Stock with respect to which Mr. Colloton disclaims any beneficial ownership. Leonard L. Woodruff is the beneficial owner of 100 shares of IES Common Stock. Jackie A. Fulhart is the beneficial owner of 305 shares of IES Common Stock. Christian M. Swanson's wife is the beneficial owner of 12 shares of IES Common Stock. Jean Olmstead is the beneficial owner of 300 shares of IES Common Stock.

     Other than as set forth above, as of the date of this Proxy Statement, neither MidAmerican nor any of its directors, executive officers or other representatives or employees of MidAmerican, or other persons known to MidAmerican who may solicit proxies, has any security holdings in IES except that MidAmerican has not yet been able to obtain any information with respect to the security holdings of IES, if any, of Steve R. Weiss, John J. Cappello, Stephen E. Hollonbeck, Gregory C. Schaefer, L.T. Smith, Robin B. Fortney, Rodney
L. Schroeder, Jay H. Dillavou, Patricia M. Morin, Thomas B. Specketer, Mark C. Yocum, Rex G. McClaflin, Jeffrey S. Trometer, Tom H. Sofianos, Kevin M. Lonergan, Anne R. McGlynn, Jennifer L. Gill, Gail L. Tucker, Annette R. Julson,
J. Dean Service, Cheryl I. Smith, David C. Tubbs, John W. Roche, Paul E. Freund, Steve C. Imming, Tom C. Mielnik, Roland E. Youngberg, Rich W. Polesky, K.T.
(Tom) Albertson, Jim L. Roseman, Karl A. Donaubauer, Kathy J. Wylic, Paul L. Waytenick, Mike G. Held, Jim A. Hetterick, Jim P. Swanson, Ken E. Moss, Dehn A. Stevens, Nell D. Hammer, Larry T. Davis, Steve P. Ryan, Darrel R. Gunst, Doug J. Breon, Ralph W. Martens, Steve L. Morrison, F.A. Leuthauser, John D. Fringer, Suzie J. Knoedel, Laurie L. Benson, Barb A. Schaab, Kay A. Twigg, Cathy S. Woollums, Debbie L. Kutsunis, Steve P. Stratton, Tim W. Tessier, Ron J. Mueller, Mary C. McGivern, Dean T. Merrill, Mary J. Zanter, Christy C. Atchison, Rich P. Pennington, Leann M. Blankenburg, Sue E. Brock, Linda Crawford-Reed, Mike P. Eiden, Jan M. Graves, David R. Jahn, William G. Jones, Jeni L. Mahnke, Sheri R. Moore, Wanda M. Nelson, Travis L. Rich, Debi S. Rico, Travis W. Thomas, Melissa
A. McDevitt-Ahlquist, Beth R. Stockfleth, Mary Jane Vanhouten, Sandy K. Rasmussen, Cindi K. Swenson, Diane E. Neri, Brad L. Howard, Terry M. O'Gorman, Debbie J. Sypersma, Larry J. DeBuse, Dave L. Halligan, Ken H. Finch, Pam A. Miller, Carla J. Muller, Phil L. Ramsey, Vic C. Peterson, Marty J. Mills, Jerry
L. Sherwood, Robin J. Fuller, Brian W. O'Hara, Linda K. Carter, Marv G. Sorensen, Cheryl L. Andrews-Trowbridge, Roger J. Miltenberger, Dale R. Swan, Kim
P. Blaeser, Jane M. Dutler, Deb A. Martin, Nancy A. Smith, Dean A. Bohlken, Steve E. Lofshult, Terri L. Ivahoff, Robin R. Nelson, Doug C. Howe, Barb J. Ulferts, Bill G. Peterson, Jan E. Amick, Sandy C. Thorpe, Janice L. Clay, Denise
J. Moody, Wes A. Wepler, Rob D. Held, Donna S. Breed, Leslie K. Weber, Judy J. Meyers, Kelly S. Ryan, Rick Book, Angel F. Blanchard, Frank E. DeLouis, Jack J. Fries, Andy A. Jensen, Jean E. Moureau, Ken W. Plummer, Gus R. Skovgard, Cathy
J. Smith, Larry C. Strachota, Lori G. Sweeney, Terry L. Wilson, Dave L. Wisniewsky, Martin Longenecker, Rod A. Boyle, Kenneth R. Myers, Christine M. Fennesy, Matthew E. Daunis, John D. Soper, Judith A. Moore, Linda A. Glynn, Gordon W. Sparks, Linda J. Cousino, Leonard (Fred) F. Hoots, Molly Litwiler, Carol A. Slentz, Diane E. Aitken, Gary F. Kruempel, Tom A. Gesell, Wendell R. Hubert and Gerald M. Ruba. MidAmerican disclaims beneficial ownership of any securities of IES held by any pension plan of MidAmerican or by any affiliate of MidAmerican.

     Although Dillon, Read & Co. Inc. ("Dillon Read"), financial advisors to MidAmerican, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning Dillon Read, Kenneth S. Crews (Managing Director), James W. Hunt (Managing Director), Jeffrey W. Miller (Vice President), Jason D. Sweet (Managing Director), Forrest D. Williams (Analyst), James Brandi (Managing Director), and Elliot Merrill (Analyst), in each case of Dillon Read, who may assist MidAmerican in such a solicitation.

Dillon Read engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their business, Dillon Read may trade securities of IES for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of the most recent practicable date prior to the date hereof as such information was available, Dillon Read did not hold any securities of IES.

     Except as disclosed above, to the knowledge of MidAmerican, none of MidAmerican, the directors or executive officers of MidAmerican or the employees or other representatives of MidAmerican named above has any interest, direct or indirect, by security holdings or otherwise, in IES.

- ---------------------------------------------------
                             ---------------------------------------------------
- --------------------------------------------------------------------------------
                                   IMPORTANT

                             TIME IS OF THE ESSENCE

        YOUR VOTE IS IMPORTANT AND TIME IS OF THE ESSENCE. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE BY FOLLOWING THESE SIMPLE STEPS:

        1. IF YOUR SHARES ARE HELD IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED WITH THIS LETTER. TIME IS OF THE ESSENCE, SO PLEASE ACT TODAY.

        2. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, PLEASE SIGN, DATE AND MAIL THE BLUE PROXY WHEN YOU RECEIVE IT FROM YOUR BROKER. PLEASE DO SO FOR EACH ACCOUNT YOU MAINTAIN. TO BE SURE THAT YOUR IES SHARES ARE VOTED, YOU SHOULD ALSO CALL AND INSTRUCT YOUR BROKER TO EXECUTE A BLUE PROXY ON YOUR BEHALF.

        3. TO BE SURE YOUR LATEST DATED PROXY IS A BLUE CARD VOTING AGAINST THE PROPOSED WISCONSIN TRANSACTION, DO NOT RETURN ANY WHITE OR GREEN PROXY CARD SENT TO YOU BY IES.

        4. IF YOU HAVE ALREADY VOTED FOR THE PROPOSAL ON IES' WHITE OR GREEN PROXY CARD, IT IS NOT TOO LATE TO CHANGE YOUR VOTE -- SIMPLY SIGN, DATE AND MAIL THE BLUE PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

        PLEASE RETURN YOUR BLUE PROXY CARD AT ONCE TO ENSURE THAT YOUR VOTE IS COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING SHOULD YOU ATTEND. IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

                             D.F. KING & CO., INC.
                     BANKS AND BROKERS CALL (212) 269-5550

                                      -OR-

                           MIDAMERICAN ENERGY COMPANY
                         CALL TOLL-FREE: 1-888-776-4692

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 490.850-490.855 and 490.857 of the IBCA permit corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The MidAmerican Articles and MidAmerican Bylaws provide for indemnification of directors, officers, employees and agents to the full extent provided by the IBCA Act. The MidAmerican Articles and MidAmerican Bylaws state that the indemnification provided therein shall not be deemed exclusive. MidAmerican may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of MidAmerican or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not MidAmerican would have the power to indemnify such person against such expense, liability or loss under the IBCA.

     Pursuant to Section 490.857 of the IBCA and the MidAmerican Articles and MidAmerican Bylaws, MidAmerican maintains directors' and officers' liability insurance coverage. MidAmerican has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

     As permitted by Section 490.832 of the IBCA, the MidAmerican Articles provide that no director shall be personally liable to MidAmerican or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to MidAmerican or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 490.833 of the IBCA (relating to certain unlawful distributions to shareholders) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits are filed herewith:

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT
- ------   ------------------------------------------------------------------------------------
  3(a)   Restated Articles of Incorporation of MidAmerican Energy Company, as amended. (Filed as Exhibit 3 to MidAmerican's Registration Statement on Form 8-B, File No. 11505.)*
  3(b)   Restated Bylaws of MidAmerican Energy Company, as amended. (Filed as Exhibit 3.1 to
         MidAmerican's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996,
         File
         No. 1-11505.)*
  4.1    General Mortgage Indenture and Deed of Trust dated as of January 1, 1993, between
         Midwest Power Systems Inc. and Morgan Guaranty Trust Company of New York, Trustee.
         (Filed as Exhibit 4(b)-1 to Midwest Resources' Annual Report on Form 10-K for the
         year ended December 31, 1992, File No. 1-10654.)*
  4.2    First Supplemental Indenture dated as of January 1, 1993, between Midwest Power
         Systems Inc. and Morgan Guaranty Trust Company of New York, Trustee. (Filed as
         Exhibit 4(b)-2 to Midwest Resources' Annual Report on Form 10-K for the year ended
         December 31, 1992, File No. 1-10654.)*
  4.3    Second Supplemental Indenture dated as of January 15, 1993, between Midwest Power
         Systems Inc. and Morgan Guaranty Trust Company of New York, Trustee. (Filed as
         Exhibit 4(b)-3 to Midwest Resources' Annual Report on Form 10-K for the year ended
         December 31, 1992, File No. 1-10654.)*
  4.4    Third Supplemental Indenture dated as of May 1, 1993, between Midwest Power Systems
         Inc. and Morgan Guaranty Trust Company of New York, Trustee. (Filed as Exhibit 4.4
         to Midwest Resources' Annual Report on Form 10-K for the year ended December 31,
         1993, File No. 1-10654.)*
  4.5    Fourth Supplemental Indenture dated as of October 1, 1994, between Midwest Power
         Systems Inc. and Harris Trust and Savings Bank, Trustee. (Filed as Exhibit 4.5 to
         Midwest Resources' Annual Report on Form 10-K for the year ended December 31, 1994,
         File No. 1-10654.)*

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT
- ------   ------------------------------------------------------------------------------------
  4.6    Fifth Supplemental Indenture dated as of November 1, 1994, between Midwest Power
         Systems Inc. and Harris Trust and Savings Bank, Trustee. (Filed as Exhibit 4.6 to
         Midwest Resources' Annual Report on Form 10-K for the year ended December 31, 1994,
         File No. 1-10654.)*
  4.7    Indenture of Mortgage and Deed of Trust, dated as of March 1, 1947. (Filed by
         Iowa-Illinois as Exhibit 7B to File No. 2-6922.)*
  4.8    Sixth Supplemental Indenture dated as of July 1, 1967. (Filed by Iowa-Illinois as
         Exhibit 1.08 to File No. 2-228806.)*
  4.9    Twentieth Supplemental Indenture dated as of May 1, 1982. (Filed as Exhibit 4.B.23 to Iowa-Illinois' Quarterly Report on Form 10-Q for the period ended June 30, 1982,
         File No. 1-3573.)*
  4.10   Resignation and Appointment of successor Individual Trustee. (Filed by Iowa-Illinois as Exhibit 4.B.30 to Commission File No. 33-39211.)*
  4.11   Twenty-Seventh Supplemental Indenture dated as of October 1, 1991. (Filed as Exhibit
         4.31.A to Iowa-Illinois' Current Report on Form 8-K dated October 1, 1991, File No.
         1-3573.)*
  4.12   Twenty-Eighth Supplemental Indenture dated as of May 15, 1992. (Filed as Exhibit
         4.31.B to Iowa-Illinois' Current Report on Form 8-K dated May 21, 1992, File No.
         1-3573.)*
  4.13   Twenty-Ninth Supplemental Indenture dated as of March 15, 1993. (Filed as Exhibit
         4.32.A to Iowa-Illinois' Current Report on Form 8-K dated March 24, 1993, File No.
         1-3573.)*
  4.14   Thirtieth Supplemental Indenture dated as of October 1, 1993. (Filed as Exhibit
         4.34.A to Iowa-Illinois' Current Report on Form 8-K dated October 7, 1993, File No.
         1-3573.)*
  4.15   Sixth Supplemental Indenture dated as of July 1, 1995, between Midwest Power Systems
         Inc. and Harris Trust and Savings Bank, Trustee. (Filed as Exhibit 4.15 to
         MidAmerican's Annual Report on Form 10-K for the year ended December 31, 1995, File
         No. 1-11505.)
  4.16   Thirty-First Supplemental Indenture dated as of July 1, 1995, between Iowa-Illinois
         Gas and Electric Company and Harris Trust and Savings Bank, Trustee. (Filed as
         Exhibit 4.16 to MidAmerican's Annual Report on Form 10-K for the year ended December
         31, 1995, File No. 1-11505.)
  5      Opinion of John A. Rasmussen, Jr.**
  8      Opinion of Sullivan & Cromwell.**
 10.1    MidAmerican Energy Company Deferred Compensation Plan for Directors. (Filed as
         Exhibit 10.1 to MidAmerican's Annual Report on Form 10-K for the year ended December
         31, 1995, File No. 1-11505.)*
 10.2    MidAmerican Energy Company Deferred Compensation Plan for Executives. (Filed as
         Exhibit 10.2 to MidAmerican's Annual Report on Form 10-K for the year ended December
         31, 1995, File No. 1-11505.)*
 10.3    MidAmerican Energy Company Supplemental Retirement Plan for Designated Officers.
         (Filed as Exhibit 10.3 to MidAmerican's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-11505.)*
 10.4    MidAmerican Energy Company Key Employee Short-Term Incentive Plan. (Filed as Exhibit
         10.4 to MidAmerican's Annual Report on Form 10-K for the year ended December 31,
         1995, File No. 1-11505.)*
 10.5    Deferred Compensation Plan for Executives of Midwest Resources Inc. and
         Subsidiaries. (Filed as Exhibit 10.1 to Midwest Resources' Annual Report on Form
         10-K for the year ended December 31, 1990, File No. 1-10654.)*
 10.6    Deferred Compensation Plan for Board of Directors of Midwest Resources Inc. and
         Subsidiaries. (Filed as Exhibit 10.2 to Midwest Resources' Annual Report on Form
         10-K for the year ended December 31, 1990, File No. 1-10654.)*
 10.7    Midwest Resources Inc. Directors Retirement Plan. (Filed as Exhibit 10.3 to Midwest
         Resources' Annual Report on Form 10-K for the year ended December 31, 1990, File No.
         1-10654.)*
 10.8    Non-Cash Bonus Award Plan for Executives of Midwest Resources Inc. (Filed as Exhibit
         10.4 to Midwest Resources' Annual Report on Form 10-K for the year ended December
         31, 1990, File No. 10654.)*
 10.9    Midwest Resources Inc. revised and amended Executive Deferred Compensation Plan for
         IOR and Subsidiaries, dated January 29, 1992. (Filed as Exhibit 10.5 to Midwest
         Resources' Annual Report on Form 10-K for the year ended December 31, 1991, File No,
         1-10654.)*

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT
- ------   ------------------------------------------------------------------------------------
 10.10   Midwest Resources Inc. revised and amended Board of Directors Deferred Compensation
         Plan for IOR and Subsidiaries, dated January 29, 1992. (Filed as Exhibit 10.6 to
         Midwest Resources' Annual Report on Form 10-K for the year ended December 31, 1991,
         File No. 1-10654.)*
 10.11   Midwest Resources Inc. revised and amended Executive Incentive Compensation Plan for
         IOR and Subsidiaries, dated January 29, 1992. (Filed as Exhibit 10.7 to Midwest
         Resources' Annual Report on Form 10-K for the year ended December 31, 1991, File No.
         1-10654.)*
 10.12   Midwest Resources Inc. and Participating Subsidiaries Long-Term Incentive
         Compensation Plan. (Filed as Exhibit 10.8 to Midwest Resources' Annual Report on
         Form 10-K for the year ended December 31, 1991, File No. 1-10654.)*
 10.13   Midwest Power Group 1992 Key Executive Incentive Compensation Plan. (Filed as
         Exhibit 10.9 to Midwest Resources' Annual Report on Form 10-K for the year ended
         December 31, 1991, File No. 1-10654.)*
 10.14   Midwest Resources Inc. Supplemental Retirement Plan (formerly the Midwest
         Energy-Company Supplemental Retirement Plan). (Filed as Exhibit 10.10 to Midwest
         Resources' Annual Report on Form 10-K for the year ended December 31, 1993, File No.
         1-10654.)*
 10.15   Power Sales Contract between Iowa Power Inc. and Nebraska Public Power District, dated September 22, 1967. (Filed as Exhibit 4-C-2 to Iowa Power Inc.'s (IPR)
         Registration Statement, Registration No. 2-27681.)*
 10.16   Amendments Nos. 1 and 2 to Power Sales Contract between Iowa Power Inc. and Nebraska
         Public Power District. (Filed as Exhibit 4-C-2a to IPR's Registration Statement,
         Registration No. 2-35624.)*
 10.17   Amendment No. 3 dated August 31, 1970, to the Power Sales Contract between Iowa
         Power Inc. and Nebraska Public Power District, dated September 22, 1967. (Filed as
         Exhibit 5-C-2-b to IPR's Registration Statement, Registration No. 2-42191.)*
 10.18   Amendment No. 4 dated March 28, 1974, to the Power Sales Contract between Iowa Power
         Inc. and Nebraska Public Power District, dated September 22, 1967. (Filed as Exhibit
         5-C-2-c to IPR's Registration Statement, Registration No. 2-51540.)*
 10.19   Revised and amended Executive Compensation Plan for Iowa Resources Inc. and
         Subsidiaries, dated July 24, 1985. (Filed as Exhibit 10.21 to Iowa Resources Inc.'s
         (IOR) Annual Report on Form 10-K for the year ended December 31, 1985, File No.
         1-7830.)*
 10.20   Revised and amended Executive Deferred Compensation Plan for IOR and Subsidiaries,
         dated July 24, 1985. (Filed as Exhibit 10.22 to IOR's Annual Report on Form 10-K for
         the year ended December 31, 1985, File No. 1-7830.)*
 10.21   Revised and amended Deferred Compensation Plan for Board of Directors of IOR and
         Subsidiaries, dated July 24, 1985. (Filed as Exhibit 10.22 to IOR's Annual Report on
         Form 10-K for the year ended December 31, 1985, File No. 1-7830.)*
 10.22   Revised and amended Executive Commission Plan for IOR and Subsidiaries, dated
         December 31, 1987. (Filed as Exhibit 10.14 to IOR's Annual Report on Form 10-K for
         the year ended December 31, 1987, File No. 1-7830.)*
 10.23   Revised and amended Executive Deferred Compensation Plan for IOR and Subsidiaries,
         dated December 18, 1987. (Filed as Exhibit 10.15 to IOR's Annual Report on Form 10-K
         for the year ended December 31, 1987, File No. 1-7830.)*
 10.24   Revised and amended Deferred Compensation Plan for Board of Directors of IOR and
         Subsidiaries, dated December 18, 1987. (Filed as Exhibit 10.16 to IOR's Annual
         Report on Form 10-K for the year ended December 31, 1987, File No. 1-7830.)*
 10.25   Employment Agreement between R.E. Christiansen and C&P Holdings Company dated as of
         March 15, 1990. (Filed as Exhibit 10.24 to IOR's Annual Report on Form 10-K for the
         year ended December 31, 1989, File No. 1-7830.)*
 10.26   Change in control agreement between Russell E. Christiansen and Midwest Energy
         Company dated as of May 5, 1989. (Filed as Exhibit 10(e) in MWE's Form 10-K for the
         year ended December 31, 1989, File No. 1-8708.)*
 10.29   Amendments to Midwest Resources Executive Deferred Compensation Plans, dated October
         30, 1992. (Filed as Exhibit 10(h) to MWR's Annual Report on Form 10-K for the year ended December 31, 1992, File No. 1-10654.)*

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT
- ------   ------------------------------------------------------------------------------------
 10.30   Midwest Power Systems 1993 Key Executive Incentive Compensation Plan. (Filed as
         Exhibit 10.30 in MWR's Annual Report on Form 10-K for the year ended December 31,
         1993, File No. 1-10654.)*
 10.31   Supplemental Retirement Plan for Principal Officers, as amended as of July 1, 1993.
         (Filed as Exhibit 10.K.2 to Iowa-Illinois' Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-3573.)*
 10.32   Compensation Deferral Plan for Principal Officers, as amended as of July 1, 1993.
         (Filed as Exhibit 10.K.2 to Iowa-Illinois' Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-3573.)*
 10.33   Board of Directors' Compensation Deferral Plan. (Filed as Exhibit 10.K.4 to
         Iowa-Illinois' Annual Report on Form 10-K for the year ended December 31, 1992, File
         No. 1-3573.)*
 10.34   Revised and amended Supplemental Retirement Income Plan for Iowa Resources Inc. and
         Subsidiaries dated October 24, 1984. (Filed as Exhibit 10.15 to Midwest Resources'
         Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-10654.)*
 10.35   Amendment No. 1 to the Midwest Resources Inc. Supplemental Retirement Plan. (Filed
         as Exhibit 10.24 to Midwest Resources' Annual Report on Form 10-K for the year ended
         December 31, 1994, File No. 1-10654.)*
 10.36   Deferred Compensation Plan of Midwest Energy Company and Subsidiary Corporations.
         (Filed as Exhibit 10.25 to Midwest Resources' Annual Report on Form 10-K for the
         year ended December 31, 1994, File No. 1-10654.)*
 10.37   Form of Indemnity Agreement between MidAmerican and its directors and officers.
         (Filed as Exhibit 10.37 to MidAmerican's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-11505.)*
 21      Subsidiaries of the Registrant.**
 23(a)   Consent of John A. Rasmussen, Jr. (included in Exhibit 5).**
 23(b)   Consent of Sullivan & Cromwell (included in Exhibit 8).**
 23(c)   Consent of Arthur Andersen LLP.
 23(d)   Consent of Deloitte & Touche.
 24      Powers of Attorney.
 99      Proxy Card.

- ---------------
 * Incorporated by reference.

** To be filed by amendment.
Note: Pursuant to (b)(4)(iii)(A) of Item 601 of Regulation S-K, MidAmerican has not filed as an exhibit to this Registration Statement certain instruments with respect to long-term debt not being registered if the total amount of securities authorized thereunder does not exceed 10% of total assets of MidAmerican but hereby agrees to furnish any such instruments to the SEC on request.

ITEM 22.  UNDERTAKINGS.
     (a) The undersigned Registrant hereby undertakes

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The undersigned registrant hereby undertakes that every prospectus
     (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on the 19th day of August, 1996.

                                          MIDAMERICAN ENERGY COMPANY

                                          By /s/  S.J. BRIGHT
                                            ------------------------------------
                                            S.J. Bright

     Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date included:

             SIGNATURE                                 TITLE                         DATE
- -----------------------------------      ----------------------------------    ----------------
      /s/  R.E. CHRISTIANSEN*            Chairman of the Board of Directors    August 19, 1996
- -----------------------------------      and Director
         R.E. Christiansen

         /s/  S.J. BRIGHT                President, Chief Executive Officer    August 19, 1996
- -----------------------------------      and Director
            S.J. Bright

         /s/  P.G. LINDNER               Group Vice President and Chief        August 19, 1996
- -----------------------------------      Financial Officer (Principal
           P.G. Lindner                  Accounting Officer)

         /s/  J.W. AALFS*                Director                              August 19, 1996
- -----------------------------------
            J.W. Aalfs

        /s/  R.A. BURNETT*               Director                              August 19, 1996
- -----------------------------------
           R.A. Burnett

      /s/  R.D. CHRISTENSEN*             Director                              August 19, 1996
- -----------------------------------
         R.D. Christensen

        /s/  J.W. COLLOTON*              Director                              August 19, 1996
- -----------------------------------
           J.W. Colloton

        /s/  F.S. COTTRELL*              Director                              August 19, 1996
- -----------------------------------
           F.S. Cottrell

        /s/  J.W. EUGSTER*               Director                              August 19, 1996
- -----------------------------------
           J.W. Eugster

       /s/  M. FOSTER, JR.*              Director                              August 19, 1996
- -----------------------------------
          M. Foster, Jr.

          /s/  N. GENTRY*                Director                              August 19, 1996
- -----------------------------------
             N. Gentry

             SIGNATURE                                 TITLE                         DATE
- -----------------------------------      ----------------------------------    ----------------
       /s/  J.M. HOAK, JR.*              Director                              August 19, 1996
- -----------------------------------
          J.M. Hoak, Jr.

         /s/  R.L. LAWSON*               Director                              August 19, 1996
- -----------------------------------
            R.L. Lawson

        /s/  R.L. PETERSON*              Director                              August 19, 1996
- -----------------------------------
           R.L. Peterson

        /s/  N.L. SEIFERT*               Director                              August 19, 1996
- -----------------------------------
           N.L. Seifert

        /s/  W.S. TINSMAN*               Director                              August 19, 1996
- -----------------------------------
           W.S. Tinsman

        /s/  L.L. WOODRUFF*              Director                              August 19, 1996
- -----------------------------------
           L.L. Woodruff

*By:  /s/  P.J. LEIGHTON
- -----------------------------------
          (P.J. Leighton
      as Attorney-in-Fact of
      the persons indicated)

                                EXHIBIT INDEX

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT
- ------   ------------------------------------------------------------------------------------
 23(c)   Consent of Arthur Andersen LLP.
 23(d)   Consent of Deloitte & Touche.
 24      Powers of Attorney.
 99      Proxy Card.